                                  EXHIBIT A


                      ASSET AND STOCK PURCHASE AGREEMENT

                                                                    CONFIDENTIAL





          ____________________________________________________________



                       ASSET AND STOCK PURCHASE AGREEMENT



                                  by and among



                                    PSC Inc.
                             a New York corporation

                                      and

                             SPECTRA-PHYSICS, INC.
                             a Delaware corporation

                                      and

                         SPECTRA-PHYSICS HOLDING, S.A.
                              a French corporation

                               Dated May 20, 1996


            _______________________________________________________

                               TABLE OF CONTENTS

                                                                                          Page
ARTICLE I                 THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Sale and Purchase of Shares, Purchased Assets, TxCom Shares and
                 TxCom Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (a)      Certain Definitions . . . . . . . . . . . . . . . . . . . . . .   3
                 (b)      Other Definitions . . . . . . . . . . . . . . . . . . . . . . .   6
         1.3     Pre-Closing Transfer of Certain Assets of Scanning; Industrial
                 Revenue Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.4     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.5     Payment of Cash Portion; Delivery of Buyer Stock and Note;
                 Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . .   9
         1.6     Purchase Price Adjustment  . . . . . . . . . . . . . . . . . . . . . . .  10
         1.7     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . .  12
         1.8     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.9     Deliveries and Proceedings at Closing  . . . . . . . . . . . . . . . . .  13
                 (a)      Deliveries by Seller  . . . . . . . . . . . . . . . . . . . . .  13
                 (b)      Deliveries by Buyer . . . . . . . . . . . . . . . . . . . . . .  13
                 (c)      Other Deliveries  . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . .  14
         2.1     Representations and Warranties Pertaining to the Business  . . . . . . .  14
                 (a)      Organization and Qualification  . . . . . . . . . . . . . . . .  14
                 (b)      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (c)      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (d)      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (e)      Non-Contravention . . . . . . . . . . . . . . . . . . . . . . .  16
                 (f)      Governmental Consents and Approvals . . . . . . . . . . . . . .  16
                 (g)      Combined Financial Statements . . . . . . . . . . . . . . . . .  17
                 (h)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (i)      Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (j)      Environmental Matters . . . . . . . . . . . . . . . . . . . . .  19
                 (k)      Patents; Trademarks etc . . . . . . . . . . . . . . . . . . . .  19
                 (l)      Domestic Employee Benefit Plans . . . . . . . . . . . . . . . .  20
                 (m)      Foreign Employee Benefit Plans  . . . . . . . . . . . . . . . .  21
                 (n)      Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (o)      No Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (p)      Litigation or Proceedings . . . . . . . . . . . . . . . . . . .  24
                 (q)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . .  24
                 (r)      Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (s)      Insurance Coverage  . . . . . . . . . . . . . . . . . . . . . .  25
                 (t)      Certain Transactions with Affiliates  . . . . . . . . . . . . .  25
                 (u)      Securities Act  . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (v)      Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (w)      Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . .  25
         2.2     Excluded International Assets, Etc . . . . . . . . . . . . . . . . . . .  26

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . .  26
         3.1     Representations and Warranties of Buyer  . . . . . . . . . . . . . . . .  26

                                                                                          Page
                                                                                          ----
                 (a)      Organization and Qualification  . . . . . . . . . . . . . . . .  26
                 (b)      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (c)      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (d)      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (e)      Non-Contravention . . . . . . . . . . . . . . . . . . . . . . .  28
                 (f)      Governmental Consents and Approvals . . . . . . . . . . . . . .  28
                 (g)      Financial Statements  . . . . . . . . . . . . . . . . . . . . .  29
                 (h)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (i)      Patents; Trademarks . . . . . . . . . . . . . . . . . . . . . .  29
                 (j)      No Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (k)      Litigation or Proceedings . . . . . . . . . . . . . . . . . . .  30
                 (l)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . .  31
                 (m)      Buyer's Stock . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (n)      Securities Act  . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (o)      SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (r)      Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.2     Certain Limitations on Representations and Warranties  . . . . . . . . .  32

ARTICLE IV                CERTAIN OBLIGATIONS OF SELLER . . . . . . . . . . . . . . . . .  33
         4.1     Conduct of Business Pending Closing  . . . . . . . . . . . . . . . . . .  33
         4.2     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.3     Exclusive Dealing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE V                 CERTAIN OBLIGATIONS OF BUYER  . . . . . . . . . . . . . . . . .  35
         5.1     Conduct of Business Pending Closing  . . . . . . . . . . . . . . . . . .  35
         5.2     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VI                CONDITIONS TO CLOSING; TERMINATION  . . . . . . . . . . . . . . 36
         6.1     Conditions Precedent to Obligations of the Buyer Group . . . . . . . . .  36
                 (a)      Bringdown of Representations and Warranties . . . . . . . . . .  36
                 (b)      Performance and Compliance  . . . . . . . . . . . . . . . . . .  37
                 (c)      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . .  37
                 (d)      Waiting Periods . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (e)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (f)      Non-Compete Agreement . . . . . . . . . . . . . . . . . . . . .  37
                 (g)      Transition Services Agreement . . . . . . . . . . . . . . . . .  37
                 (h)      Minute Books and Resignations . . . . . . . . . . . . . . . . .  37
                 (i)      Permits, Approvals and Authorizations . . . . . . . . . . . . .  38
                 (j)      Certificate of Incorporation, Bylaws  . . . . . . . . . . . . .  38
                 (k)      Certificates of Good Standing . . . . . . . . . . . . . . . . .  38
                 (l)      Secretary's Certificate . . . . . . . . . . . . . . . . . . . .  38
         6.2     Conditions Precedent to the Obligations of the Seller Group  . . . . . .  38
                 (a)      Bringdown of Representations and Warranties . . . . . . . . . .  38
                 (b)      Performance and Compliance  . . . . . . . . . . . . . . . . . .  38
                 (c)      Opinion of Counsel for the Buyer Group  . . . . . . . . . . . .  39
                 (d)      Waiting Periods . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (e)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                                                          Page
                                                                                          ----
                 (f)      TxCom Guarantee . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (g)      Permits, Approvals and Authorizations . . . . . . . . . . . . .  39
                 (h)      Certificate of Incorporation, Bylaws  . . . . . . . . . . . . .  39
                 (i)      Certificates of Good Standing . . . . . . . . . . . . . . . . .  39
                 (j)      Secretary's Certificate . . . . . . . . . . . . . . . . . . . .  39
         6.3     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VII               CERTAIN ADDITIONAL COVENANTS  . . . . . . . . . . . . . . . . .  40
         7.1     Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . .  40
         7.2     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.3     Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.4     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.5     Transition Services Agreement  . . . . . . . . . . . . . . . . . . . . .  41
         7.6     Regulatory Filings . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.7     Use of Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.8     Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.9     TxCom Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.10    Buyer's Further Assurances . . . . . . . . . . . . . . . . . . . . . . .  44
         7.11    Restriction on Sale of Buyer Stock . . . . . . . . . . . . . . . . . . .  44

ARTICLE VIII              INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.1     Indemnification by the Seller  . . . . . . . . . . . . . . . . . . . . .  45
         8.2     Indemnification By Buyer . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.3     Limitations on Indemnification Obligations . . . . . . . . . . . . . . .  46
         8.4     Procedures Relating to Indemnification . . . . . . . . . . . . . . . . .  48
         8.5     Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE IX                TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.1     Tax Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.2     Section 338(h)(10) Election  . . . . . . . . . . . . . . . . . . . . . .  51
         9.3     Refunds and Credits  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.4     Tax Sharing Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.5     Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE X                 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.2    Successors and Assigns; Benefit  . . . . . . . . . . . . . . . . . . . .  56
         10.3    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.4    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.5    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.6    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.7    Limitation on Knowledge  . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.8    Foreign Sales Agreements and TxCom Agreement . . . . . . . . . . . . . .  57
         10.9    Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.10   Post-Closing Access  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.11   Regarding Certain Consents . . . . . . . . . . . . . . . . . . . . . . .  58
         10.12   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.13   Preservation of Records Information  . . . . . . . . . . . . . . . . . .  59
         10.14   Further Audit Assistance . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.15   Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                                                          Page
                                                                                          ----
         10.16   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                    EXHIBITS


         Exhibit A                -        Foreign Sales Agreements
                 B                -        TxCom Share Transfer Order
                 C                -        TxCom Assignment and Assumption
                                           Agreement
                 D                -        Terms of Note
                 E                -        Form of Escrow Agreement
                 F                -        Allocation of Purchase Price
                 G                -        Opinion of Seller's Counsel
                 H                -        Form of Non-Compete Agreement
                 I                -        Form of Transition Services
                                            Agreement
                 J                -        Opinion of Buyer's Counsel
                 K                -        Form of Registration Rights
                                           Agreement

                       ASSET AND STOCK PURCHASE AGREEMENT

         This is an ASSET AND STOCK PURCHASE AGREEMENT (the "Agreement") dated May 20, 1996, by and among PSC Inc., a New York corporation ("Buyer"), Spectra-Physics, Inc., a Delaware corporation ("Seller") and Spectra-Physics Holding, S.A., a French corporation ("SP Holding").


                                   BACKGROUND

         A. Seller is engaged, through Spectra-Physics Scanning Systems, Inc., a Delaware corporation ("Scanning"), T.X.C.O.M., S.A., a French corporation ("TxCom"), and the Seller Subsidiaries (as defined below), in the business of designing, manufacturing and marketing bar code scanners, wireless radio frequency systems and retail automation systems for the automatic identification and data collection industry (the "Business"). The Seller Subsidiaries consist of Spectra-Physics S.A., a French corporation, Spectra-Physics S.r.l., an Italian corporation, Spectra-Physics K.K., a Japanese company, Spectra-Physics GmbH, a German corporation, Spectra-Physics Pty Ltd., an Australian corporation and Spectra-Physics Ltd, a United Kingdom corporation.

         B. The Business is conducted through and consists of (a) Scanning, (b) TxCOM, (c) certain of the assets and liabilities of the Seller Subsidiaries, which assets (the "International Assets") and which liabilities (the "Assumed International Liabilities") are more particularly described in
SECTION 1.2(A) below and (d) the patents, subject to the license listed in
SCHEDULE 2.1(T) hereto (the "US Assets"), owned by Seller and used in the Business which are set forth in SCHEDULE 2.1(K) hereto (the International Assets and the US Assets are herein referred to as the "Purchased Assets").

         C. Seller is the sole owner of all of the issued and outstanding shares of capital stock of Scanning (the "Shares").

         D. SP Holding owns 7235 shares of common stock (or 72% of the issued and outstanding capital stock) of TxCom (the "TxCom Shares") and has the right to purchase all of the remaining issued and outstanding capital stock of TxCom.

         E. Seller desires to sell to Buyer, and Buyer desires to purchase, the Shares and the US Assets. Seller desires to cause each Seller Subsidiary to sell to one or more wholly-owned subsidiaries of Buyer (each a "Buyer Subsidiary" and collectively the "Buyer Subsidiaries"), and Buyer desires to cause the Buyer Subsidiaries to purchase, the International Assets, subject to the Assumed International Liabilities, all upon the terms and subject to the conditions hereinafter set forth. SP Holding desires to sell the TxCom Shares and to assign certain contracts (including certain contract rights (the "TxCom Rights"), subject to certain contract obligations (the "TxCom Obligations") (each as more particularly described in SECTION 1.2(A)) (the "TxCom

Contracts") to Buyer (or a Buyer Subsidiary) and Buyer desires to purchase (or cause such Buyer Subsidiary to purchase) the TxCom Shares and assume the TxCom Contracts (including the TxCom Rights, subject to the TxCom Obligations). Seller, SP Holding and the Seller Subsidiaries are sometimes referred to herein as the "Seller Group" and Buyer and the Buyer Subsidiaries are sometimes referred to herein as the "Buyer Group."


                                     TERMS

         In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                THE TRANSACTION

         1.1 Sale and Purchase of Shares, Purchased Assets, TxCom Shares and TxCom Rights. Subject to the terms and conditions contained herein, at the Closing referred to in SECTION 1.8 below:

                 (a) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the Shares;

                 (b) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the US Assets;

                 (c) Seller shall cause each Seller Subsidiary to sell, convey, assign, transfer and deliver to the Buyer Subsidiaries, and Buyer shall cause one or more Buyer Subsidiaries to purchase or acquire from each Seller Subsidiary, the International Assets of such Seller Subsidiary, subject to the Assumed International Liabilities of such Seller Subsidiary. The sale of assets and transfer of liabilities by each Seller Subsidiary shall be made to the Buyer Subsidiaries by means of a separate purchase and sale agreement (each a "Foreign Sales Agreement" and collectively, the "Foreign Sales Agreements"), which agreements shall each be substantially in the form of EXHIBIT A hereto, with such changes therein as are necessary or appropriate under local law or as the parties may otherwise agree; and

                  (d) SP Holding shall sell, convey, assign, transfer and deliver the TxCom Shares and assign the TxCom Contracts (including the TxCom Rights and the TxCom Obligations), to Buyer (or a Buyer Subsidiary), and Buyer shall purchase and acquire (or shall cause such Buyer Subsidiary to purchase and acquire) from

SP Holding the TxCom Shares and assume the TxCom Contracts (including the TxCom Rights, subject to the TxCom Obligations). Such transfer shall be made by SP Holding to Buyer (or a Buyer Subsidiary) by means of (i) a share transfer order, in customary form, and (ii) the TxCom Assignment and Assumption Agreement (collectively, the "TxCom Agreement"), which order and which agreement shall be substantially in the form of EXHIBIT B and EXHIBIT C, respectively, hereto.

         1.2     Definitions.

                 (a)      Certain Definitions.

                          (i)     The term "International Assets" shall mean
all assets, properties and rights (contractual or otherwise) of every kind, nature and description (including, without limitation, (i) furniture, machinery, parts, tools and equipment, if any, (ii) inventory, (iii) accounts receivable, (iv) license, distribution, dealer, sales representative, supplier, service, and other commercial agreements, if any, (v) sales orders, purchase orders, quotations, and bids, (vi) prepaid items, if any, (vii) licenses, permits, authorizations and approvals, if any, (viii) customer lists, (ix) books and records, (x) technical manuals and product and sales literature, (xi) all rights under express or implied warranties, (xii) goodwill and (xiii) all claims or defenses relating to any of the foregoing or to the Assumed International Liabilities (as defined below)) of the Seller Subsidiaries existing on the Closing Date that are used primarily in the Business, except for the Excluded International Assets (as defined below).

                          (ii)    The term "Excluded International Assets"
shall mean cash and cash equivalents, accounts receivable represented by discounted notes, any assets or rights not used primarily in, or primarily benefitting, the Business and any rights under insurance policies except for claims related to the Business that are covered under such insurance policies but that have not yet been submitted. Excluded International Assets shall specifically include leasehold rights and improvements (other than with respect to the Purchased International Offices as hereinafter defined), central management information systems of the Seller Subsidiaries and related office equipment (but not including any readily-movable local area network and wide area communication network used primarily in the Business), telephone systems, other office equipment (such as photocopiers or audiovisual equipment) not used exclusively in the Business, security deposits, any claims for refunds of Taxes (as hereinafter defined) paid by the Seller Subsidiaries, and except as set forth in SECTION 7.7 of this Agreement, any rights in or to the name "Spectra-Physics" or the Spectra-Physics stylized "S" logo.

                          (iii)   The term "Assumed International Liabilities"
shall mean all liabilities and obligations (contractual or otherwise) of every kind, nature and description, known or unknown, of the Seller Subsidiaries that primarily relate to the Business, the conduct of the Business or the International Assets, excepting the Excluded International Liabilities (as hereinafter defined). For avoidance of doubt, Assumed International Liabilities shall include all obligations related to the Business's offices located in Belgium and Spain (the "Purchased International Offices") (such locations being further specified in SCHEDULE 2.1(I) hereto).

                          (iv)    The term "Excluded International Liabilities"
shall mean the following liabilities of the Seller Subsidiaries: (i) liabilities for Taxes, (ii) liabilities or obligations for facility costs, such as obligations under real estate leases (except with respect to the Purchased International Offices), (iii) trade payables for goods and services relating to the overall operations of the Seller Subsidiaries, such as for office supplies, facility maintenance services and telephone service (except with respect to the Purchased International Offices), and (iv) recourse liabilities in respect of accounts receivable represented by discounted notes.

                          (v)     The term "Foreign Business Employees" shall
mean (i) those employees of the Seller Subsidiaries set forth on SCHEDULE 1.2(A)(V) hereto (provided such employees are employees of the Seller Subsidiaries on the Closing Date), and (ii) any other employees of the Seller Subsidiaries hired after the date hereof and employed by the Seller Subsidiaries on the Closing Date whose work relates primarily to the business and operations of the Business, such as employees who sell and service the products sold by the Business, employees who process orders and collect receivables with respect to products sold by the Business, support staff whose primary function is to support such salesmen, servicemen, order processors and accounts receivable clerks, and managerial employees whose function is to manage such salesmen, servicemen, order processors, accounts receivable clerks and staff.

                          (vi)    The "TxCom Contracts" shall mean the (i)
Share Purchase Agreement by and between Compagnie Auxiliaire de Telecommunication, Ali Ben Ameur, GH Conseil, Christian Hart de Keating, Philippe Malaise, Joseph Boissy, Vincent Baumier, Daniel Mawas, Bernard Malaise, Alain Bonodot, SP Holding and Scanning, (ii) Shareholders and Management Agreement by and between Spectra-Physics AB, Scanning, SP Holding, Vincent Baumier, Bernard Malaise, Daniel Mawas and Alain Bonodot, and (iii) Representation and Warranty Agreement by and between TxCom, SP Holding, Vincent Baumier, Bernard Malaise, Daniel Mawas and Alain Bonodot, all dated as of August 28, 1995.

                          (vii)   The "TxCom Rights" shall mean all of
Spectra-Physics AB's, SP Holding's and Scanning's right, title or interest in and to the TxCom Contracts.

                          (viii)  The "TxCom Obligations" shall mean all of
Spectra-Physics AB's, SP Holding's and Scanning's liabilities and obligations under the TxCom Contracts.

                          (ix)    The term "Subsidiary", when used in this
Agreement, means, with respect to any corporation or entity ("Person"), any other corporation or other business entity in which such Person owns directly or indirectly fifty percent (50%) or more of the effective voting power or equity interest or has the power or authority to control such corporation or other business entity.

                          (x)     The term "Industrial Revenue Bonds" shall
mean the State of Oregon Economic Development Commission $4,400,000 Industrial Revenue Bonds, dated as of July 1, 1979.

                          (xi)    The term "Material Adverse Effect" means any
material adverse effect on the financial condition or results of operation of the Business taken as a whole, other than with respect to any adverse effects which, directly or indirectly, relate to or result from (i) public or industry knowledge relating to the transactions contemplated by this Agreement or (ii) past, existing or prospective economic, regulatory or other conditions affecting the Business or the industries in which the Business competes; provided that no act, omission, occurrence, expense or liability shall be deemed to be or result in such a material adverse effect unless the loss to or cost borne by the Business by reason of such act, omission, occurrence, expense or liability is greater than US $300,000; and provided further that for purposes of SECTION 6.1(A) of this Agreement no act, omission, occurrence, expense or liability shall be deemed to be or result in such a material adverse effect unless the loss to or cost borne by the Business by reason of such act, omission, occurrence, expense or liability is greater than US $2,000,000.

                          (xii)   The term "Material Adverse Effect on Buyer"
means any material adverse effect on the financial condition or results of operation of Buyer or its Subsidiaries taken as a whole, other than with respect to any adverse effects which, directly or indirectly, relate to or result from (i) public or industry knowledge relating to the transactions contemplated by this Agreement or (ii) past, existing or prospective economic, regulatory or other conditions affecting Buyer or its Subsidiaries or the industries in which they compete; provided that no act, omission, occurrence, expense or liability shall be deemed to be or result in such a material adverse effect on Buyer unless the loss to or cost borne by Buyer or its Subsidiaries by reason of such act, omission, occurrence, expense or liability is greater than US $300,000; and provided further that for purposes of SECTION 6.2(A) of this Agreement no act, omission, occurrence, expense or liability shall be deemed to be or result in such a material adverse effect on Buyer unless the loss to or cost borne by Buyer or its Subsidiaries by reason of such act, omission, occurrence, expense or liability is greater than US $2,000,000.

                 (b) Other Definitions. The following defined terms shall have the meaning set forth in the referenced section.

Defined Term                                                        Term Defined In Section
- ------------                                                        -----------------------
Accounting Principles                                               2.1(g)
Accumulated Funding Deficiency                                      2.1(l)(iii)
Adjusted Cash Portion                                               1.6(e)
Adjusted Purchase Price                                             1.6(e)
Agreement                                                           Introductory Paragraph
Anti-Monopoly Law                                                   2.1(f)
Audited Balance Sheet                                               2.1(g)
Breakup Fee                                                         4.4
Business                                                            Background Paragraph A
Buyer Group                                                         Background Paragraph F
Buyer's Subsidiaries                                                Background Paragraph E
Buyer's Subsidiary                                                  Background Paragraph E
Buyer Proxy Statement                                               3.1(p)
Buyer Stock                                                         1.4(a)
Buyer's Filings                                                     3.1(s)
Buyer's Knowledge                                                   10.7
Buyer's 10-K                                                        3.1(c)
Cash Portion                                                        1.4(a)
CECS                                                                2.1(m)
CERCLA                                                              2.1(j)
Closing                                                             1.8
Closing Cash Payment                                                1.5(a)
Closing Date Balance Sheet                                          1.6(c), 1.6(d)
Code                                                                2.1(h)
Combined Financial Statements                                       2.1(g)
Common Stock                                                        1.4(a)
Confidentiality Agreement                                           8.5
Consent                                                             2.1(e)
Customer                                                            2.1(x)
Damages                                                             8.1
Election Forms                                                      9.2
Elections                                                           9.2
Employee Pension Benefit Plan                                       2.1(l)(iii)
Environmental Permits                                               2.1(j)
Environmental Laws                                                  2.1(j)
ERISA                                                               2.1(l)(i)
Escrow Agent                                                        1.5(d)
Escrow Agreement                                                    1.5(d)
Escrowed Shares                                                     1.5(d)

Defined Term                                                        Term Defined In Section
- ------------                                                        -----------------------
Estimated Cash Portion Adjustment                                   1.4(b)
Estimated Cash Portion of the Purchase Price                        1.4(b)
Exchange Act                                                        3.1(s)
Foreign Sales Agreement                                             1.1(c)
GAAP                                                                2.1(g)
Government Authority                                                2.1(h)
Hazardous Substances                                                2.1(j)
HSR Act                                                             2.1(f)
Indemnification Notice                                              8.4(a)
Indemnified Party                                                   8.4(a)
Indemnifying Party                                                  8.4(a)
Intellectual Property                                               2.1(k)
IRS                                                                 2.1(l)(i)
Licensed Products                                                   7.7(b)
Licensed Names                                                      7.7(b)
Multiemployer Plan                                                  2.1(l)(ii)
Neutral Auditors                                                    1.6(d)
Non-Assignable Contracts                                            10.11
Non-compete Agreement                                               6.1(f)
Note                                                                1.4(a)
Payroll Taxes                                                       2.1(h)
Person                                                              1.2(f)
Phase I Investigation                                               2.1(j)
Potential Acquiror                                                  4.4
Preliminary Closing Date Balance Sheet                              1.6(a)
Pro-Forma Adjustments                                               1.6(e)
Prohibited Transaction                                              2.1(l)(ii)
Purchase Price                                                      10.8
Purchase Price                                                      1.4(a)
Purchased Assets                                                    Background Paragraph B
Purchased International Offices                                     1.2(a)(ii)
Registration Rights Agreement                                       7.8
Reportable Event                                                    2.1(l)(iii)
Representations and Warranties Agreement                            8.3(c)
Retained Names and Logos                                            7.7(a)
Return/Returns                                                      2.1(h)
Scanning                                                            Background Paragraph A
Securities Act                                                      2.1(u)
Seller Subsidiary                                                   Background Paragraph A
Seller Group                                                        Background Paragraph E
Seller's Knowledge                                                  10.7
Scanning's Benefit Plans                                            2.1(l)(i)
Seller Brokers                                                      7.2
Scanning's Qualified Plans                                          2.1(l)(iii)
Scanning's ERISA Affiliate                                          2.1(l)(i)
Shares                                                              Background Paragraph C
Spectra-Physics AB                                                  1.5(a)
Subordinated Debt Commitment Letters                                3.1(q)

Defined Term                                                        Term Defined In Section
- ------------                                                        -----------------------
Tax/Taxes                                                           2.1(h)
Third Party Claim                                                   8.4(a)
Third Party Transaction                                             4.4
Transition Services Agreement                                       6.1(g)
TxCom                                                               Background Paragraph A
TxCom Agreement                                                     1.1(d)
TxCom Guarantee                                                     8.2(c)
TxCom Shares                                                        Background Paragraph D
Undisputed Amount                                                   1.6(e)
US Assets                                                           Background Paragraph B

         1.3 Pre-Closing Transfer of Certain Assets of Scanning; Industrial Revenue Bonds.

                 (a) Prior to Closing, Seller shall cause Scanning to dividend or otherwise transfer to Seller or its designees all or substantially all cash and cash equivalents of Scanning. As of the Closing, all intercompany payables or receivables between the Business, on the one hand, and any affiliate of Seller (other than Scanning or TxCom), on the other hand, shall be cancelled, except for receivables from Spectra-Physics Lasers, Inc. to Scanning in respect of sales of VLD/ASIC drivers by Scanning to Spectra- Physics Lasers, Inc. in the ordinary course of business.

                 (b) Prior to Closing, Seller will pay or call for payment on the next available prepayment date all of the outstanding Industrial Revenue Bonds.

         1.4     Purchase Price.

                 (a) The aggregate purchase price for (i) the non-compete covenant described in SECTION 6.1(F), (ii) the Shares, (iii) the TxCom Shares and TxCom Rights and (iv) the Purchased Assets shall consist of One-Hundred Twenty Million Dollars (US $120,000,000) (the "Cash Portion"), 977,135 fully paid and non-assessable shares (the "Buyer Stock") of Buyer's Common Stock, par value $.01 per share ("Common Stock"), and a promissory note of Buyer (the "Note") in the principal amount of Five Million United States Dollars (US $5,000,000), plus the assumption by Buyer (and/or the Buyer Subsidiaries) of the Assumed International Liabilities and the TxCom Obligations (such consideration, as adjusted as provided herein, is collectively referred to herein as the "Purchase Price"). The Cash Portion of the Purchase Price shall be subject to adjustment as provided in SECTION 1.6 below, and an increase or a decrease in the Cash Portion of the Purchase Price will result in a corresponding increase or decrease in the Purchase Price. The Note shall be dated the date of Closing and shall be on the terms set forth on EXHIBIT D hereto.

                 (b) At least five days prior to the Closing Date, Seller will deliver to Buyer in writing its good faith estimate of the Cash Portion of the Purchase Price based on the then most currently available financial information concerning the Business' working capital, together with documentation setting forth the basis for such estimate (such estimate of the Cash Portion of the Purchase Price being the "Estimated Cash Portion of the Purchase Price" and 50% of the amount by which the Estimated Cash Portion of the Purchase Price exceeds US $120,000,000 being the "Estimated Cash Portion Adjustment").

         1.5 Payment of Cash Portion; Delivery of Buyer Stock and Note; Assumption of Liabilities. At the Closing, the Purchase Price (prior to being finally adjusted pursuant to SECTION 1.6) shall be payable as follows:

                 (a) Buyer shall and/or shall cause the Buyer Subsidiaries to (i) pay an amount (the "Closing Cash Payment") in United States Dollars equal to $120,000,000 plus the Estimated Cash Portion Adjustment in cash or by wire transfer of immediately available funds to a bank account or accounts designated by Seller on behalf of itself, the Seller Subsidiaries, SP Holding and Spectra-Physics AB ("Spectra-Physics AB"), (ii), subject to the provisions of SECTION 1.5(D) hereto, deliver the Buyer Stock to Seller, free and clear of all liens, claims, equities, options, calls, voting trusts, agreements, commitments and encumbrances whatsoever other than restrictions arising under federal and state securities laws and (iii) execute and deliver the Note to Seller. The Purchase Price shall be allocated as provided in SECTION 1.7.

                 (b) The Buyer Subsidiaries will pursuant to the Foreign Sales Agreements assume and agree to pay, perform, satisfy or otherwise discharge when due the Assumed International Liabilities.

                 (c) Buyer will (or will cause the appropriate Buyer Subsidiary to), pursuant to the TxCom Assignment and Assumption Agreement, assume the TxCom Contracts (including the TxCom Obligations) and agree to pay, perform, satisfy or otherwise discharge when due the TxCom Obligations.

                 (d) Buyer shall deposit with Chase Manhattan Bank, N.A. (the "Escrow Agent") the number of shares of the Buyer Stock which equals US $3,000,000 divided by the closing price of the Common Stock on the NASDAQ National Market System on the next to the last trading day prior to the Closing Date as reported in the Wall Street Journal (the "Escrowed Shares"). The Escrowed Shares will be held in escrow as security for the indemnification obligation set forth in ARTICLE VIII in accordance with the terms of an escrow agreement (the "Escrow Agreement"), substantially in the form of EXHIBIT E hereto.

         1.6     Purchase Price Adjustment.

                 (a) Within 60 days after the Closing, Scanning (acting through Roger Tedford, its Vice President-Finance, or his successor as designated by John O'Brien, the President of Scanning) shall cause to be prepared and concurrently delivered to Seller and to Buyer a combined balance sheet of the Business as of the Closing Date (the "Preliminary Closing Date Balance Sheet"). The Preliminary Closing Date Balance Sheet shall be prepared using the same accounting principles, practices and procedures as were used in the preparation of the Audited Balance Sheet (as defined in SECTION 2.1(G)), applied on a consistent basis (such accounting principles, practices and procedures so applied being the "Accounting Principles").

                 (b) During the preparation of the Preliminary Closing Date Balance Sheet by Scanning and the period of any dispute referred to below, Buyer shall provide Seller and Seller's independent accountants full access to the books, records, facilities and employees of the Business; provided, however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operation of the Business. Neither Seller nor Buyer will engage in any substantive discussions with Scanning or its employees regarding preparation of the Preliminary Closing Balance Sheet unless the other party is also represented in such discussions.

                 (c) Either Buyer or Seller may dispute the amounts set forth on the Preliminary Closing Date Balance Sheet, but only on the basis that such amounts were not determined in accordance with the Accounting Principles or with regard to computational errors; provided, however, that no dispute shall be considered properly raised unless Buyer or Seller, as the case may be, shall have notified Scanning and the other party in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 days of such party's receipt of the Preliminary Closing Date Balance Sheet. Any items not properly disputed by either party within such 30-day period shall be final, binding and conclusive on the parties hereto. If neither Buyer nor Seller fails properly to notify Scanning and the other party of any such dispute within such 30-day period the Preliminary Closing Date Balance Sheet shall be deemed to be the "Closing Date Balance Sheet."

                 (d) In the event of a dispute with respect to the Preliminary Closing Date Balance Sheet, Buyer and Seller shall attempt to resolve their differences and any such resolution shall be final, binding and conclusive on the parties hereto. If Buyer and Seller fail to reach a resolution with respect to any disputed item within 10 business days of a party's written notice of dispute to Scanning and the other party, Buyer and Seller shall submit the items remaining in dispute for resolution to the Portland, Oregon office of KPMG Peat Marwick LLP or, if such firm is unable to so act, by another internationally recognized accounting firm selected by the Portland, Oregon office of KPMG Peat Marwick LLP (the "Neutral Auditors"). The Neutral Auditors shall be instructed to determine and report to the parties hereto upon such remaining disputed items within 30 days after submission, and such report and determination shall be final, binding and conclusive on the parties hereto. The Neutral Auditors' determination shall be based solely on whether the item in dispute has been accounted for on the Preliminary Closing Date Balance Sheet in accordance with the Accounting Principles. The fees and disbursements of the Neutral Auditors shall be allocated between Buyer and Seller in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Neutral Auditors that is unsuccessfully disputed by each (as finally determined by the Neutral Auditors) bears to the total amount of such remaining disputed items so submitted. The Preliminary Closing Date Balance Sheet, as modified by resolution by Seller and Buyer or by the Neutral Auditors, shall be the "Closing Date Balance Sheet." If disagreements arise with respect to individual items of inclusion and/or exclusion on the Preliminary Closing Balance Sheet, the parties agree that the governing principle will be that the Purchase Price adjustment contemplated by this section is intended to analyze the economic effects of a change in Shareholders' equity from December 31, 1995 to the Closing Date and that such change can only be appropriately measured when the Closing Balance Sheet and Audited Balance Sheet are prepared on a consistent basis.

                 (e) Upon determination of the Closing Date Balance Sheet, the Cash Portion of the Purchase Price shall be increased or decreased, as the case may be, by the amount equal to the amount by which the Shareholder's equity on the Closing Date Balance Sheet, as adjusted to exclude accounts receivable represented by discounted notes, deferred tax assets, deferred tax liabilities and indebtedness relating to the Industrial Revenues Bonds (such adjustments being the "Pro Forma Adjustments") is greater or less than the Shareholder's equity on the Audited Balance Sheet, as adjusted for the Pro-Forma Adjustments and the removal of cash and cash equivalents and the note receivable, provided that such amount is greater than US $500,000. In the event such amount is not greater than US $500,000, no adjustment shall be made to the Cash Portion of the Purchase Price pursuant to this SECTION 1.6. For the avoidance of doubt, the parties agree that the Closing Date Balance Sheet shall not include any Excluded International Liabilities, Excluded International Assets or any federal, state, foreign or local income Taxes against which Seller has agreed to indemnify Buyer pursuant to SECTION 8.1 hereof. If the Cash Portion of the Purchase Price, as adjusted in accordance with this Section (the "Adjusted Cash Portion"), is in excess of the

Closing Cash Payment, Buyer shall pay Seller such excess, or if the Closing Cash Payment is in excess of the Adjusted Cash Portion, Seller shall pay Buyer such excess. In either case, such amount shall be payable to Buyer or Seller, as the case may be, in cash within five business days after the final determination of such amount, and shall bear interest at a rate equal to the rate of interest from time to time announced publicly by CoreStates Bank, N.A. as its prime or base rate (calculated on the basis of a 365-day year for the actual number of days elapsed from the Closing Date until the date of payment). The Buyer Group and the Seller Group shall treat any such interest as interest in their respective Tax Returns. Such payment shall be made by certified or official bank check payable to the order of the Seller or the Buyer, as the case may be, or by wire transfer to a bank account or accounts designated by the Seller or Buyer, as the case may be. If (a) there is a dispute with respect to the Preliminary Closing Date Balance Sheet and (b) even if all disputed items were resolved in favor of a party, that party would still be required to make a payment (the "Undisputed Amount") to the other party under this SECTION 1.6(E), then pending resolution of the disputed items, such party will pay the Undisputed Amount to the other party.

         1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the non-compete covenant described in SECTION 6.1(F), the Shares, the TxCom Shares and the TxCom Rights, the US Assets and the International Assets (by country) as set forth in EXHIBIT F. For purposes of all Taxes (as defined below), Buyer and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the final allocation under this SECTION 1.7, and agree that neither of them will take any position inconsistent therewith for any Tax (as defined below) purposes, unless required to do so pursuant to a "determination" within the meaning of section 1313 of the Code (as defined below) or an analogous provision under state or local law.

         1.8 Closing. The closing under this Agreement (the "Closing") will take place at 10:00 a.m., local time, on the later of (i) July 1, 1996 or
(ii) three business days after all conditions contained in this Agreement have been satisfied or waived, at the offices of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, New York 14604, or at such other time, location or date as the parties shall mutually agree. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date." All transactions at the Closing shall be deemed to take place simultaneously at the close of business on the Closing Date, and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents are delivered.

         1.9     Deliveries and Proceedings at Closing.  At the Closing:

                 (a) Deliveries by Seller. Seller will deliver or cause to be delivered to Buyer:

                          (i)     a certificate or certificates representing
the Shares, which certificate shall be properly endorsed for transfer by duly executed stock powers, executed in blank or in favor of Buyer and otherwise in a form acceptable for transfer on the books of Scanning;

                          (ii)    a certificate or certificates representing
the TxCom Shares, which certificate shall be properly endorsed for transfer by a duly executed share transfer order, executed in blank or in favor of Buyer (or a Buyer Subsidiary) and otherwise in a form acceptable for transfer on the books of TxCom;

                          (iii)   a patent assignment of the US Assets in form
and substance reasonably satisfactory to the parties hereto and their respective counsel duly executed by Seller;

                          (iv)    Foreign Sales Agreements, duly executed by
the appropriate Seller Subsidiaries;

                          (v)     the TxCom Agreement, duly executed by SP
Holding;

                          (vi)    the Registration Rights Agreement as provided
for in SECTION 7.8 hereto, duly executed by Seller; and

                          (vii)   the Escrow Agreement, duly executed by
Seller.

                 (b) Deliveries by Buyer. Buyer will deliver or cause to be delivered to Seller:

                          (i)     the Closing Cash Payment;

                          (ii)    a certificate or certificates representing
the Buyer Stock, duly registered in the name of Seller or its designee;

                          (iii)   Foreign Sales Agreements, duly executed by
the appropriate Buyer Subsidiaries;

                          (iv)    the TxCom Agreement, duly executed by Buyer
(or a Buyer Subsidiary);

                          (v)     the Registration Rights Agreement as provided
for in SECTION 7.8 hereto, duly executed by Buyer;

                          (vi)    the Escrow Agreement, duly executed by Buyer;
and

                          (vii)   the Note.

                 (c) Other Deliveries. The closing certificates, opinions of counsel and other documents required to be delivered pursuant to this Agreement will be exchanged.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         2.1 Representations and Warranties Pertaining to the Business. Seller and SP Holding represent and warrant to the Buyer Group that:

                 (a) Organization and Qualification. Each of Seller, Scanning, TxCom, the Scanning Subsidiaries and the Seller Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each has all requisite corporate power and corporate authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Complete and correct copies of the Certificate of Incorporation and Bylaws of Scanning, TxCom, and the Scanning Subsidiaries, as amended to date, have been made available to Buyer. Scanning is duly qualified or registered as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, operated or leased by it or the nature of its activities is such that such qualification is required by applicable law, except where the failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All jurisdictions where Scanning is qualified as a foreign corporation are listed on SCHEDULE 2.1(A) hereto.

                 (b) Capitalization. The authorized capital stock of Scanning consists of 100 shares of common stock, $.01 par value per share, and there is no other capital stock of Scanning authorized for issuance. There are 100 shares of Scanning common stock issued and outstanding, all of which are owned by Seller, and the Shares constitute the total issued and outstanding share capital of Scanning. The authorized capital stock of TxCom consists of 10,043 shares of common stock, with a par value of 100 French Francs per share, and there is no other capital stock of TxCom authorized for issuance. There are 10,043 shares of TxCom common stock issued and outstanding, 7235 of which are owned by SP Holding. All of the Shares and the TxCom Shares have been duly authorized and validly issued, are fully paid, non-assessable, and have not been issued and are not owned or held in violation of any preemptive right of shareholders. Seller and SP Holding, respectively, owns the Shares and the TxCom Shares and will transfer the Shares and the TxCom Shares to Buyer pursuant to this Agreement free and clear of all liens, claims, equities, options, calls, voting trusts, agreements, commitments and encumbrances whatsoever. No shares of capital stock of Scanning or TxCom are reserved for issuance, and there are no options, warrants, convertible instruments or other rights, agreements or commitments, contingent or otherwise, obligating Scanning or TxCom to issue or sell shares of capital stock. Scanning owns 870,923 shares of Series B Convertible Preferred Stock of Catalina Electronic Clearing Systems, Inc., a Delaware corporation ("CECS"). Complete and correct copies of the Certificate of Incorporation and Bylaws of CECS, as amended to date, have been made available to Buyer.

                 (c) Subsidiaries. Scanning has no Subsidiaries other than SpectraScan (AUST) Pty Ltd., an Australian corporation, and SpectraScan Europe Ltd., a United Kingdom corporation. Each of SpectraScan (AUST) Pty Ltd. and SpectraScan Europe Ltd. is an inactive corporation incorporated in February 1996 which has never held any assets, conducted any operations or incurred any liabilities which have not been fully discharged (other than liabilities related to incorporation or the registration of branch offices).

                 (d) Authority. Seller and SP Holding have the corporate power and corporate authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate, and, if necessary, shareholder, action on the part of Seller and SP Holding. This Agreement has been duly and validly executed and delivered by Seller and SP Holding and, assuming due execution and delivery by Buyer and SP Holding, constitutes, the valid and binding obligations of Seller and SP Holding, enforceable against Seller and SP Holding in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each Seller Subsidiary and SP Holding has the corporate power and corporate authority to execute, deliver and perform the Foreign Sales Agreement and the TxCom Agreement, respectively, to which it will be a party and to consummate the transactions contemplated thereby. Each Foreign Sales Agreement and the TxCom Agreement have been duly and validly authorized by all necessary corporate and, if necessary, shareholder action on the part of the appropriate Seller Subsidiary and SP Holding, respectively. Each Foreign Sales Agreement and the TxCom Agreement, when duly and validly executed by the appropriate Seller Subsidiary and SP Holding, respectively, assuming due execution and delivery by Buyer (or the counterpart Buyer Subsidiary), will constitute the valid and binding obligations of each such Seller Subsidiary and SP Holding, respectively, enforceable against the appropriate Seller Subsidiary and SP Holding, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 (e) Non-Contravention. Except as set forth on SCHEDULE 2.1(E) hereto and subject to the Seller Group's obtaining any consent, approval, authorization, waiver or exemption (collectively, a "Consent") required pursuant to or in connection with this Agreement, the execution, delivery and performance by Seller and SP Holding of this Agreement and the consummation by the Seller Group of the transactions contemplated hereby will not (i) violate any provision of law, rule or regulation to which Scanning, TxCom or, with regard to the Business, any of the Seller Subsidiaries is subject, which violation would, individually or in the aggregate, have a Material Adverse Effect, (ii) conflict or violate any order, judgment, injunction, award or decree applicable to Scanning, TxCom or, with regard to the Business, any of the Seller Subsidiaries, (iii) violate or conflict with the Certificate of Incorporation, Bylaws or other similar governing documents of any member of the Seller Group, (iv) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Scanning, TxCom or, with regard to the Business, any of the Seller Subsidiaries under any provision of any agreement, contract or other instrument binding upon Scanning, TxCom or, with regard to the Business, any of the Seller Subsidiaries or any license, franchise, permit or other similar authorization held by Scanning, TxCom or, with regard to the Business, any of the Seller Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect, or (v) result in the creation or imposition of any lien, encumbrance, charge or claim upon any of the assets of Scanning, TxCom or any of the Purchased Assets.

                 (f) Governmental Consents and Approvals. Except as set forth on SCHEDULE 2.1(F) hereto, the execution, delivery and performance by Seller and SP Holding of this Agreement and the consummation by the Seller Group of the transaction contemplated hereby does not require any consent from or filing with any governmental body, agency or official except for (i) the filing of a report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration of the applicable waiting period; (ii) any consent or filing, including filings under the Anti-Monopoly Law (the "Anti-Monopoly Law") to the Fair Trade Commission of Japan, that the Buyer Group is required to obtain or make; and (iii) consents and filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

                 (g) Combined Financial Statements. Attached as SCHEDULE 2.1(G) hereto are: (i) combined balance sheets of the Business as of December 31, 1995 and 1994 and (ii) a combined statement of operations and cash flows of the Business for each of the three years in the period ended December 31, 1995 (such statements, including the notes thereto, are collectively referred to herein as the "Combined Financial Statements" and such December 31, 1995 balance sheet, including the notes thereto, is referred to herein as the "Audited Balance Sheet"). The Combined Financial Statements have been audited by Coopers & Lybrand L.L.P., independent public accountants. The Combined Financial Statements present fairly in all material respects the combined financial position of the Business at December 31, 1995 and 1994, and results of its operations and its cash flows for each of the three years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles in the United States, consistently applied.

                 (h) Taxes. Each of Scanning and its Subsidiaries and TxCom has (i) timely filed, or had timely filed on its behalf, all material returns, reports and other information statements ("Return" or "Returns") required to be filed in respect of Taxes (as defined below) and (ii) paid, or has had paid on its behalf, all Taxes shown to have become due pursuant to such Returns or for which an assessment has been received, except for any assessment being contested in good faith which contested assessments, if any, are set forth on SCHEDULE 2.1(H) hereto. Except as set forth on SCHEDULE 2.1(H) hereto, (i) Scanning and its Subsidiaries and TxCom are not parties to any tax sharing agreements, (ii) no Tax Return is under audit as of the date hereof by any Governmental Authority (as hereinafter defined) and (iii) Scanning and its Subsidiaries and TxCom have not executed any waivers or consents extending the statute of limitations with respect to any possible or actual audit or assessment by any Governmental Authority with regard to any income Tax Return or any other material Tax Return, which waiver or consent remains outstanding as of the date hereof. There are no security interests in favor of any Governmental Authority on any of the assets of any of Scanning and its Subsidiaries, Seller Subsidiaries (with respect to the Business), and TxCom that arose in connection with any failure (or alleged failure) to pay any Tax. Except as disclosed on SCHEDULE 2.1(H), as of the date hereof, there is no pending or unresolved dispute or claim concerning any tax liability of any of Scanning and its Subsidiaries and TxCom either claimed or raised by any Governmental Authority in writing. None of Scanning and its Subsidiaries and

TxCom has made any payments, is obligated to make any payments, or is a party to any agreement that, under certain circumstances, could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). None of Scanning and its Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return, other than a group, the common parent of which is Spectra-Physics Holdings USA, Inc. For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes, assessments or other governmental charges of any kind whatsoever imposed by the United States or any state, local or foreign government or political subdivision or taxing authority thereof or therein (a "Governmental Authority"), including, without limitation, any income, profits, capital gains, franchise, sales, use, value added, gross receipts, transfer, excise, property, property transfer, occupation, lease, capital stock, premium, estimated customs, payroll, withholding or social security taxes, including all interest, penalties and additions to tax imposed with respect to such amounts. For purposes of this Agreement, "Payroll Taxes" shall mean all Taxes required to be paid by an employer with respect to an employee or required to be withheld by an employer.

                 (i) Properties. Scanning, SP Holding and, with respect to the Business, the Seller Subsidiaries, have good and valid title to all their properties and assets, real and personal, tangible and intangible (including those reflected on the Audited Balance Sheet or acquired by Scanning or the Seller Subsidiaries since the date of the Audited Balance Sheet, except property sold or otherwise disposed of in the ordinary course of business since the date of the Audited Balance Sheet), free and clear of all mortgages, liens, attachments, pledges, encumbrances or security interests of any nature whatsoever, except (a) those disclosed in the Audited Balance Sheet, (b) any liens for current Taxes not yet due and payable or which may thereafter be paid without penalty, (c) encumbrances described in SCHEDULE 2.1(I) hereto, (d) zoning, building and other similar governmental restrictions and liens imposed by operation of law (including without limitation mechanics', carriers', workmen's, repairmen's, landlord's or other similar liens arising from or incurred in the ordinary course of business and for which the underlying payments are not yet delinquent), and (e) easements, covenants, rights-of-way or other similar restrictions and imperfections of title, none of which items referred to in clauses (d) and (e) materially impair the use, value or marketability of title of the property to which they relate in the Business as presently conducted taken as a whole. The properties and assets of Seller, SP Holding and the Seller Subsidiaries to be acquired by the Buyer Group at the Closing constitute all properties and assets, except for the Excluded International Assets, required to operate the Business in the same manner as it was operated prior to the Closing. Set forth on SCHEDULE 2.1(I) hereto is a list of all real estate owned or leased by Scanning, TxCom or, exclusively with respect to the Business, the Seller Subsidiaries.

                 (j)      Environmental Matters.  Except as set forth on
SCHEDULE 2.1(J) hereto or identified in connection with the Phase I environmental assessment performed by Buyer (the "Phase I Investigation"), Scanning, TxCom, and, with respect to the Business, the Seller Subsidiaries have obtained all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Environmental Permits") which are required in connection with the Business except for Environmental Permits which if not obtained would not, individually or in the aggregate, have a Material Adverse Effect. Set forth on SCHEDULE 2.1(J) hereto is a schedule of all such Environmental Permits. Except as set forth on SCHEDULE 2.1(J) hereto and except as identified in connection with the Phase I Investigation, (i) Scanning, TxCom and, with respect to the Business, the Seller Subsidiaries have complied with such Environmental Permits except for such possible violations which would not, individually or in the aggregate have a Material Adverse Effect, (ii) Scanning, TxCom and, with respect to the Business, the Seller Subsidiaries, have complied with the applicable environmental statutes, rules, regulations, ordinances and orders of any governmental entity with jurisdiction over such matters, as well as valid and enforceable judicial and administrative rulings and regulations relating thereto, including but not limited to those relating to Hazardous Substances (as hereinafter defined) ("Environmental Laws") except for such possible violations which would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) Scanning, TxCom and, with respect to the Business, the Seller Subsidiaries have not received any written request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any hazardous substance as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") or hazardous waste as defined in the Resource Conservation and Recovery Act (collectively "Hazardous Substances"), except for such matters which have since been resolved.

                 (k) Patents; Trademarks etc. Set forth on SCHEDULE 2.1(K) is a true and correct list as of the date hereof of (i) all patents, patent applications and registered trademarks, tradenames, service marks, copyrights and all applications pending on said date for trademark, trade name, service mark or copyright registrations by (A) Seller or the Seller Subsidiaries and used primarily in the conduct of the Business or (B) Scanning or TxCom and (ii) all material licenses granted by or to (A) Seller or the Seller Subsidiaries and used primarily in the conduct of the Business or (B) Scanning or TxCom which relate, in whole or in part, to any items in the categories mentioned in (i) above (all items in (i) and (ii) hereinafter collectively referred to as "Intellectual Property"). As of the date hereof, all relevant maintenance fees with respect to the patents included in the Intellectual Property payable by Scanning, TxCom or, with respect to the Business, Seller or the Seller Subsidiaries have been paid and, to Seller's knowledge, none of the Intellectual Property is subject to any interference, opposition or cancellation proceedings. Except as set forth on SCHEDULE 2.1(K) hereto, to Seller's knowledge, neither Scanning, TxCom, nor the Seller Subsidiaries has, since January 1, 1990, received a written claim or, since April 1, 1995, received an oral claim, from any person (that has not been subsequently resolved) which asserts, with specificity, that the operations of the Business infringe such person's intellectual property rights, which claim relates to products of the Business that exist or are in development and have expected annual sales of over US $5,000,000.

                   (l)    Domestic Employee Benefit Plans.

                          (i)     Set forth on the SCHEDULE 2.1(L) hereto is a
true and complete list of each material "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), deferred compensation, incentive compensation, excess benefit, supplemental retirement, stock purchase, stock option, severance, and other material employee benefit plan, program or arrangement maintained, contributed to or required to be contributed to by Scanning or any other employer that is, or was at any time, together with Scanning, treated as a "single employer" under Section 414 of the Code, (a "Scanning's ERISA Affiliate"), for the benefit of any employees of Scanning (collectively, the "Scanning's Benefit Plans"). A true and complete copy of each of Scanning's Benefit Plans (including any related trust agreements), have been made available to Buyer. With respect to each of Scanning's Benefit Plans (to the extent applicable) the Seller has made available to Buyer (i) the most recent summary plan description, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS") and (iii) the most recent determination letter issued by the IRS.

                          (ii)    Each of Scanning's Benefit Plans has at all
times been maintained, operated and administered in compliance with its terms and with all applicable laws, except where noncompliance would not have a Material Adverse Effect on the Business. No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any of Scanning's Benefit Plans. At no time for which any relevant statute of limitations remain open have Scanning or any of Scanning's ERISA Affiliates incurred any liability under Title I or Title IV of ERISA (other than for payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC")) with respect to

Scanning's Benefit Plans. Neither Scanning nor any of Scanning's ERISA Affiliates has ever participated in nor had an obligation to contribute to any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

                          (iii)   Each of Scanning's Benefit Plans which is an
"employee pension benefit plan" (as defined in Section 3(2) of ERISA) is qualified under Section 401(a) of the Code ("Scanning's Qualified Plans") and each trust maintained in connection with such a plan is exempt from federal income taxes under Section 501 of the Code. There is no "accumulated funding deficiency" (within the meaning of Section 302(a) of ERISA or Section 412(a) of the Code) with respect to any of Scanning's Qualified Plans whether or not waived. There is no reasonable basis, including without limitation, any "reportable event" (as defined in Section 4043 of ERISA) that would constitute grounds for the termination of any of Scanning's Qualified Plans by the PBGC or the appointment of a trustee or administrator under Title IV of ERISA.

                          (iv)    There are no pending investigations by any
governmental agency involving Scanning's Benefit Plans, no termination proceedings involving Scanning's Benefit Plans, and to Seller's knowledge, no threatened or pending claims (except for claims for benefits payable in the normal operation of Scanning's Benefit Plans) or suits against any of Scanning's Benefit Plans.

                          (v)     Except as set forth on the SCHEDULE 2.1(L)
hereto, neither Seller nor any of its ERISA Affiliates contributes to, or ever has been required to contribute to any employee benefit plan providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Part 6 of Subtitle B of Title I of ERISA and Code Section 4980(B)).

                 (m) Foreign Employee Benefit Plans. Each material pension, retirement, savings, profit sharing, deferred compensation, incentive compensation, excess benefit, supplemental retirement, stock purchase, stock option, severance, and other material employee benefit plan, program or arrangement maintained, contributed to or required to be contributed to by TxCom or the Seller Subsidiaries for or on behalf of any Foreign Business Employee (each, a "Foreign Plan") has been maintained, operated and administered in compliance in all material respects with its terms and with all applicable laws.

                 (n) Contracts. Set forth on SCHEDULE 2.1(N) hereto is a list of the following contracts, agreements, arrangements, leases, permits, licenses and commitments (except for purchase contracts and orders for inventory or supplies made in the ordinary course of business) in existence on the date hereof to which Scanning, TxCom and, with respect to the Business, any of the Seller Subsidiaries is a party, or by which any of them is bound:

                          (i)     any contract not made in the ordinary course
of business which by its terms has an aggregate future liability in excess of US $300,000 or which is not terminable on 180 days notice or less without penalty or premium;

                          (ii)    all real property lease agreements;

                          (iii)   joint venture agreements;

                          (iv)    all employment or consulting agreements with
employees of, or consultants to, the Business, which may not be terminated without penalty within thirty days after the Closing (other than oral employment agreements with employees terminable at will without penalty, subject to the Business's normal severance policies and applicable law);

                          (v)     union or other collective bargaining
agreements;

                          (vi)    each agreement of Scanning and TxCom, and
each agreement of the Seller Subsidiaries that will be assumed by the Buyer Group pursuant to this Agreement, containing any covenant restricting the freedom of Scanning, TxCom or the Seller Subsidiaries, as the case may be, to compete in the current or a related business of the Business; and

                          (vii)   each agreement relating to the incurrence or
guaranty of indebtedness for borrowed money.

                 A correct and complete copy of each such contract listed on such Schedule has been delivered to Buyer.

                 All contracts to which Scanning, TxCom and, with respect to the Business, any of the Seller Subsidiaries is a party, or by which any of them is bound, are legal, valid, binding and enforceable and in full force and effect and there is not under any such contract any existing breach, default, event of default or event which, with the giving of notice or the passage of time, or both, would constitute a breach, default or event of default thereunder by Scanning, TxCom or, with respect to the Business, any of the Seller Subsidiaries, or to Seller's knowledge, the other party or parties thereto, except for any such failure to be in full force or any such breach, default or event of default which would not, individually or in the aggregate, have a Material Adverse Effect.

                 (o) No Changes. Except as set forth on SCHEDULE 2.1(O) hereto and except as contemplated by this Agreement, since the date of the Audited Balance Sheet, Scanning, TxCom and the Seller Subsidiaries have conducted the Business in the ordinary course. Except as set forth on SCHEDULE 2.1(O) hereto and except as contemplated by this Agreement, since the date of the Audited Balance Sheet there has not been:

                          (i)     any change in the Business which has had a
Material Adverse Effect;

                          (ii)    any declaration, setting aside or payment of
any dividend, or other distribution, in respect of Scanning's or TxCom's capital stock or any direct or indirect redemption, purchase or other acquisition of such stock;

                          (iii)   any split, combination or reclassification of
outstanding capital stock of Scanning or TxCom, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Scanning's or TxCom's capital stock;

                          (iv)    any issuance by Scanning or TxCom, or
commitment of them to issue, any shares of their capital stock or securities convertible into or exchangeable for shares of their capital stock;

                          (v)     any issuance or sale by Scanning or TxCom of
any bonds or other corporate debt securities, or any partial or complete formation, acquisition, disposition or liquidation of Scanning or TxCom;

                          (vi)    any sale, assignment, lease, transfer or
other disposition of any asset or shares of capital stock of Scanning or TxCom, or any asset of the Seller Subsidiaries used primarily in the Business, except in the ordinary course of business;

                          (vii)   any amendment, termination or waiver of any
material right belonging to Scanning or TxCom, or, with respect to the Business, the Seller Subsidiaries, except in the ordinary course of business;

                          (viii)  any increase in the compensation or benefits
payable or to become payable by either of Scanning or TxCom, to any of its officers or employees or by the Seller Subsidiaries to the Foreign Business Employees except for increases in the ordinary course of business; or

                          (ix)    any agreement by Scanning or TxCom or any
Seller Subsidiary (other than the transactions contemplated by this Agreement) to do any of the foregoing.

                 (p)      Litigation or Proceedings.  Except as set forth in
SCHEDULE 2.1(P) hereto and except for worker's compensation or Bureau of Labor and Industry claims or cases arising in the ordinary course of business, to Seller's knowledge, there are (i) no actions, suits, investigations, or proceedings pending against Scanning or TxCom, or, with respect to the Business, the Seller Subsidiaries, at law or in equity, by or before any court or governmental department, agency or instrumentality and (ii) no actions, suits, investigations, or proceedings threatened against Scanning or TxCom, or, with respect to the Business, the Seller Subsidiaries, at law or in equity, by or before any court or governmental department, agency or instrumentality, as to which such threatened actions, suits, investigations or proceedings there is a reasonable likelihood of an adverse determination and which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. There are no orders, rulings, decrees, writs, injunctions, judgments or stipulations to which Scanning or TxCom, or, with respect to the Business, any Seller Subsidiary, is a party by or with any court, arbitrator or administrative agency, other than orders or stipulations entered into in the ordinary course of business in connection with litigation proceedings and settlement thereof which do not require payment by Scanning, TxCom or any Seller Subsidiary, individually or in the aggregate after payment, of any amount greater than US $300,000.

                 (q) Compliance with Laws. Except with respect to Environmental Permits which are the subject of SECTION 2.1(J) hereto, each of Scanning and TxCom, and with respect to the Business, the Seller Subsidiaries, possesses all governmental licenses, permits and authorizations necessary for the lawful conduct of its respective businesses, except for any failure to possess any such license, permit and authorization which would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to Environmental Laws which are the subject of SECTION 2.1(J), Scanning and TxCom, and, with respect to the Business, the Seller Subsidiaries are in compliance with all applicable laws, ordinances and regulations of federal, state, local and foreign authorities, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. To Seller's knowledge, except as set forth on SCHEDULE 2.1(J), neither Scanning, TxCom, nor, with respect to the Business, the Seller Subsidiaries has received written notice or has actual knowledge of any action, suit, proceeding, investigation, charge, complaint, claim or demand that has been filed or commenced against Scanning, TxCom or, with respect to the Business, the Seller Subsidiaries with respect to (i) any alleged violation of any law, ordinance or regulation of any federal, state, local or foreign authority or (ii) any alleged failure to have a license, permit or authorization required in connection with the Business, except for any alleged violation or alleged failure which would not, individually or in the aggregate, have a Material Adverse Effect.

                 (r) Labor Matters. There has been no employee strike or other organized employee work stoppage by the employees of the Business during the past three (3) years and, to Seller's knowledge, no such strike or stoppage is currently threatened.

                 (s) Insurance Coverage. Set forth on SCHEDULE 2.1(S) hereto is a list of all policies of insurance currently held by, or maintained on behalf of Scanning in effect for policy periods beginning on or after January 1, 1995, indicating for each policy the carrier, the insured, the type of insurance, the amounts of coverage and the expiration date. Except as set forth on SCHEDULE 2.1(S), all such policies are in full force and effect and Scanning, TxCom or, with respect to the Business, any Seller Subsidiary has not received any written notice of cancellation, material amendment or material dispute as to coverage with respect to any such policies, which dispute relates to the Business.

                 (t) Certain Transactions with Affiliates. Except for arrangements contemplated by or disclosed in this Agreement or as set forth on
SCHEDULE 2.1(T) hereto, there are no transactions of a continuing nature between Scanning, TxCom or, with respect to the Business, the Selling Subsidiaries, on the one hand, and any of their respective affiliates, on the other hand, which are not subject to cancellation without liability or penalty and which will continue beyond the Closing Date.

                 (u) Securities Act. The Buyer Stock and the Note being acquired by Seller pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

                 (v) Banks. The name of each bank in which Scanning has an account or safe deposit box, the name and number of such account or box and the names of all persons authorized to draw thereon or who have access thereto, with the amounts they are authorized to draw are disclosed on SCHEDULE 2.1(V).

                 (w) Powers of Attorney. The names of all persons, if any, holding powers of attorney from Scanning, other than powers of attorney granted in the ordinary course of business by Scanning to its attorneys, accountants or other agents, are disclosed on SCHEDULE 2.1(W).

                 (x) Significant Customers. To Seller's knowledge, as of the date hereof, no Person who was one of the Business's top ten customers in 1995 (as measured by 1995 sales figures) (a "Customer") has informed Scanning orally or in writing that such

Customer will cease to do business with or materially reduce the amount of business it is currently doing with the Business as a direct result, in either case, of the acquisition of the Business by Buyer pursuant hereto; provided, however, that nothing herein shall constitute a representation that any Customer will continue its relationship with the Business.

                 (y) Severance Benefits. Except as set forth in SCHEDULE 2.1(V) hereto, none of Scanning, TxCom or, with respect to the Business, the Seller Subsidiaries, shall be obligated to make any severance or other payment or provide any employee benefits to any director, officer or employee as a result of the consummation of the transactions contemplated hereby, except, with respect to Foreign Business Employees, as required by law.

                 (z) Net Worth. As of December 31, 1995, the shareholder's equity of Seller was in excess of US $200,000,000.

         2.2 Excluded International Assets, Etc. Notwithstanding anything contained herein to the contrary, the Seller Group makes no representation, warranty or covenant of any kind with respect to any Excluded International Asset, the assets referred to in SECTION 1.3 of this Agreement or any matter constituting an Excluded International Liability or against which Buyer is indemnified by Seller pursuant to SECTION 8.1 hereto.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         3.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Seller Group that:

                 (a) Organization and Qualification. Buyer and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each has all requisite corporate power and corporate authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Complete and correct copies of the Certificate of Incorporation and Bylaws of Buyer, as amended to date, have been made available to Seller. Buyer is duly qualified or registered as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, operated or leased by it or the nature of its activities is such that such qualification is required by applicable law, except where the failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                 (b)      Capitalization.   The authorized capital stock of
Buyer consists of 40,000,000 shares of common stock, $.01 par value per share, of which 9,969,185 shares of common stock are issued and outstanding, 38,500 shares of common stock are held in treasury and 4,016,149 shares of common stock are reserved for issuance, and 10,000,000 shares of preferred stock, $.01 par value per share, of which none are issued and outstanding. All such outstanding shares of common stock have been duly authorized and validly issued and are fully paid and non-assessable. Options to purchase 2,440,203 shares of common stock are issued and outstanding. No other shares of capital stock of Buyer are reserved for issuance, and there are no other options, warrants, convertible instruments or other rights, agreements or commitments, contingent or otherwise, obligating Buyer to issue or sell shares of capital stock, except that at the Closing Buyer expects to issue a warrant to purchase 975,000 shares of Common Stock of Buyer in connection with the subordinated debt financing referred to in the Subordinated Debt Commitment Letters referred to in SECTION 3.1(Q).

                 (c) Subsidiaries. Except as disclosed on the Form 10-K for the fiscal year ended December 31, 1995 (including any exhibits thereto) filed by Buyer with the Securities and Exchange Commission (the "Buyer's 10-K"), Buyer has no Subsidiaries other than (a) any Subsidiaries which Buyer creates to effect the transactions contemplated hereby and (b) PSC Asia Pacific Pty Ltd., an Australian corporation incorporated on April 4, 1996.

                 (d) Authority. Buyer has the corporate power and corporate authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate, and, if necessary, shareholder action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due execution and delivery by Seller constitutes, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Buyer and each Buyer Subsidiary has the corporate power and corporate authority to execute, deliver and perform the Foreign Sales Agreement and/or the TxCom Agreement to which it will be a party and to consummate the transactions contemplated thereby. Each Foreign Sales Agreement and the TxCom Agreement has been duly and validly authorized by all necessary corporate and, if necessary, shareholder action on the part of Buyer and the respective Buyer Subsidiary. Each Foreign Sales Agreement and/or the TxCom Agreement when duly and validly executed by Buyer and/or the respective Buyer Subsidiary, and assuming due execution and delivery by the counterpart Seller Subsidiary or SP Holding, respectively, will constitute the valid and binding obligations of Buyer and/or each such Buyer Subsidiary, enforceable against Buyer and/or the respective Buyer Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 (e) Non-Contravention. Except as described on SCHEDULE 3.1(E), the execution, delivery and performance by Buyer of this Agreement, and the consummation by the Buyer Group of the transactions contemplated hereby will not (i) violate any provision of law, rule or regulation to which the Buyer Group is subject, which violation would, individually or in the aggregate, have a Material Adverse Effect on Buyer, (ii) conflict or violate any order, judgment, injunction, award or decree applicable to any member of the Buyer Group, which violation or conflict would, individually or in the aggregate, have a Material Adverse Effect on Buyer, (iii) violate or conflict with the Certificate of Incorporation, Bylaws or other similar governing documents of any member of the Buyer Group, (iv) constitute a default under or give rise to a right of termination, cancellation or acceleration of any material right or obligation of any member of the Buyer Group under any provision of any agreement, contract or other instrument binding upon the Buyer Group or any license, franchise, permit or other similar authorization held by any member of the Buyer Group, which would, individually or in the aggregate, have a Material Adverse Effect on Buyer or (v) result in the creation or imposition of any lien, encumbrance, charge or claim upon any of the assets of Buyer.

                 (f) Governmental Consents and Approvals. Except as set forth on SCHEDULE 3.1(F) hereto, the execution, delivery and performance by the Buyer Group of this Agreement and the consummation by Buyer of the transaction contemplated hereby does not require consent from or filing with any governmental body, agency or official except for (i) the filing of a report under the HSR Act and the expiration of the applicable waiting period, (ii) any consent, or filing, if any, that the Seller Group is required to obtain or make, (iii) filing of a report under the Anti-Monopoly Law with the Fair Trade Commission of Japan and the expiration of the applicable waiting period and
(iv) consents, and filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect on Buyer or the ability of the parties hereto to consummate the transactions contemplated hereby.

                 (g)      Financial Statements.   Filed together with Buyer's
10-K are (i) the consolidated balance sheets of Buyer and its Subsidiaries as of December 31, 1995 and 1994 and (ii) the related consolidated statement of operations and cash flows for each of the three years in the period ended December 31, 1995 (such statements, including the notes thereto, are collectively referred to herein as the "Buyer Financial Statements.") The Buyer Financial Statements have been audited by Arthur Andersen, LLP, independent public accountants. The Buyer Financial Statements present fairly in all material respects the consolidated financial position of Buyer and its Subsidiaries at December 31, 1995 and 1994, and their consolidated results of operations and cash flows for each of the three years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles in the United States, consistently applied.

                 (h) Taxes. Buyer and each of its Subsidiaries has (i) timely filed all material Returns in respect of Taxes required to be filed and
(ii) paid, or has had paid on its behalf, all Taxes shown to have become due pursuant to such Returns or for which an assessment has been received, except for any assessment being contested in good faith.

                 (i)      Patents; Trademarks.   To Buyer's knowledge, neither
Buyer nor any of its Subsidiaries has, since January 1, 1994, received a written claim or, since April 1, 1995, received an oral claim, from any person (that has not been subsequently resolved) which asserts, with specificity, that the operations of Buyer or its Subsidiaries infringe such person's intellectual property rights, which claim relates to products of Buyer or its Subsidiaries that exist or are in development and have expected annual sales of over US $5,000,000.

                 (j) No Changes. Except as set forth on SCHEDULE 3.1(J) hereto and except as contemplated by this Agreement, since December 31, 1995, Buyer and its Subsidiaries have conducted their respective businesses in the ordinary course. Except as contemplated by this Agreement, since December 31, 1995, there has not been:

                          (i)     any change which has had a Material Adverse
Effect on Buyer;

                          (ii)    any declaration, setting aside or payment of
any dividend, or other distribution, in respect of Buyer's or any of its Subsidiaries' capital stock (except for dividends or distributions declared, set aside or paid to Buyer or a wholly-owned Subsidiary of Buyer) or any direct or indirect redemption, purchase or other acquisition of such stock;

                          (iii)   any split, combination or reclassification of
outstanding capital stock of Buyer or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Buyer's or any of its Subsidiaries' capital stock (except for the issuance or authorization of issuance of such securities to Buyer or a wholly-owned Subsidiary of Buyer);

                          (iv)    any issuance by Buyer or its Subsidiaries of,
or commitment of Buyer or any Subsidiary to issue, any shares of their capital stock or securities convertible into or exchangeable for shares of their capital stock (except for any such issuance to Buyer or to a wholly-owned Subsidiary of Buyer);

                          (v)     any issuance or sale by Buyer or any of its
Subsidiaries of any bonds or other corporate debt securities, or any partial or complete formation, acquisition, disposition or liquidation of Buyer or any Subsidiary of Buyer;

                          (vi)    any sale, assignment, lease, transfer or
other disposition of any asset of Buyer or any Subsidiary of Buyer, except in the ordinary course of business;

                          (vii)   any amendment, termination or waiver of any
material right belonging to Buyer or its Subsidiaries, except in the ordinary course of business; or

                          (viii)  any agreement by Buyer or any of its
Subsidiaries (other than the transactions contemplated by this Agreement) to do any of the foregoing.

                 (k)      Litigation or Proceedings.  Except as set forth in
SCHEDULE 3.1(K) hereto and except for worker's compensation or Bureau of Labor and Industry claims or cases arising in the ordinary course of business, to Buyer's knowledge, there are (i) no actions, suits, investigations, or proceedings pending against Buyer or its Subsidiaries, at law or in equity, by or before any court or governmental department, agency or instrumentality and
(ii) no actions, suits, investigations, or proceedings threatened against Buyer or its Subsidiaries, at law or in equity, by or before any court or governmental department, agency or instrumentality, as to which such threatened actions, suits, investigations or proceedings there is a reasonable likelihood of an adverse determination and which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect on Buyer.
There are no orders, rulings, decrees, writs, injunctions, judgments or stipulations to which Buyer or its Subsidiaries is a party by or with any court, arbitrator or administrative agency, other than orders or stipulations entered into in the ordinary course of business in connection with litigation proceedings and settlement thereof which do not require payment by Buyer or its Subsidiaries, individually or in the aggregate, of any amount greater than US $300,000.

                 (l) Compliance with Laws. Buyer and its Subsidiaries possesses all licenses, permits and authorizations necessary for the lawful conduct of their respective businesses, except for any failure to possess any such license, permit and authorization which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer. Buyer and its Subsidiaries are in compliance with all applicable laws, ordinances and regulations of federal, state, local and foreign authorities, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                 (m) Buyer's Stock. Buyer has authorized, and reserved, a sufficient number of shares of Buyer's Common Stock to provide for the issuance of Buyer Stock contemplated by this Agreement. When the Buyer Stock is issued in accordance with SECTION 1.5 of this Agreement, all shares of the Buyer Stock shall have been duly authorized and validly issued, shall be fully paid and non-assessable, shall not have been issued in violation of any preemptive rights, shall not be subject to any liens, claims, equities, options, calls, voting trusts, agreements, commitments or encumbrances whatsoever and shall have been authorized for inclusion on the NASDAQ National Market upon official notice of issuance.

                 (n) Securities Act. The Shares and the TxCom Shares being purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof in violation of the Securities Act.

                 (o) SEC Filings. Since January 1, 1994, Buyer has timely filed all required reports, statements, schedules and registration statements with the Securities and Exchange Commission required to be filed by Buyer pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied in all material respects with all applicable requirements of the Exchange Act. Buyer has delivered to Seller (i) Buyer's 10-K, (ii) its proxy statement dated March 25, 1996 relating to the April 30, 1996 meeting of its stockholders (the "Buyer Proxy Statement") and (iii) and any other reports, statements, schedules and registration statements filed by Buyer with the Securities and Exchange Commission since January 1, 1996 (the items described in clauses (i), (ii) and (iii) are collectively referred to as "Buyer's Filings"). None of Buyer's Filings, including without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (p) Certain Transactions; Contracts. There are (i) no transactions to which Buyer is a party or otherwise related to

Buyer that would be required to be disclosed pursuant to Item 404 of the Regulation S-K (other than as disclosed in Buyer's Proxy Statement) and (ii) no agreements or other documents entered into by Buyer or otherwise related to Buyer required to be disclosed or filed as an exhibit pursuant to Item 601 of the Regulation S-K (other than as disclosed in or filed as an exhibit to Buyer's 10-K or Buyer's Form 10-Q for the fiscal quarter ended March 31, 1996 filed by Buyer with the Securities and Exchange Commission).

                 (q) Financing. Buyer has received and provided Seller with a copy of a fully-executed commitment letter dated May 17, 1996, from Fleet National Bank, and fully-executed subordinated financing letters dated May 17, 1996 from each of John Hancock Mutual Life Insurance Company, The Equitable Life Assurance Society of America and Lincoln Investment Management, Inc. (the "Subordinated Debt Commitment Letters"). All such letters have been accepted by Buyer and are legal, valid, binding, enforceable and in full force and effect.

                 (r) Note. Buyer has the corporate power and corporate authority to execute, deliver and perform the Note. The execution, delivery and performance of the Note by Buyer has been duly authorized by all necessary corporate and, if necessary, shareholder action on the part of Buyer. When executed and delivered by Buyer in accordance with this Agreement, the Note will constitute the valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.2 Certain Limitations on Representations and Warranties. Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that
(i) no party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (including the Schedules hereto) or such of the foregoing as are delivered at the Closing, (ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth in this Agreement, and (iii) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement.

                                   ARTICLE IV

                         CERTAIN OBLIGATIONS OF SELLER

         4.1 Conduct of Business Pending Closing. From and after the date hereto and prior to Closing, and unless Buyer shall otherwise consent or agree in writing and except as contemplated by this Agreement or as disclosed on
SCHEDULE 4.1 hereto, Seller covenants and agrees that:

                 (a) Scanning, TxCom and the Seller Subsidiaries will conduct the Business in the ordinary course;

                 (b) Scanning, TxCom and the Seller Subsidiaries will use their reasonable best efforts to preserve the business organization of the Business intact, to maintain the services of their present key employees and to preserve the goodwill of the suppliers, customers and others having business dealings with them. If and as requested by Buyer, Scanning, TxCom and, with respect to the Business, Seller Subsidiaries shall make reasonable arrangements for representatives of Buyer to meet with their customers, suppliers and key employees;

                 (c) Scanning, TxCom and, with respect to the Business, the Seller Subsidiaries shall not, and Seller will not permit Scanning, SP Holding, TxCom or, with respect to the Business, the Seller Subsidiaries, to:

                          (i)     amend the Certificate of Incorporation,
Bylaws or other similar governing documents of Scanning or TxCom;

                          (ii)    issue any capital stock of Scanning or TxCom
or rights, warrants or options to acquire shares of such capital stock or issue any securities convertible into such shares or convertible into securities in turn so convertible, or grant any options, warrants or rights to acquire any such convertible securities;

                          (iii)   split, combine or reclassify outstanding
capital stock of Scanning or TxCom;

                          (iv)    enter into, assume or terminate any material
contract or commitment or amend, terminate or waive any material right of the Business, except in the ordinary course of business and consistent with past practice;

                          (v)     sell, transfer, lease or otherwise dispose of
any assets of the Business other than transfers, leases and dispositions in the ordinary course of business;

                          (vi)  incur, create or assume any mortgage, pledge,
lien, restriction, encumbrance or security interest on any assets of the Business, except in the ordinary course of business;

                          (vii)   except for cash dividends, declare or pay any
dividend or other distribution in respect of any class of capital stock of Scanning or TxCom, or make any payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock;

                          (viii)  incur any indebtedness for borrowed money
with respect to the Business except to the extent discharged on or before the Closing Date;

                          (ix)    merge or consolidate with any other
corporation or acquire any stock, or, except in the ordinary course of business, any business, property or assets of any other person, firm, association, corporation or other business organization; or

                          (x)     make or commit to make any capital
expenditure, capital addition or capital improvement with respect to the Business in excess of US $1,000,000 in the aggregate.

         4.2 Access. Prior to the Closing, Scanning, TxCom and, with respect to the Business, the Seller Subsidiaries, shall give to Buyer and to Buyer's counsel, accountants and other representatives reasonable access during normal business hours to properties, books and records of the Business, and shall provide to Buyer such financial and operating data and other information concerning the Business as Buyer shall reasonably request.

         4.3 Exclusive Dealing. From and after the date hereof and until the earlier of Closing under or termination of this Agreement, Seller and Scanning will not, and will not authorize or permit any of their officers, directors or employees or any of their affiliates or authorize any of their investment bankers, attorneys, accountants or other representatives retained by them or any of their affiliates to, directly or indirectly, without the written consent of Buyer, solicit or knowingly encourage the submission of, or furnish non-public information (with the intent of inducing any person to make an offer) with respect to the Business to, any person (a "Potential Acquiror") in connection with, any proposal by a Potential Acquiror for a merger or other business combination with the Business or the acquisition of a substantial equity interest in the Business or a substantial portion of the Business's assets (a "Third Party Transaction")(other than sales in the ordinary course of business), other than as contemplated by this Agreement. Notwithstanding the foregoing or any other provision contained herein to the contrary, if Seller breaches the covenant contained in the previous sentence and, as a result thereof, Seller terminates its obligations pursuant to this Agreement (other than as permitted by SECTION 6.3 hereof) and consummates a Third Party

Transaction with a Potential Acquiror, then Seller shall promptly pay to Buyer as liquidated damages for such breach and as compensation for such termination US $3,000,000 plus an amount not to exceed US $1,500,000 to reimburse Buyer for
(i) any non-refundable bank commitment fee(s) and out-of-pocket expenses paid by Buyer pursuant to the commitment letters referred to in SECTION 3.1(Q) hereto and (ii) any non-refundable fees and out-of-pocket expenses of Hambrecht & Quist Incorporated which Buyer is obligated to pay or otherwise reimburse (collectively, the "Breakup Fee"), and such Breakup Fee shall be the sole and exclusive remedy of the Buyer Group in connection with a breach of the foregoing covenant and such termination. In addition to Seller's termination rights under SECTION 6.3, and notwithstanding any provision contained herein to the contrary, Seller may also terminate its obligations under this Agreement pursuant to this Section upon payment to Buyer of the Breakup Fee. In any event, upon payment of the Breakup Fee to Buyer, this Agreement shall terminate and be of no further force or effect, and the Seller and its affiliates shall have no further liability to Buyer or its affiliates under or for any breach of this Agreement. For avoidance of doubt, a Third Party Transaction shall not include any transaction the consummation of which does not impede the consummation of the transactions contemplated hereby.


                                   ARTICLE V

                          CERTAIN OBLIGATIONS OF BUYER

         5.1 Conduct of Business Pending Closing. From and after the date hereto and prior to Closing, and unless Seller shall otherwise consent or agree in writing and except as contemplated by this Agreement, Buyer covenants and agrees that:

                 (a) Buyer and its Subsidiaries will conduct their respective businesses in the ordinary course;

                 (b) Buyer and its Subsidiaries will use their reasonable best efforts to preserve the business organization of their respective businesses intact, to maintain the services of their present key employees and to preserve the goodwill of the suppliers, customers and others having business dealings with them; and

                 (c)      Buyer and its Subsidiaries shall not:

                          (i)     amend their respective Articles of
Incorporation, Bylaws or other similar governing documents so as to affect adversely Seller or holders of Buyer's Common Stock;

                          (ii)    issue any capital stock of Buyer or any of
its Subsidiaries, or rights, warrants or options to acquire shares of such capital stock or issue any securities convertible into such shares or convertible into securities in turn so convertible, or grant any options, warrants or rights to acquire any such convertible securities (except (a) for issuances of such securities to Buyer or a wholly-owned Subsidiary of Buyer,
(b) for the grant of employee stock options, (c) in connection with the exercise of employee stock options outstanding as of the date hereof or (d) pursuant to employee stock purchase plans existing as of the date hereof);

                          (iii)   split, combine or reclassify the outstanding
capital stock of Buyer;

                          (iv)    declare or pay any dividend or other
distribution in respect of any class of Buyer's or any of its Subsidiaries' capital stock (except for dividends or distributions declared or paid to Buyer or a wholly-owned Subsidiary of Buyer), or make any payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock; and

                          (v)     enter into a transaction or take any other
action that would be required to be reported under Item 1, 2 or 3 of a Form 8-K Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

         5.2 Access. Prior to the Closing, Buyer and its Subsidiaries, shall give to Seller and to Seller's counsel, accountants and other representatives reasonable access during normal business hours to properties, books and records of Buyer and its Subsidiaries, and shall provide to Seller such financial and operating data and other information concerning the business of Buyer and its Subsidiaries as Seller shall reasonably request.


                                   ARTICLE VI

                       CONDITIONS TO CLOSING; TERMINATION

         6.1 Conditions Precedent to Obligations of the Buyer Group. The obligations of the Buyer Group to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer at Buyer's option):

                 (a) Bringdown of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, and Seller shall have delivered to Buyer a certificate of Seller to such effect signed by a duly authorized corporate officer of Seller.

                 (b) Performance and Compliance. The Seller Group shall have performed and complied in all material respects with all of the covenants required by this Agreement to be performed or complied with by them on or before the Closing Date, and Seller shall have delivered to Buyer a certificate of Seller to such effect signed by a duly authorized corporate officer of Seller.

                 (c) Opinion of Counsel. Buyer shall have received from Dechert Price & Rhoads, counsel for the Seller Group, an opinion dated as of the Closing Date, in a form reasonably satisfactory to counsel to Buyer with respect to the matters set forth on EXHIBIT G.

                 (d) Waiting Periods. Any applicable waiting period under the HSR Act and the regulations promulgated thereunder or the Anti-Monopoly Law and the regulations promulgated thereunder shall have expired or been terminated.

                 (e) Litigation. No order of any court or administrative agency shall be in effect that restrains or prohibits the transactions contemplated hereby.

                 (f) Non-Compete Agreement. Spectra-Physics AB shall have executed and delivered to Buyer a non-compete agreement (the "Non-Compete Agreement"), which Non-Compete Agreement shall be substantially in the form of EXHIBIT H attached hereto.

                 (g) Transition Services Agreement. The Seller Subsidiaries shall have entered into a transition services agreement (the "Transition Services Agreement") with the Buyer Group with respect to the provision by the Seller Subsidiaries of certain administrative services and the lease of certain office space related to the non-U.S. operations of the Business, such Transition Services Agreement to be substantially in the form of
EXHIBIT I attached hereto.

                 (h) Minute Books and Resignations. Buyer shall have received the minute books and stock record books of each of Scanning, the Scanning Subsidiaries (if then available) and TxCom. Seller will cause to be removed or deliver to Buyer the written resignations, effective as of the Closing Date, of all members of the boards of directors of Scanning and the Scanning Subsidiaries and such of the officers of Scanning and the Scanning Subsidiaries as Buyer has requested.

                 (i) Permits, Approvals and Authorizations. All consents, waivers, permits and approvals from any governmental or regulatory body, which are required by applicable law to be obtained prior to consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect on the Closing Date.

                 (j) Certificate of Incorporation, Bylaws. Buyer shall have received a complete and correct copy of the Certificate of Incorporation and Bylaws of Scanning, TxCom, Seller and SP Holding, each certified by the Secretary of the respective corporation.

                 (k) Certificates of Good Standing. Buyer shall have received a Certificate of Good Standing, dated within a recent date of Closing, for Scanning, TxCom, Seller and SP Holding.

                 (l) Secretary's Certificate. Buyer shall have received a Certificate of the Secretary of Seller, SP Holding, and each of the Seller Subsidiaries certifying (a) the resolutions adopted by the Board of Directors (and stockholders, if necessary) authorizing, as appropriate, this Agreement, the TxCom Agreement, the Foreign Sales Agreements and all other agreements and related transactions contemplated hereunder and (b) the signatures of the officers authorized to execute such agreements.

         6.2 Conditions Precedent to the Obligations of the Seller Group. The obligations of the Seller Group to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller at Seller's option):

                 (a) Bringdown of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the date of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, and Buyer shall have delivered to Seller a certificate of Buyer to such effect signed by a duly authorized corporate officer of Buyer.

                 (b) Performance and Compliance. The Buyer Group shall have performed and complied in all material respects with all the covenants required by this Agreement to be performed or complied with by them on or before the Closing Date and Buyer shall have delivered to Seller a certificate of Buyer to such effect, signed by a duly authorized corporate officer of Buyer.

                 (c) Opinion of Counsel for the Buyer Group. Seller shall have received from Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, counsel for the Buyer Group, an opinion dated as of the Closing Date, in a form reasonably satisfactory to counsel to the Seller Group with respect to the matters set forth on EXHIBIT I.

                 (d) Waiting Periods. Any applicable waiting period under the HSR Act and the regulations promulgated thereunder or the Anti-Monopoly Law and the regulations promulgated thereunder shall have expired or been terminated.

                 (e) Litigation. No order of any court or administrative agency shall be in effect that restrains or prohibits the transactions contemplated hereby.

                 (f) TxCom Guarantee. Spectra-Physics AB shall have been released from its guarantee obligations under the Guaranty dated August 28, 1995 in favor of Vincent Baumier, Daniel Mawas, Bernard Malaise and Antoine Bonodot, dated August 28, 1995 (the "TxCom Guarantee").

                 (g) Permits, Approvals and Authorizations. All consents, waivers, permits and approvals from any governmental or regulatory body, which are required by applicable law to be obtained prior to consummation of the transactions contemplated hereby and shall be in full force and effect on the Closing Date.

                 (h) Certificate of Incorporation, Bylaws. Seller shall have received a complete and correct copy of the Certificate of Incorporation and Bylaws of Buyer and any subsidiaries Buyer creates to effect the transactions contemplated hereby.

                 (i) Certificates of Good Standing. Seller shall have received a Certificate of Good Standing, dated within a recent date of Closing, for Buyer and any subsidiaries Buyer creates to effect the transactions contemplated hereby.

                 (j) Secretary's Certificate. Seller shall have received a Certificate of Secretary of Buyer and any subsidiaries Buyer creates to effect the transactions contemplated hereby certifying (a) the resolutions adopted by the Board of Directors (and stockholders, if necessary) authorizing, as appropriate, this Agreement, the TxCom Agreement, the Foreign Sales Agreements and all other agreements and related transactions contemplated hereunder and (b) the signatures of the officers authorized to execute such agreements.

         6.3     Termination.

                 (a)      This Agreement may be terminated:

                          (i) by the mutual written agreement of Buyer and Seller;

                          (ii) by written notice of Buyer to Seller if the Closing has not occurred within 60 days after the date hereof; provided, however, that Buyer may not terminate the Agreement pursuant to this paragraph if Closing shall not have occurred by such date primarily as a result of Buyer's breach of its obligations hereunder; or

                          (iii) by written notice of Seller to Buyer if the Closing has not occurred within 60 days after the date hereof; provided, however, that Seller may not terminate the Agreement pursuant to this paragraph if Closing shall not have occurred by such date primarily as a result of Seller's breach of its obligations hereunder.

 .                (b)      In the event of termination by Seller or Buyer
pursuant to paragraph (a) of this SECTION 6.3, written notice thereof shall promptly be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by either. If the transactions contemplated by this Agreement are terminated as provided herein:

                          (i) the provisions of SECTION 7.1 (relating to
expenses) and SECTION 7.2 (relating to brokers' fees) hereto shall remain in full force and effect; and

                          (ii) in no event shall any termination of this
Agreement limit or restrict the rights and remedies of either party hereto against the other party which has willfully breached any of the agreements or other provisions of this Agreement prior to termination hereto.


                                  ARTICLE VII

                          CERTAIN ADDITIONAL COVENANTS

         7.1 Costs, Expenses and Taxes. Buyer and Seller will pay all of the expenses of the Buyer Group and the Seller Group, respectively, incurred in connection with this Agreement and the transactions contemplated hereby. Buyer will pay all sales, value added, transfer, documentary and similar taxes in connection with the delivery of the Shares and the TxCom Shares and in respect of the conveyances, assignments or transfers to Buyer or the Buyer Subsidiaries of the Purchased Assets and the TxCom Rights.

         7.2 Brokers. Each of the Seller Group and the Buyer Group represents and warrants to the other that there are no claims (or any basis for any claim) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by them or on their behalf, except that Salomon Brothers Inc and the Robinson-Humphrey Company, Inc. (the "Seller Brokers") have been retained by Seller and Seller shall be responsible for any fees and expenses that may be due to the Seller Brokers. Hambrecht & Quist Incorporated has been retained by Buyer and Buyer shall be responsible for any fees and expenses that may be due to Hambrecht & Quist Incorporated. The Seller Group shall indemnify and hold the Buyer Group harmless and Buyer shall indemnify and hold the Seller Group harmless with respect to their respective representations and warranties set forth in this SECTION 7.2.

         7.3 Employment. Effective as of the Closing Date, all Foreign Business Employees shall become employees of the appropriate Buyer Subsidiaries, subject to the satisfaction of any legal requirements regarding the transfer of employment of such employees. The Buyer Subsidiaries shall in all circumstances be responsible for any severance, termination or similar payment that may be due to any Foreign Business Employee. Buyer agrees that to the extent length of service is relevant for any purpose under any pension or other benefit plan or arrangement made available to Foreign Business Employees, such Foreign Business Employees shall receive credit for their years of service with the applicable Seller Subsidiary. Buyer further agrees that any medical or life insurance benefit plans made available to all employees of the Business shall not contain a pre- existing condition exclusion.

         7.4 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to cause the Closing to occur including, without limitation, its reasonable best efforts to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings.

         7.5 Transition Services Agreement. On the Closing Date, the Seller Subsidiaries and the Buyer Subsidiaries shall enter into the Transition Services Agreement.

          7.6 Regulatory Filings. Seller and Buyer agree to file or cause to be filed all necessary documentation with the appropriate government bodies as soon as practicable to obtain as soon as possible all consents required by any governmental bodies in order to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Seller and Buyer agree to file or cause to be filed, respectively, as soon as practicable after the date hereof, but in no event more than five business days after the date hereof, an acquired person's and acquiring person's HSR Act notification and report form with respect to the transactions contemplated by this Agreement required by the HSR Act. Buyer further agrees to file or cause to be filed, as soon as practicable after the date hereof, but in no event more than five business days after the date hereof, a Notification of Acquisition of Business, or any other appropriate form, with the Fair Trade Commission of Japan with respect to the transactions contemplated by this Agreement in Japan, and Seller further agrees to use its reasonable best efforts to cooperate with Buyer to supply Buyer with such information or data as Buyer may require to prepare and file such form. Seller and Buyer further agree to use their reasonable best efforts to comply promptly with and, where appropriate, to respond in cooperation with each other to, all requests or requirements which applicable federal, state, local, foreign or other applicable law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement. In addition, anything in this Agreement to the contrary notwithstanding, Buyer covenants and agrees to use its best efforts to (a) take any action requested or accept any condition imposed by any government body in connection with any consent required by any governmental body to consummate the transactions contemplated in this Agreement and (b) resolve any objection asserted with respect to the transactions contemplated hereby under any federal or state statute, rule or regulation designed or intended to prohibit or regulate actions in restraint of trade, including, if required by any applicable government authority, agreeing to divest or hold separate pending required divestitures, businesses owned directly or indirectly by Buyer and entering into such other agreements, order or decrees with such government body as may be required by such government body.

         7.7     Use of Name.

                 (a) Anything herein to the contrary notwithstanding, no interest in or right to use the name or mark "Spectra-Physics", any derivation thereof, any name or mark confusingly similar therewith, or any logo used in connection therewith (including without limitation the stylized logo "S") (collectively, the "Retained Names and Logos"), is being transferred to Buyer or the Buyer Subsidiaries pursuant to the transactions contemplated hereby, and except as set forth in this SECTION 7.7, after the Closing, Scanning, TxCom and the Scanning Subsidiaries will cease to have any interest in or right to use the Retained Names and Logos. The Seller agrees that it will not at any time object to the use of the word "SpectraScan" in the corporate name of Scanning and for all other purposes related to the Business or any other business conducted by Scanning, the Buyer Group or their successors or assigns in the future. Buyer agrees to cause Scanning to file an amendment to its Certificate of Incorporation to change its name promptly after the Closing to eliminate any reference to the Retained Names and Logos.

                 (b) Seller grants Buyer a limited non-exclusive royalty-free license (A) commencing on the Closing Date and ending two years after the Closing Date, to use the mark

"Spectra-Physics," the name "Spectra-Physics Scanning Systems, Inc." and the stylized logo "S" (the "Licensed Names") solely on (i) any products or inventory in the possession of Scanning or, with regard to the Business, the Seller Subsidiaries at the time of the Closing or (ii) any products manufactured by Scanning during the two-year period after the Closing Date (except for products using new molds) (collectively, the "Licensed Products"),
(B) commencing on the Closing Date and ending six months after the Closing Date, to use solely in connection with the Business any signs, purchase orders, invoices, sales orders, labels, letterhead, shipping documents, brochures, displays, advertising, promotional materials, and other written materials existing on the Closing Date that bear the Licensed Names, (C) with regard to any labels affixed to products that bear the Licensed Names for which government consent would be necessary to replace the Licensed Name appearing on the label, to use such labels until the earlier of (i) receipt of government approval to replace the Licensed Name appearing on the labels or (ii) two years after the date of the Closing and (D) commencing on the Closing Date and ending two years after the Closing Date, to use the phrase "formerly known as Spectra-Physics Scanning Systems, Inc." on any written materials used solely in connection with the Business. Notwithstanding the foregoing, Buyer agrees to use its best efforts to discontinue its use of the Licensed Names as soon after the Closing as commercially practicable, consistent with Buyer's good faith judgment.

                 (c) Buyer agrees that all of its use of the Licensed Names shall inure to the exclusive benefit of Seller for trademark purposes, and Buyer agrees not to challenge Seller's ownership of the Licensed Names or the validity of the Licensed Names or this license. The license granted by this Agreement is subject to the concurrent right of Seller and its licensees to use the Licensed Names in connection with any product, service or business. Buyer shall only use the Licensed Names in providing Licensed Products that are of a quality equal or superior to those provided by Scanning under the Licensed Names as of the date hereto. Seller shall have the right to monitor and inspect the quality of such Licensed Products from time to time on reasonable notice; provided that Seller shall have no right to inspect or monitor any Licensed Products until they are commercially available for sale. At Seller's request, Buyer shall submit for Seller's inspection representative samples of all advertising, promotional and marketing materials bearing the Licensed Names used in connection with the Business. Buyer acknowledges that the purpose of the inspections conducted and quality control standards prescribed by Seller in this Agreement is to maintain the reputation, image and goodwill of the Licensed Names. Seller shall not bear or assume any responsibility or liability to third parties as a result of setting or enforcing such standards or for any failure of any Licensed Product or of Buyer's conduct of the Business to conform to such standards.

Buyer shall indemnify, defend and hold Seller harmless against any and all claims, losses, liabilities, damages, and expenses (including attorneys' fees and expenses) arising from or relating to Buyer's use of the Licensed Names in conducting the Business or in marketing, distributing, offering, or selling the Licensed Products or otherwise arising from or relating to Buyer and Seller's use of similar names. Buyer shall take no action that would prejudice or interfere with the validity of or Seller's ownership of the Licensed Names, and Buyer shall not enter into any agreement with any third party which in any way alters, diminishes or restricts the rights of Seller in the Licensed Names or places any restrictions or conditions upon the use or appearance of any Licensed Name. Buyer shall not prosecute any application for the registration of any trademark, service mark or trade name containing any form or variation of any Licensed Name (other than the name "SpectraScan"). Seller grants this license "as is," and makes no representations or warranties concerning the Licensed Names. Buyer may not assign, sublicense, pledge, grant or otherwise encumber or transfer this license or any of its rights and obligations hereunder (whether by operation of law or otherwise) without the prior written consent of Seller.

         7.8     Registration Rights.   At Closing, Buyer and Seller will enter
into a registration rights agreement (the "Registration Rights Agreement") which agreement shall be substantially in the form of EXHIBIT K hereto.

         7.9 TxCom Guarantee. If requested by Seller, Buyer agrees to enter into a guarantee agreement with Vincent Baumier, Daniel Mawas, Bernard Malaise and Antoine Bonodot in substantially the same form as, and in replacement of, the TxCom Guarantee.

         7.10 Buyer's Further Assurances. Buyer agrees to, and to cause its Subsidiaries to, promptly transfer, convey, assign and deliver to Seller or its designee all notices, correspondence, documentation, rights and payments received by the Buyer Group after the Closing relating to the Excluded International Assets, or any asset, claim or right dividended or otherwise transferred to Seller or its designees pursuant to SECTION 1.3 of this Agreement.

         7.11 Restriction on Sale of Buyer Stock. Seller agrees not to sell, in a privately negotiated transaction, any shares of Buyer Stock to Symbol Technologies Inc. or its subsidiaries or affiliates. The parties agree that this restriction shall not prohibit Seller from selling shares of Buyer Stock on or through the facilities of any national securities exchange or the NASDAQ National Market System.

         7.13    Patent License Agreement.   From and after the Closing, the
Buyer shall be bound by, and shall be considered the "Licensor" for all purposes under, the Patent License Agreement between Seller and Spectra-Physics Holdings USA, Inc. referred to on SCHEDULE 2.1(T).


                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1 Indemnification by the Seller. Subject to the limitations contained herein, after the Closing, Seller and SP Holding shall indemnify and hold harmless the Buyer Group from and against any loss, liability, claim, obligation, damage or expense (including reasonable legal, consulting and accounting fees and expenses and costs of litigation) (collectively "Damages") that any member of the Buyer Group may incur or suffer arising out of or resulting from:

                 (a) the inaccuracy of any representation or warranty made by Seller and SP Holding in this Agreement or in any closing certificate delivered pursuant hereto;

                 (b) any failure by Seller or SP Holding to perform any obligation or comply with any covenant or agreement specified herein;

                 (c) any liability for federal or foreign income Taxes of Scanning and its Subsidiaries, Seller Subsidiaries or TxCom with respect to any taxable period that ends on or prior to the Closing Date;

                 (d) any liability owed to a Governmental Authority for state or local income or franchise Taxes, Payroll Taxes or state or local sales and use Taxes of Scanning and its Subsidiaries, Seller Subsidiaries, or TxCom with respect to any taxable period that ends on or prior to the Closing Date, provided that a Tax Return for the same type of tax for which such liability is owed was filed with such Governmental Authority by or on behalf of Scanning and its Subsidiaries, Seller Subsidiaries or TxCom on or before the Closing Date or was caused to be filed by Seller with such Governmental Authority after the Closing Date pursuant to SECTION 9.1(A), except to the extent any of the foregoing Taxes are reflected on the Closing Date Balance Sheet;

                 (e) any liability for Taxes of Seller or of any other entity which is a member of any consolidated, combined or unitary federal or state tax group of which Scanning is or was a member on or before the Closing Date, pursuant to Treasury Regulation Section 1.1502-6 or any analogous state or local tax provisions; and

                 (f) any liability for Taxes of Scanning and its Subsidiaries, Seller Subsidiaries, or TxCom, other than the Taxes described in
SECTION 8.1(C), (D) OR (E), with respect to any taxable period that ends on or prior to the Closing Date, except to the extent any such Taxes are reflected on the Closing Date Balance Sheet.

         8.2 Indemnification By Buyer. Subject to the limitations contained herein, after the Closing, Buyer shall indemnify and hold harmless the Seller Group from and against any Damages that any member of the Seller Group may incur or suffer arising out of or resulting from:

                 (a) the inaccuracy of any representation or warranty made by Buyer in this Agreement or in any certificate delivered pursuant hereto;

                 (b) any failure by Buyer to perform any obligation or comply with any covenant or agreement specified herein; and

                 (c) the Assumed International Liabilities, the TxCom Obligations and Spectra-Physics AB's obligations under the TxCom Guarantee.

         8.3     Limitations on Indemnification Obligations.

                 (a) Seller and SP Holding shall not have any liability under SECTIONS 8.1(A) or SECTION 8.1(F) of this Agreement for Damages unless the aggregate of all Damages for which Seller and SP Holding would, but for this sentence, be liable exceeds US $1,350,000 on a cumulative basis, and then only to the extent of any such excess. Seller and SP Holding shall not have any liability under SECTION 8.1(D) of this Agreement for Damages unless the aggregate of all Damages for which Seller and SP Holding would, but for this sentence, be liable exceeds US $50,000 on a cumulative basis and then only to the extent of any such excess. Under no circumstances shall Buyer and its affiliates be entitled to indemnification for Damages under SECTION 8.1(A) and
SECTION 8.1(F) of this Agreement for an amount in excess of US $10,000,000.

                 (b) No action, claim or set off for Damages under SECTIONS 8.1(A) AND 8.1(F) of this Agreement shall be brought or made by the Buyer Group after the date that is twelve (12) months after the Closing Date, except that such time limitation shall not apply to claims for misrepresentations or breaches of warranty relating to SECTIONS 2.1(B) and 2.1(D). The time limitation specified in this SECTION 8.3(B) shall not apply to any item as to which Buyer shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to Seller.

                 (c) The amount of any Damages for which indemnification is provided under SECTIONS 8.1 and 8.2 of this Agreement shall be (i), in the case of calculating Buyer's Damages, net of any accruals or reserves reflected on the Closing Date Balance Sheet with respect to the matters to which those Damages relate, (ii) net of any amounts recovered by the indemnified party for such Damages pursuant to any indemnification by or indemnification agreement with any third party and/or any insurance policies with respect to such Damages and (iii) offset to the extent of the present value (calculated using a discount rate equal to the appropriate applicable federal rate under Code Section 1274(d)) of any tax benefit (including without limitation, any benefit attributable to a decrease in income, increase in deductions or credits, or increase in basis) realized by the indemnified party arising from, or in connection with, the incurrence or payment of any such Damages. Buyer shall not be entitled to indemnification hereunder with respect to Taxes of TxCom if the existence of such Taxes constitutes a breach of the Seller's Representations and Warranties Agreement by and between Vincent Baumier, Bernard Malaise, Daniel Mawas, Alain Bonodot and TxCom and SP Holding, dated August 28, 1995 (the "Representations and Warranties Agreement") and Buyer (as successor to SP Holding) receives indemnification for such breach pursuant to the Representations and Warranties Agreement.

                 (d) Seller, SP Holding and Buyer shall have no obligation under this Agreement to indemnify the other with respect to any matter that was or could have been raised by the other in connection with the Closing Date Balance Sheet pursuant to the terms of SECTION 1.6.

                 (e) From and after the Closing, no claim for indemnity shall be made by the Buyer Group or the Seller Group, if such claim is based on an event or facts disclosed to such party in writing prior to Closing.

                 (f) Buyer shall not have any liability under SECTION 8.2(A) of this Agreement for Damages unless the aggregate of all Damages for which Buyer would, but for this sentence, be liable exceeds US $1,350,000 on a cumulative basis, and then only to the extent of any such excess. Under no circumstances shall Seller, SP Holding and their affiliates be entitled to indemnification for Damages under SECTION 8.2(A) of this Agreement for an amount in excess of US $10,000,000.

                 (g) No action, claim or set off for Damages under SECTIONS 8.2(A) of this Agreement shall be brought or made by any member of the Seller Group after the date that is twelve (12) months after the Closing Date, except that such time limitation shall not apply to claims for misrepresentations or breaches of warranty relating to SECTIONS 3.1(B), 3.1(D), 3.1(M) AND 3.1(R). The time limitation specified in this SECTION 8.3(G) shall not apply to any item as to which Seller or SP Holding shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to Buyer.

         8.4     Procedures Relating to Indemnification.

                 (a) In order for a party (the "Indemnified Party") to be entitled to any payment under the indemnification provided for under this Agreement in respect of, arising out of or involving a claim, legal proceeding or demand made by any person, firm, governmental authority, corporation or other entity (other than any of the parties to this Agreement or their affiliates) against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the other party (the "Indemnifying Party") in writing of the Third Party Claim, setting forth in reasonable detail the basis for such claim, as promptly as practicable, but in any case within 30 days, after receipt by such Indemnified Party of written notice of the Third Party Claim (the "Indemnification Notice"); provided, however, that failure to give such Indemnification Notice shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                 (b) In connection with any Third Party Claim, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice to the Indemnified Party, assume the defense of any such Third Party Claim. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall be entitled to participate in, but not control, the defense thereof at its own expense. If the Indemnifying Party shall fail to defend such Third Party Claim, or if after commencing or undertaking any such defense to such Third Party Claim, fails to prosecute, or withdraws from such defense, the Indemnified Party shall have the right to undertake such defense at the Indemnifying Party's expense. Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified and Indemnifying Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. Regardless of whether the Indemnifying Party elects to assume the defense of any such Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

         8.5     Exclusive Remedy.  The indemnification provided in this
ARTICLE XIII shall be the sole and exclusive remedy after the Closing Date for monetary damages available to the Buyer Group and the Seller Group for breach of any of the terms, conditions, representations or warranties contained herein. As between the Seller Group, on the one hand, and the Buyer Group and its affiliates, including without limitation after the Closing, Scanning and TxCom, on the other hand, the rights and obligations set forth in this Agreement will be the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby (other than, prior to the Closing, the Confidentiality Agreement dated February 1, 1996 between Buyer and Spectra-Physics AB (the "Confidentiality Agreement")). Without limiting the generality or effect of the foregoing, as a material inducement to the other parties hereto entering into this Agreement, and in light of, among other factors, the acknowledgements contained in SECTION 3.2, each of the parties to this Agreement hereby waives any claim or cause of action, known and unknown, foreseen and unforeseen, which exists or may arise in the future, or which it otherwise might assert, including without limitation under the common law or federal or state securities laws, trade regulation laws, Environmental Laws (including CERCLA or any other statutes now or hereafter in effect) or other Laws, by reason of this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby or thereby (other than in respect of the Confidentiality Agreement), except for (i) claims or causes of action brought under and subject to the terms and conditions of this Agreement, or (ii) injunctive or other equitable relief (other than for rescission or rescissory or similar damages).


                                   ARTICLE IX

                                  TAX MATTERS

         9.1     Tax Responsibility.

                 (a) Seller shall be responsible for the preparation and filing of (i) all federal and foreign income tax Returns and all consolidated, combined or unitary state or local income or franchise tax Returns which include the results of Scanning for any taxable period ending on or before the Closing Date and all other state or local income or franchise tax Returns of Scanning for a taxable year that ends on the Closing Date; and (ii) all other Tax Returns of Scanning which are required to be filed on or before the Closing Date (taking into account any applicable extensions). Seller shall be responsible for remitting or causing to be remitted to the proper Governmental Authority all payments of Taxes required to be paid on or before filing any such return as shown thereon except for any such Taxes that are reflected on the Closing Date Balance Sheet.

                 Seller shall submit to Buyer any Return prepared by Seller which has not been filed on or before the Closing Date and which is required to be executed by an officer of Scanning. Within fifteen business days of the receipt of such return, Buyer shall cause the appropriate officer of Scanning to duly execute such return and shall deliver such duly executed return to Seller. Buyer shall also, within such fifteen-day time period, remit to Seller an amount equal to the amount of any Taxes due with respect to such return, but only to the extent such Taxes are reflected on the Closing Date Balance Sheet. Seller shall be responsible for filing such return and remitting all payments of Taxes required to be paid with respect to such return.

                 Seller will also be responsible for deferred income, if any, triggered into income by Treasury Regulation Section 1.1502-13 and Treasury Regulation Section 1.1502-14 and excess loss accounts, if any, taken into income under Treasury Regulation Section 1.1502-19 for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Seller will prepare and file all Returns for which it is responsible for under this SECTION 9.1(A) in a manner that is consistent with its past tax accounting methods or practice and will take no position on such returns that relate to Scanning and its Subsidiaries that materially and adversely affects Scanning and its Subsidiaries after the Closing Date, unless such position would be reasonable in the case of a person that owned Scanning and its Subsidiaries both before and after the Closing Date or is consistent with past tax accounting methods or practice.

                 (b) Buyer shall cause Scanning to prepare and file all Tax Returns of Scanning not described in SECTION 9.1(A). Buyer shall remit or cause Scanning to remit to the proper taxing authorities all payments of Taxes required to be paid on or before filing any such return as shown thereon.
Buyer will take no position (nor will cause Scanning to take a position) on any Return that would materially and adversely affect either Seller or Scanning and its Subsidiaries with respect to any Returns (and any liability for Taxes related thereto) described in SECTION 9.1(A), unless such position would be reasonable in the case of a person that owned Scanning and its Subsidiaries both before and after the Closing Date or is consistent with past tax accounting methods or practice.

                 (c) All Tax Returns of Scanning, or which include the results of Scanning, (other than any one-day Returns required by reason of any election described in SECTION 9.2 hereto) shall be prepared on the basis of a taxable period of Scanning ending at the close of business on the Closing Date, unless clearly required otherwise by applicable Tax law.

                 (d) Within 180 days after the Closing Date, Buyer shall provide to Seller completed Tax Return packages and such other information reasonably requested by Seller with respect to Scanning for the preparation of any Tax Return required to be filed by Seller under SECTION 9.1(A)(I). In addition, Seller and Buyer shall provide reasonable cooperation to each other in connection with (i) the preparation or filing of any Tax Return, Tax election, Tax consent or certification, or any claim for a Tax refund, (ii) any determination of liability for Taxes, and (iii) any audit, examination or other proceeding in respect of Taxes of Scanning. Such cooperation shall include making available, on a reasonable basis, employees of the Seller, Buyer, or Scanning, as the case may be, whose out-of-pocket costs, if any, such as travel and lodging, shall be reimbursed by the party to which such employees are made available. After the Closing Date, Seller and Buyer shall make available to each other, as reasonably requested all information, records or documents of Scanning for all periods prior to and including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations, including extensions thereof, provided that notice of such extension is given to the party which did not grant the extension.

                 (e)      Notwithstanding anything to the contrary in SECTION
8.4 of this Agreement, Seller shall have the sole right, at its own expense, to control any audit or examination by any Governmental Authority, to initiate any claim for refund, to amend any Return, or to contest, resolve and defend against any assessment, notice or deficiency, or other adjustment or proposed adjustment relating to any Taxes for which Buyer seeks to be indemnified by Seller pursuant to SECTION 8.1 hereto. Seller will not settle any such audit in a manner which would materially and adversely affect Scanning and its Subsidiaries after the Closing Date unless such settlement would be reasonable in the case of a person that owned Scanning and its Subsidiaries both before and after the Closing Date or such settlement is consistent with past tax accounting methods or practice of Seller or Scanning and its Subsidiaries in handling such audits.

         9.2     Section 338(h)(10) Election.

                 Seller and Buyer agree that they shall jointly make or cause to be made the election under Section 338(h)(10) of the Code and Treasury Regulation Section 1.338(h)(10)-1(d) (and any corresponding election under state and local Tax law) with respect to the purchase and sale of the Shares, except that Seller and Buyer shall jointly elect not to have an election under
Section 338(h)(10) or Section 338(g) of the Code apply for California purposes (collectively, the "Elections"). Because Seller is not the common parent of a "selling consolidated group" of which Scanning is a member, as that term is defined under Treasury Regulation Section 1.338(h)(10)-1, Seller shall cause the person that is the common parent with respect to the selling consolidated group to join with Buyer in making the Elections with respect to Scanning.
(Any person authorized to make the Elections with respect to the selling consolidated group and Scanning (on behalf of Seller) is referred to as an "Authorized Person" herein). Buyer shall prepare IRS Form 8023-A (and any required attachments) and any similar state and local tax forms (and any required attachments) required to make the Elections (collectively, the "Election Forms" and each singularly, the "Election Form") and shall submit the Election Forms to Seller no later than 75 days prior to the date the Election Forms are required to be filed. The amount of consideration allocated to the purchase and sale of the Shares shall be consistent with the Purchase Price allocation set forth in SECTION 1.7 hereto. In the event of any dispute with regard to the content of any Election Form, the Parties shall attempt to resolve such dispute using good faith efforts. If they have not done so by the thirtieth day prior to the date the Election Form in question is required to be filed, the dispute shall be resolved by the Neutral Auditors (in accordance with SECTION 9.5 hereto) at least five business days prior to the time the Election Form is required to be filed. Seller shall promptly deliver to Buyer the Election Forms, which shall have been executed by the Authorized Person. Buyer shall then duly execute the Election Forms or promptly cause the Election Forms to be duly executed by the person authorized to execute such forms on behalf of Buyer and shall file the Election Forms in accordance with applicable Tax laws and the terms of this Agreement. Seller and Buyer shall take or cause to be taken any other actions that are necessary for making or perfecting the Elections. Buyer shall provide Seller with a copy of the Election Forms as filed. Seller and Buyer shall report all transactions pursuant to this Agreement for Tax purposes in a manner that is consistent with the Elections in all jurisdictions which recognize the effectiveness of the Elections for Tax purposes and shall take no position contrary thereto in such jurisdictions unless required to do so pursuant to a "determination" within the meaning of
Section 1313 of the Code or an analogous provision under state or local law.

                 Seller will pay any tax attributable to the making of the
Section 338(h)(10) election and will indemnify Buyer and Scanning against any liability or expense arising out of any failure to pay such tax. Seller will also pay any state, local or foreign tax (and indemnify Buyer and Scanning against any liability or expense arising out of any failure to pay such tax) attributable to an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of Scanning hereunder where the state, local, or foreign tax jurisdiction (i) does not provide or recognize a Section 338(h)(10) election or (ii) does not apply its provisions corresponding to Section 338(h)(10) of the Code to the purchase and sale of the stock of Scanning (for example, because Scanning files a separate company tax return in such jurisdiction).

         9.3     Refunds and Credits.

                 (a) Except as otherwise provided in SECTION 9.3(B), Seller shall be entitled to any refund or credit (including any refund or credit resulting from a carry back of a net operating loss, net capital loss or tax credit) of federal and foreign income Taxes, any state or local income or franchise Taxes, Payroll Taxes or state or local sales and use Taxes of Scanning and its Subsidiaries and TxCom with respect to any taxable period that ends on or prior to the Closing Date, except to the extent such refund or credit is reflected on the Closing Date Balance Sheet.

                 Seller, at its expense, shall be responsible for filing and preparing any Returns (including any amended Returns) necessary to obtain such refund or credit. Buyer shall cooperate with Seller in connection with the preparation and filing of such returns. Seller will indemnify Buyer for any penalty, interest or costs incurred by Buyer that is attributable to such refund or credit.

                 (b) Where permitted by applicable Tax law, Buyer and Scanning shall elect not to carry back any net operating loss, net capital loss or tax credit that arises in any taxable year ending after the Closing Date ("Carryback Item"), to a taxable year of any consolidated, combined or unitary Returns filed by, or with respect to, Scanning that ends on or before the Closing Date. If a Carryback Item of Buyer or Scanning (or a successor to them) is required to be carried back under applicable Tax law to a taxable year of any consolidated, combined or unitary Returns filed by, or with respect to, Scanning, and is absorbed or used in whole or in part in such year, Seller shall pay Buyer an amount equal to any refund or credit attributable to such Carryback Item, provided that Seller receives such refund or realizes the benefit of any such credit. The amount of any such refund or credit attributable to the Carryback Item shall be equal to the difference between the amount of such refund or credit (net of any income taxes payable thereon) with and without the Carryback Item. Amounts due pursuant to this paragraph shall be paid in full within 30 days after Seller receives a refund or credit. If a refund or credit attributable to a Carryback Item is later reduced (for example, as a result of a reduction in the amount of a Carryback Item caused by an audit adjustment), Buyer shall pay to Seller the amount of such reduction including statutory interest by the due date of any required tax payment by Seller or, if no payment is due, within 30 days after the final determination of the amount of the reduction in such benefit.

                 Seller shall be responsible for preparing and filing (or arranging for the preparation and filing of) any Returns required to carry back a Carryback Item to a taxable year ending on or before the Closing Date. Buyer shall reimburse Seller for the reasonable cost of preparation of any such Returns. Buyer shall indemnify Seller for any penalty, interest or costs incurred by Seller that is attributable to Carryback Items.

                 (c) Except as otherwise provided in SECTION 9.3(A), Scanning shall be entitled to any other refunds or credits of its Taxes for all taxable periods.

         9.4 Tax Sharing Agreements. Effective as of the Closing Date, all tax sharing agreements between Scanning and any member of any consolidated, combined, or unitary group of which Scanning is a member on or before the Closing Date shall be terminated. Neither Scanning nor such member shall have any current or continuing obligations to or benefits from any other party under such terminated agreements as of and after the Closing Date.

         9.5     Dispute Resolution. In the event of a dispute concerning this
ARTICLE IX, the parties shall submit such dispute to the Neutral Auditors (to be selected in the same manner as set forth under SECTION 1.6(D) hereto) whose decision shall be binding on the parties. The Neutral Auditors' fee shall be borne equally by Buyer and Seller.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, three business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as Federal Express, one business day after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

                 If to Seller Group to:

                          Spectra-Physics, Inc.
                          108 Webster Building
                          3411 Silverside Road
                          Wilmington, DE 19810
                          Telephone:  (302) 478-4600
                          Fax: (302) 478-8962
                          Attn:  Ms. Barbara Schoenberg

                 With required copies to:

                          Spectra-Physics AB
                          Box 5226
                          Sturegatan 32
                          Fourth Floor
                          S-102 45 Stockholm, Sweden
                          Telephone:  011-468-783-0725
                            Fax:    011-468-660-9226
                            Attn:  Mr. Ulf Johansson

                 and

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA 19103
                          Telephone:  (215) 994-2971
                          Fax:    (215) 994-2222
                          Attention:  Carmen J. Romano, Esquire

                 If to Buyer Group, to:

                          PSC Inc.
                          675 Basket Road
                          Webster, NY 14580
                          Telephone:  (716) 265-1600
                          Fax: (716) 265-6402
                          Attention: William J. Woodard, Vice-President -
                          Finance

                 With required copies to:

                          Boylan, Brown, Code, Fowler, Vigdor
                            & Wilson, LLP
                          2400 Chase Square
                          Rochester, NY 14604
                          Telephone:  (716) 232-5300
                          Fax: (716) 232-3528
                          Attention: Martin S. Weingarten, Esq.

         10.2 Successors and Assigns; Benefit. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights hereunder to a wholly-owned Subsidiary of Buyer, provided further that no such assignment shall limit or release any of Buyer's obligations hereunder. Except as provided in
SECTION 7.3 of this Agreement, nothing in this Agreement, express or implied, is intended to confer on any other person other than the parties hereto, the Seller Subsidiaries and the Buyer Subsidiaries or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.3 Public Announcements. Prior to the Closing, neither the Seller Group nor the Buyer Group shall issue any press release or public announcement regarding this Agreement or the transactions contemplated hereby except as and to the extent that Buyer and Seller jointly agree, and except as any party shall in the opinion of its counsel be obligated by law, rule or regulation of any governmental or regulatory body or stock exchange, and in such event the party issuing any release or public announcement or disclosure shall to the extent practical, give the other party reasonable prior notice of such announcement or disclosure and a reasonable opportunity to comment thereon.

         10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10.5 Headings. The headings preceding the text of the sections and subsections hereto are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         10.6 Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each of the parties against which it is to be enforced.

         10.7 Limitation on Knowledge. To the extent any representation or warranty of Seller in this Agreement is limited to "Seller's knowledge" or similar language, knowledge shall be limited to any facts or circumstances actually known after reasonable investigation by the individuals set forth on
SCHEDULE 10.7 hereto. To the extent any representation or warranty of Buyer in this Agreement is limited to "Buyer's knowledge" or similar language, knowledge shall be limited to any facts or circumstances actually known after reasonable investigation by any of the individuals set forth on SCHEDULE 10.7 hereto.

         10.8 Foreign Sales Agreements and TxCom Agreement. Notwithstanding anything to the contrary contained in any of the Foreign Sales Agreements or the TxCom Agreement to be executed and delivered in accordance with SECTION 1.1(C) and SECTION 1.1(D), respectively, of this Agreement, any "purchase price" referred to in any such Foreign Sales Agreement or TxCom Agreement represents the portion of the Purchase Price allocated to the assets and liabilities being transferred by the Seller Subsidiary party to such Foreign Sales Agreement or by SP Holding pursuant to the TxCom Agreement, respectively, and no amounts in excess of, or less than, the Purchase Price shall be owed by Buyer as a result of the purchase price specified in any Foreign Sales Agreement or TxCom Agreement. The purchase price adjustment contemplated by the Foreign Sales Agreements and the TxCom Agreement refer only to the adjustments to the purchase price referred to in the appropriate Foreign Sales Agreement or TxCom Agreement, respectively, if any, necessary as a result of the finalization of the allocation of the Purchase Price in accordance with
SECTION 1.7 of this Agreement, and no amounts shall be owed by the Buyer Group or the Seller Group as a result of any such adjustments. Notwithstanding anything contained in this Agreement, the Foreign Sales Agreements or the TxCom Agreement to the contrary, nothing in the Foreign Sales Agreements or the TxCom Agreement will be deemed to enlarge or diminish in any way any of the parties' rights or obligations under this Agreement. To the extent that any of the provisions of the Foreign Sales Agreements or the TxCom Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. No party to any of the Foreign Sales Agreements or the TxCom Agreement shall have any right to bring any claim thereunder for breach of the representations or warranties contained therein. That portion of the Purchase Price allocated to the International Assets transferred to a Buyer Subsidiary from Spectra-Physics K.K. shall be deemed to be paid in Japanese Yen at the spot price for Japanese Yen listed in the Wall Street Journal on the Closing Date.

         10.9 Consent to Jurisdiction. Buyer and Seller each irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of New York, situated in the county of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of or related to this Agreement or any transaction contemplated hereby. Buyer and Seller each hereby irrevocably consents to the service of summons, complaint and any and all other process in any such action or proceeding brought in such jurisdictions within the State of New York by delivery of copies of such process to it, at its address specified in SECTION 10.1 of this Agreement or by certified mail direct to such address. Buyer and Seller each hereby waives any objection that it may have based upon lack of personal jurisdiction, including, without limitation, any objection to the laying of venue or based on grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

         10.10 Post-Closing Access. Buyer and Seller shall reasonably cooperate with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating to the Business (whether in the possession of Seller Group, Buyer Group, Scanning or TxCom) as is reasonably necessary for (a) the preparation for or the prosecution or defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of a party to this Agreement against another party to this Agreement) by or against Scanning, TxCom or any member of the Seller Group or Buyer Group, (b) the preparation and filing of any Tax Return or election relating to the Business or any audit by any taxing authority of any Returns of Scanning, TxCom or the Scanning Subsidiaries and (c) the preparation and filing of any other documents required by any government authority. The party requesting such information and assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this
SECTION 10.10 shall be during normal business hours and upon not less than two business days' prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

         10.11 Regarding Certain Consents. Nothing in this Agreement shall be construed as an attempt by any Seller Subsidiary to assign to the Buyer Subsidiaries pursuant to this Agreement and/or the Foreign Sales Agreements any contract, agreement, permit, franchise, claim or asset included in the International Assets which is by its terms or by law nonassign able without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to any Seller Subsidiary would not by law pass to the Buyer Subsidiaries as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any such consent or approval in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, Seller shall cause the Seller Subsidiaries to use reasonable efforts and to cooperate in any reasonable arrangement to assure the Buyer Subsidiaries the benefits of such Non-Assignable Contract to the extent permitted by law. To the extent lawful, practicable and reasonable in the circumstances, including the obtaining of any such necessary consent or approval after the Closing (provided that neither Seller nor any Seller Subsidiary shall be required to pay any money or other consideration or grant forbearances to any third party to effect such consent or approval), Seller at the request and under the direction of Buyer shall cause the appropriate Seller Subsidiary to take all reasonable actions to assure that the rights of any Seller Subsidiary under the Non-Assignable Contracts shall be preserved for the benefit of the Buyer Subsidiaries to the extent not involving any undue hardships upon any Seller Subsidiary or unreasonable time constraints in the request or compliance with such instructions. Buyer shall indemnify and hold harmless Seller Group for performing such obligations and reimburse Seller Group for its expenses related thereto.

         10.12 Further Assurances. Following the Closing, each party shall cooperate with the other and execute and deliver, or cause to be executed and delivered, all such other instruments, including, without limitation, instruments of conveyance, assignment and transfer, and take all such other actions as may reasonably be requested by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

         10.13 Preservation of Records Information. Buyer will hold all of the material books and records of Scanning, TxCom, and, with respect to the Business, the Seller Subsidiaries, existing on the Closing Date and not destroy or dispose of any thereto for a period of seven years from the Closing Date. Seller and Seller Subsidiaries shall preserve and keep any such books and records it may retain with respect to the Business for a period of seven years from the Closing Date.

         10.14 Further Audit Assistance. Immediately following the Closing and thereafter, Seller will use its reasonable best efforts to cause Coopers & Lybrand L.L.P., its auditors, at Buyer's expense, to continue to provide Arthur Andersen LLP with all such information and assistance with respect to the Business' audited historical financial statements and quarterly financial data as may reasonably be required by Arthur Andersen LLP, including but not limited to the furnishing of any opinion or consents required for the inclusion of such audited financial statements in any filings under the Securities Act or the Exchange Act by Buyer.

         10.15 Specific Performance. Buyer and Seller each acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agree that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which they may be entitled, at law or in equity.

         10.16 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written, except the Confidentiality Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        SPECTRA-PHYSICS, INC.


                                        By: /s/ ULF J. JOHANSSON
                                        Title: as authorized agent


                                        PSC Inc.


                                        By: /s/ L. MICHAEL HONE
                                        Title:  President, CCO, CHM


                                        SPECTRA-PHYSICS HOLDING, S.A.


                                        By: /s/ ULF J. JOHANSSON
                                        Title:  as authorized agent

                Schedules to Asset and Stock Purchase Agreement


                 The following constitutes the schedules called for and referred to in the Asset and Stock Purchase Agreement (the "Agreement") dated May 20, 1996, by and among PSC Inc. ("Buyer"), Spectra-Physics, Inc. ("Seller") and Spectra-Physics Holding, S.A. To avoid repetition, in some instances the information called for in the Agreement is provided by cross-reference from one section of the schedules to anther section. Any matter that is disclosed in one section of the schedules to the Agreement in such a way as to make apparent its relevance to the information called for by another section of the schedules to the Agreement shall be deemed to have been included in such other section.

                 Capitalized terms used in the schedules shall have the same meaning as in the Agreement.

                 Inclusion of any item on the schedules shall not be deemed to be an admission that disclosure of such item is in fact required pursuant to the Agreement or that such item is material to the Business or otherwise lends meaning to the term material.

                               Schedule 1.2(a)(v)

                           FOREIGN BUSINESS EMPLOYEES


Spectra-Physics GmbH:

         Thomas Fleckenstein
         Rose Fuchs
         Manfred Klinge - starts July 1, 1996
         Robert-Lee Joll
         Wolfgang Keppke
         Emil Sachs
         Horst Wagener
         Olaf Restle
         Paolos Ghebreweldi - start date not yet set

Spectra-Physics S.A.:

         Jean-Francois Codron
         Agnes Bachelier
         Jean-Francois Gervaiseaux
         Olivier du Couedic
         Francois Gremillot
         Nicolas Segons
         Pascal Barat
         Bertrand Chambellan
         Jean-Philippe Masson
         Alexandre Meyer - Temporary Employee
         Noella Humbert
         Serge Mathieu
         Jesus de Dios
         Maria de Pedro
         Luis Hidalgo
         Dominique Gaillard

Spectra-Physics Ltd.:

         Kerry Lee
         Mark Baldwin
         Vernon Witney
         Kelvin Leaver
         Debbie O'Neill
         Eileen McKillon
         Michelle White
         Nigel Davis
         Nick Pitt
         Donna Simpson - Temporary Employee

Spectra-Physics Pty Ltd.:

         James Rodrigo
         Tracy Paterson
         Mark Howell

Spectra-Physics K.K.:

         Ken Sugita
         Sawako Togashi
         Hideaki Yoshikawa
         Yukihiro Higashikawa
         Toshiaki Takeda
         Ja Koo

Spectra-Physics S.r.l.:

         Claudio Bassoli
         Monique Mazzari
         Maria Teresa Lacquaniti
         Luigi Dell'orto
         Elia Lupi
         Daniela Saini - Temporary Employee
         Giovanna Amati
         Marco Zorz - Contract Employee Through December 31, 1996

Other Foreign Representatives:

         Lars Andersson

                                Schedule 2.1(a)

             JURISDICTIONS WHERE QUALIFIED AS A FOREIGN CORPORATION


Oregon

Texas

                                Schedule 2.1(e)

                        EXCEPTIONS TO NON-CONTRAVENTION


The Lease dated December 14, 1992, between Fidra Realties Inc. ("Fidra") and Scanning (as amended by Renewal of Lease dated August 3, 1995, between Fidra and Scanning) may not be assigned without the prior consent of Fidra, which consent, subject to certain conditions, shall not be unreasonably withheld. If Buyer is not a public corporation, or is not controlled by a public corporation, whose shares are traded and listed on a recognized stock exchange, a sale of Scanning's stock to Buyer is deemed an assignment under such Lease.

The License Agreement dated August 1, 1990, between Opticon, Inc. ("Opticon") and Seller (as assigned to Scanning by Master Assignment and Instrument of Assumption dated as of December 31, 1990, between Seller and Scanning) (the "Opticon License") may not be assigned without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. Opticon's consent was not obtained in 1990. If Buyer is, or might reasonably become, a competitor of Opticon, a sale of Scanning's stock to Buyer is deemed an assignment under the Agreement.

If Buyer (or any parent or controlling company of Buyer) is not principally based in North America, Europe, Israel or Australia, Symbol Technologies, Inc. ("Symbol") has the right to terminate the Agreement dated as of October 1, 1985, between Symbol and Seller and the Agreement dated January 1, 1995, between Symbol, Seller and Scanning. The term of the Opticon License expires upon termination of the Agreement dated as of October 1, 1995, between Symbol and Seller.

Pursuant to Article 9 of the Shareholders and Management Agreement dated as of August 28, 1995, between Vincent Baumier, Bernard Malaise, Daniel Mawas and Alain Bonodot (together, the "Founders") and Spectra-Physics A.B., Scanning, and Spectra-Physics Holding, S.A., absent waiver of their rights, the Founders have certain rights to fix the purchase price of their remaining shares of TxCom upon a sale of Spectra-Physics Holdings S.A.'s shares of TxCom to a third party.

Pursuant to the Articles of Association of TxCom, the TxCom Board of Directors must consent to a change in ownership of TxCom. Such consent has not been obtained.

A sale of Scanning's stock to Buyer may constitute a default under the Installment Sale Agreement dated January 1, 1981, between the State of Oregon, Economic Development Commission and Seller and/or the Guaranty Agreement dated as of July 1, 1979, between the State of Oregon, Economic Development Commission and Seller.

Generally, the contracts of Seller Subsidiaries, such as purchase orders of customers, purchase orders by Seller Subsidiaries and automobile leases of Seller Subsidiaries, may not be assigned without the consent of the non-assigning parties. Such consents have not been obtained.

The Development and License Agreement dated April 20, 1993, between Percon Acquisition, Inc. ("Percon") and Scanning may not be assigned without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. If Buyer is, or might reasonably become, a competitor of Percon, a sale of Scanning's stock to Buyer is deemed an assignment under the Agreement.

Upon a change in control of Scanning, Federal Express Corporation ("Federal Express") has the right to terminate the Consulting Agreement dated as of November 14, 1995, between Federal Express and Scanning.

                                Schedule 2.1(f)

                       GOVERNMENT CONSENTS AND APPROVALS


Certain post-transaction administrative filings may be required with respect to the Foreign Sales Agreements, including: registration of assignments of book debts with the Australian Victorian Registrar General, and registration of the Italian Foreign Sales Agreement with the Italian Court and the Italian Registration Tax Authority. No filings have been made as of this date.

                                Schedule 2.1(g)

                         COMBINED FINANCIAL STATEMENTS


Attached

                  THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
                                   _________


                         COMBINED FINANCIAL STATEMENTS
                      as of December 31, 1994 and 1995 and
           for the three years in the period ended December 31, 1995

                  THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
                                    ________

                     INDEX TO COMBINED FINANCIAL STATEMENTS
                                   __________

                                                                         Page
                                                                         ----
The Data Capture Group of Spectra-Physics AB:

         Report of Independent Accountants                                 1
         Combined Balance Sheets at December 31, 1994 and 1995             2
         For the years ended December 31, 1993, 1994 and 1995:
                 Combined Statements of Operations                         3
                 Combined Statements of Changes in Spectra-Physics AB's
                   Investment                                              4
                 Combined Statements of Cash Flows                       5-6
         Notes to Combined Financial Statements                          7-20

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB

Coopers &
Lybrand                           a professional services firm


Report of Independent Accountants



The Board of Directors and Shareholders
The Data Capture Group of Spectra-Physics AB:


We have audited the accompanying combined balance sheets of The Data Capture Group of Spectra-Physics AB (the Company), as described in Note 1, as of December 31, 1995 and 1994, and the related combined statements of operations, cash flows and changes in Spectra-Physics AB's investment for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Data Capture Group of Spectra-Physics AB at December 31, 1995 and 1994, and results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


(Coopers & Lybrand, L.L.P.)


Eugene, Oregon
January 26, 1996, except for Notes 3,
  as to which the date is February 9,
  1996




Coopers & Lybrand is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
COMBINED BALANCE SHEETS
Amounts in thousands, except stock par value, shares issued and outstanding


                                ASSETS                                      December 31
                                                                         --------------------
                                                                           1994         1995

 Current Assets:
   Cash and cash equivalents                                             $ 1,749      $ 2,280
   Accounts receivable, net of allowance of $359 and $271 in 1995         11,755       12,466
     and 1994, respectively

  Notes receivable                                                                      1,642
  Inventories                                                              7,224        8,691

  Deferred tax assets                                                      1,906        1,564

  Other current assets                                                     2,375        2,233
                                                                         -------      -------
       Total current assets                                               25,009       28,876

 Property, plant and equipment, net                                       15,734       15,482
 Intangible assets, net                                                   18,568        2,267
                                                                         -------      -------
      Total assets                                                       $59,311      $46,625
                                                                         =======      =======
         LIABILITIES AND SHAREHOLDER'S EQUITY

 Current liabilities:
  Current portion of long-term debt                                      $   300      $   300

  Accounts payable and accrued liabilities                                10,153       12,662
  Deferred revenue                                                           647          846
                                                                         -------      -------
      Total current liabilities                                           11,100       13,808
 Long-term debt                                                            4,100        3,800

 Deferred income taxes                                                     2,462        1,279

 Other liabilities                                                           240          221
 Minority interests                                                            0        1,647
                                                                         -------      -------
      Total liabilities                                                   17,902       20,755

 Commitments and contingencies (Note 11)
 Shareholder's equity:
  Spectra-Physics AB's investment                                         41,409       25,870
                                                                         -------      -------
      Total liabilities and shareholder's equity                         $59,311      $46,625
                                                                         =======      =======





The accompanying notes are an integral part of these combined financial statements.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
COMBINED STATEMENTS OF OPERATIONS

                                                                            Year ended December 31,
                                                               -----------------------------------------------

 Net sales                                                       $ 79,455           $ 88,334         $101,627
 Cost of goods sold                                                48,637             55,784           60,188
                                                                 --------           --------         --------
      Gross profit                                                 30,818             32,550           41,439
                                                                 --------           --------         --------
 Operating expenses:
  Research and development                                          8,402              7,462            7,856
  Selling, general and administrative                              21,423             18,579           20,415

  Corporate overhead allocation                                       281                285              327
  Write-off of in-process technology                                                                      863

  Amortization of acquisition related intangibles                  24,064             24,064           18,249
                                                                 --------           --------         --------
      Total operating expenses                                     54,170             50,390           47,710
                                                                 --------           --------         --------

      Loss from operations                                       (23,352)           (17,840)          (6,271)

 Other expense, net                                                   502              2,052            1,072
 Minority interests (TxCom)                                             0                  0              411
                                                                 --------           --------         --------

      Loss before income tax benefit (expense)                   (23,854)           (19,892)          (7,754)

 Income tax benefit (expense)                                       3,931              2,366          (2,025)
                                                                 --------           --------         --------
      Net loss                                                   $(19,923)          $(17,526)        $ (9,779)
                                                                 ========           ========         ========




The accompanying notes are an integral part of these combined financial statements.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
COMBINED STATEMENTS OF CHANGES IN SPECTRA-PHYSICS AB'S INVESTMENT for the years ended December 31, 1993, 1994 and 1995

                                              Year ended December 31,
                                        --------------------------------------
                                        1993            1994           1995
                                                   (in thousands)
 Balance, beginning of year             $ 82,690         $ 59,797      $41,409
  Net loss                               (19,923)         (17,526)      (9,779)
  Foreign currency translation               226               (5)         280
  Net capital withdrawal                  (3,196)            (857)      (6,040)
                                        --------         --------      -------
 Balance, end of year                   $ 59,797         $ 41,409      $25,870
                                        ========         ========      =======




The accompanying notes are an integral part of these combined financial statements.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
COMBINED STATEMENTS OF CASH FLOWS


                                                                                    Year ended December 31,
                                                                               --------------------------------
                                                                                    1993       1994       1995
                                                                                          (in thousands)
Increase (Decrease) in Cash and Cash Equivalents:
Cash flows from operating activities:

 Net loss                                                                      $(19,923)  $(17,526)  $ (9,779)
 Adjustments to reconcile net loss to net cash
 provided by operating activities:

  Depreciation                                                                     3,181      3,305      4,101

  Amortization of intangibles                                                     24,412     24,461     18,639
  Write-off of in-process technology                                                                       863

  Write-off of investment in CECS                                                     61        379        330
  Deferred income tax benefit                                                    (3,304)    (2,864)    (1,350)

  Minority interests (TxCom)                                                                               411

  Changes in assets and liabilities, net of the
  effect of acquisition of TxCom in 1995:
   Accounts receivable                                                             3,229    (3,945)        644

   Note receivable                                                                                     (1,642)
   Inventories                                                                       810      (497)      (911)

   Other current assets                                                            (339)      (913)        224

   Accounts payable and accrued liabilities                                      (2,800)      3,484      1,400
   Deferred revenue                                                                  329        232        165
                                                                                 -------    -------    -------
    Net cash provided by operating activities                                      5,656      6,116     13,095
                                                                                 -------    -------    -------
Cash flows from investing activities:
 Purchase of property, plant and equipment                                       (3,414)    (3,721)    (3,824)

 Proceeds from sale of property, plant and
 equipment                                                                           115         12         17
 Investment in minority-owned equipment                                            (110)      (330)      (330)

 Purchase of TxCom, net of cash acquired                                               0          0    (2,367)
                                                                                 -------    -------    -------
    Net cash used in investing activities                                        (3,409)    (4,039)    (6,504)
                                                                                 -------    -------    -------
Cash flows used in financing activities:
 Net capital withdrawal by Spectra-Physics AB                                    (3,196)      (857)    (6,040)
                                                                                 -------    -------    -------
Effect of exchange rate changes on cash                                              226        (5)        280
                                                                                 -------    -------    -------
Net increase (decrease) in cash and cash equivalents                               (723)      1,215        831
Cash and cash equivalents at beginning of year                                     1,257        534      1,749
                                                                                 -------    -------    -------
Cash and cash equivalents at end of year                                         $   534    $ 1,749    $ 2,580
                                                                                 =======    =======    =======




Continued

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
COMBINED STATEMENTS OF CASH FLOWS, Continued

                                                                                  Year ended December 31,
                                                                               -----------------------------
                                                                                1993        1994       1995
                                                                                       (in thousands)
Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
 Interest                                                                         $  313       $313    $   304

 Income taxes                                                                      1,040        498      3,247

Acquisition of TxCom:
 Purchased technology                                                                                  $ 1,273

 In-process technology                                                                                     863
 Goodwill                                                                                                  760
                                                                                                       -------

                                                                                                         2,896

Tangible assets acquired, net of liabilities assumed                                                     1,923
Deferred income tax liability                                                                             (509)
                                                                                                       -------
                                                                                                         4,310

Less cash acquired                                                                                      (1,943)
                                                                                                       -------
    Net cash paid at acquisition                                                                       $ 2,367
                                                                                                       =======



The accompanying note are an integral part of these combined financial statements.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in thousands)




1.       ORGANIZATION AND BASIS OF PRESENTATION:

         ORGANIZATION: The accompanying combined financial statements of The Data Capture Group of Spectra-Physics AB (the Company) include the assets and liabilities at historical cost and operating results and cash flows of the Data Capture Group of Spectra-Physics AB, a Swedish manufacturing company. The Company consists of the operations, assets and liabilities of the Company's sales and manufacturing facilities located in Eugene, Oregon; its various foreign sales and technical support offices located in the United Kingdom, France, Germany, Italy, Australia and Japan; and a 60% investment in T.X.C.O.M. SA (TxCom). The Company designs, manufactures and markets bar code scanners, wireless radio frequency systems and retail automation systems for the use in the worldwide automatic identification and data collection industry.

         In July 1990, Spectra-Physics, Inc. and its subsidiaries (SP) were acquired by Pharos USA, Inc., which is indirectly owned by Pharos AB (now known as Spectra-Physics AB). In 1990, SP managed four distinct operating divisions, one of which was the scanning system division. The transaction was recorded using the purchase method of accounting. Accordingly, a new basis of accounting was established for the Company in 1990 based on an allocation of the purchase price among SP divisions, based upon the present value of estimated future cash flows expected to result from the use of certain assets, resulting in a purchase price in excess of tangible assets acquired less liabilities assumed of $145,900 (see Note 6).

         BASIS OF PRESENTATION: The combined financial statements have been prepared as if the Company had operated as an independent stand-alone entity for all periods presented. The Company has not had significant borrowings, and there was no allocation of Spectra-Physics AB consolidated borrowings and related interest expense. The Company had engaged in various transactions with Spectra-Physics AB and its affiliates that are characteristic of a group of companies under common control. Throughout the period covered by these combined financial statements, the Company participated in Spectra-Physics AB's centralized cash management system. The Company's operational transactions resulted in amounts receivable from and payable to Spectra-Physics AB which fluctuated over time and such net withdrawals have been presented net in the balance sheet as Spectra-Physics AB's investment in the Company. Significant intercompany balances and transactions within the Company have been eliminated.

         The Company was charged by Spectra-Physics AB for direct costs and expenses associated with its operations which were included in cost of goods sold or selling and administrative expenses, as appropriate. Spectra-Physics AB's administrative costs which are indirectly attributable to the Company, have not been historically charged to the Company. However, these costs have been allocated to the Company in the accompanying financial statements based on the estimated level of effort expended on behalf of the Company. Management believes that such method of allocation is reasonable and reflects a reasonable estimate of the level of expenses that would have been incurred had the Company operated on a stand-alone basis. As shown on the combined statements of operations, "Corporate overhead allocation" consisted of $281, $285 and $327 of such indirect costs for 1993, 1994 and 1995, respectively.






Continued

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

1.       ORGANIZATION AND BASIS OF PRESENTATION, Continued:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         ESTIMATES AND INDUSTRY FACTORS:

         Estimates- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Technology - The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and changing customer needs. The Company believes that its future success will depend, in part, upon its ability to enhance its current products, to develop new products and systems on a timely and cost-effective basis, and to respond to changing customer needs and technological developments. To date, the Company's revenues have been concentrated in the sale of fixed and handheld scanners. The Company expects that increasing portions of its operations will be devoted to, and revenues will result from, the manufacture and sale of automated data collection systems and product-related services.

         Patents- The Company's success is dependent in part on its ability to continue to have patent protection for its products, maintain trade secret protection and operate without infringing the proprietary rights of others.

         Major Customers - The Company sells to various customers. A major customer represented 10% or more of net sales. One customer represents 24%, 12% and 14% of net sales in 1993, 1994 and 1995, respectively.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION: Revenue for sales of the Company's products is recognized upon shipment. In conjunction with these sales, field service maintenance agreements are entered into for certain products. Maintenance revenues are recognized ratably over the term of the maintenance period, which is typically one to three years.

         CASH AND CASH EQUIVALENTS: The Company participates in Spectra-Physics AB's centralized cash management system that invests excess cash in marketable securities, with maturities of three months or less. The carrying value of cash and cash equivalents approximates fair value because of the short maturity of these investments.

         ACCOUNTS RECEIVABLE: Accounts receivable are stated at face value, less an allowance for uncollectible accounts.

         INVENTORIES: Inventories are stated at the lower of cost (first-in, first-out basis) or market.

         PROPERTY,PLANT AND EQUIPMENT: Property, plant and equipment is recorded at cost. Depreciation and amortization is provided on a straight-line basis over the following estimated useful lives:

         Buildings and improvements                    10 to 45 years
         Machinery and equipment                         3 to 8 years
         Leasehold improvements (limited to
         terms of the leases)                          5 to 10 years

         INTANGIBLE ASSETS: In 1995, the Company elected adoption of the accounting provisions of Statement of Financial Accounting Standards
         (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This Standard requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No adjustments were necessary to implement this Standard.

         Intangibles resulting from business acquisitions represent goodwill, covenants not to compete and purchased technologies, and are being amortized on the straight-line method over their estimated useful lives of 5 years. When factors indicate that these intangibles should be evaluated for possible impairment, the Company uses an estimate of the acquired business' undiscounted future cash flows expected to result from the use of the intangibles and its eventual disposition in measuring whether the intangibles are recoverable. Other intangibles, which consist of patents, licenses and trademarks, including costs incurred in connection with the protection of patents, are generally amortized over their estimated useful lives of 5 to 10 years, using the straight-line method.





Continued

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued.

         INVESTMENT IN MINORITY-OWNED COMPANY: The Company owns 11% of the equity of Catalina Electronic Clearing Systems, Inc. (CECS) and accounts for it on the cost method. CECS has been a development stage company incurring recurring losses. When factors indicate that the Company's investment in CECS should be evaluated for possible impairment, the Company uses an estimate of CECS's expected undiscounted future cash flows and its eventual disposition in measuring whether the investment in CECS is recoverable. In each year through 1995, the Company has written down its investment to zero as the Company believes its value has been impaired.

         SOFTWARE DEVELOPMENT COSTS: The Company capitalizes costs incurred for internally developed product software where economic and technological feasibility has been established and for qualifying purchased product software. Generally, software development costs incurred subsequent to achieving economic and technological feasibility using a working model have not been material. Accordingly, no software development costs were capitalized.

         RESEARCH AND DEVELOPMENT EXPENSES: The Company expenses all research and development costs as incurred.

         INCOME TAXES: The Company uses the liability method to record deferred tax assets and liabilities based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

         The Company has historically been included in the consolidated federal and state income tax returns of Spectra-Physics, Inc. The income tax benefit reflected in the accompanying combined financial statements represents the Company's share of Spectra-Physics, Inc.'s income tax provision which is intended to approximate the benefit which would have been recognized had the Company filed separate income tax returns.

         Domestic income taxes have been treated as if settled immediately through an adjustment to Spectra-Physics AB's investment in the Company. The current deferred income tax asset and the deferred income tax liability have been determined on a stand-alone basis. Provision is made for U.S. income taxes on undistributed earnings of foreign entities, unless such earnings are considered indefinitely reinvested.

         FORWARD FOREIGN EXCHANGE CONTRACTS: The Company may occasionally enter into forward foreign exchange contracts as a hedge against currency fluctuations relating to net foreign transactions and commitments denominated in foreign currencies. Gains and losses on forward contracts are deferred and offset against foreign exchange gains or losses on the underlying hedged items.





Continued

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

         FOREIGN CURRENCY TRANSLATION: The Company's foreign subsidiaries' accounts are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at year end. Revenues and expenses are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative adjustment account in Spectra-Physics AB's investment, net of related deferred income taxes.

         PRODUCT WARRANTY: The Company's products typically have a warranty period of 12 months. Estimated warranty costs are accrued at the time of sale of the warranted products. The Company maintains an accrual for warranty claims and adjusts this accrual periodically based on historical experience and known warranty claims.

         SPECTRA-PHYSICS AB'S INVESTMENT: Spectra-Physics AB's investment reflects the historical activity between the Company and Spectra-Physics AB and the Company's cumulative results of operations. Transactions with Spectra-Physics AB are reflected as though they were settled immediately as an addition to or reduction of Spectra-Physics AB's investment, and there are no significant amounts due to or from Spectra-Physics AB at the end of any period, except as described in Notes 3 and 8.

         ACCOUNTING STANDARDS PRONOUNCEMENTS: In October 1995, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", which is effective for fiscal years beginning after December 15, 1995. The Standard requires the Company either to adopt a fair value based method of accounting for compensation cost related to stock options in the income statement or to continue using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees". If the Company opts not to use the fair value based method of accounting, pro forma disclosures will need to be reported in the notes to the financial statements. The Company currently does not plan to adopt the fair value based method provisions of SFAS No. 123.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

3.       ACQUISITION OF TXCOM:

         Effective July 1, 1995, the Company entered into an agreement to purchase all of the outstanding shares of TxCom over a four-year period and purchased 60% of the outstanding shares as of that date. TxCom manufactures and sells wireless radio frequency systems for material movement and inventory control applications. The acquisition was accounted for using the purchase method. Accordingly, the purchase price, net of cash acquired of $2,367, was allocated to assets and liabilities acquired based upon their fair values. The results of operations of TxCom are included in the 1995 combined statement of operations since the date of acquisition. The total cost in excess of net assets acquired was allocated based upon the present value of estimated future cash flows expected to result from the use of certain assets to purchased technology of $1,273, in-process technology of $963 and goodwill of $760. Purchased technology and goodwill are being amortized over the estimated useful life of five years. In the third quarter of 1995, the Company incurred a one-time noncash charge to operations of $863 for the write-off of in-process technology, because the technological feasibility of the in-process technology acquired had not been established and there was no alternative future use. An additional 12% of the shares of TxCom were acquired on February 9, 1996 for approximately $1.8 million. The remaining 28% of the shares will be acquired in increments of 10%, 10% and 8% in January 1997, 1999 and 1999, respectively, at purchase prices based, in general, on TxCom's operating earnings during certain measuring periods.

         The following unaudited pro forma summary presents information as if the acquisition had occurred at the beginning of each fiscal year.
         The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined companies.

         Year ended December 31, 1995:
                  Net sales                                 $103,749
                  Net loss                                    (9,806)

         Year ended December 31, 1994:
                  Net sales                                   91,925
                  Net loss                                   (18,385)

         On December 22, 1995, TxCom loaned Spectra-Physics approximately $1,642 at an interest rate of 5.75% to be paid on March 28, 1996.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

4.       INVENTORIES:

Inventories consist of the following:

                                            1994       1995
Raw materials                             $3,905     $4,057
Work-in-process                            1,817      1,545
Finished goods                             1,502      3,089
                                          ------     ------
                                          $7,224     $8,691
                                          ======     ======


5.  Property, Plant and Equipment:

                                            1994       1995
Land                                     $   848    $   928
Building and improvements                 10,304     10,707
Machinery and equipment                   25,042     28,231
                                          ------     ------
                                          36,194     39,866
Less accumulated depreciation           (20,460)   (24,384)
                                        --------   --------
                                         $15,734    $15,482
                                         =======    =======


6.  INTANGIBLE ASSETS:

                                            1994       1995
Intangibles as a result of business
  acquisitions:
    Goodwill                           $  71,656  $  72,416
    Purchased technology                  28,662     29,935
    Covenant not-to-compete               20,000     20,000
                                          ------     ------
                                         120,318    122,351
Other intangibles:
    Patents, trademarks and
    licenses                               2,297      2,268
                                           -----      -----

                                         122,615    124,619
Less accumulated amortization          (104,047)  (122,352)
                                       ---------  ---------
                                       $  18,568  $   2,267
                                       =========  =========





Continued

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

6.       INTANGIBLE ASSETS, Continued:

         EXCESS OF PURCHASE PRICE: Intangibles resulting from business acquisitions relate to the allocation of the purchase price resulting from the 1990 acquisition of the Company by Spectra-Physics AB (see
         Note 1) and the 1995 acquisition of TxCom by the Company (see Note 3). A summary of the purchase price allocation of the 1990 acquisition of the Company by Spectra-Physics AB as of July 1990 is as follows:

         Purchased technology                                $28,662
         In-process technology                                15,147
         Covenant-not-to-compete                              20,000
         Goodwill                                             71,656
                                                             -------

                                                             135,465
         Tangible assets acquired,
           net of liabilities assumed                         21,900
         Deferred income tax liability                       (11,465)
                                                            --------

         Total purchase price                               $145,900
                                                            ========

         The purchase price in excess of net tangible assets acquired was amortized using the straight-line method over the estimated useful lives of five years, except for in-process technology acquired which was written off in July 1990 as its technological feasibility had not yet been established and there was no alternative future use. Accumulated amortization related to the 1990 acquisition was approximately $102,270 and $120,318 at December 31, 1994 and 1995, respectively. As of September 1995, the total purchase price in excess of net tangible assets acquired was fully amortized.

         The deferred tax liability of $11,465 arose as a result of the difference between the bases of the purchased technology for financial reporting and tax purposes at the date of acquisition.


7.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

                                            1994       1995
Accounts payable                         $ 6,822    $ 6,697
Accrued payroll and related employee
  benefits                                 2,514      4,667

Warranty accrual                             540        984
Other accrued expenses                       277        314
                                          ------    -------
                                         $10,153    $12,662
                                         =======    =======

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

8.       LONG-TERM DEBT:

         Long-term debt consists of the following:

                                                                           1994       1995
Industrial Development Bonds, interest payable January 1 and July
1, at varying interest rates from 6.8% to 7.2% (notes are
collateralized by certain property and equipment of the Company),
which have been assumed by the Company from Spectra-Physics, Inc.       $ 4,400    $ 4,100

Less current portion                                                       (300)      (300)
                                                                        -------    -------
                                                                        $ 4,100    $ 3,800
                                                                        =======    =======)





         The minimum annual maturities of long-term debt at December 31, 1995 are as follows:

                 1996                                                 $  300
                 1997                                                    300
                 1998                                                    300
                 1999                                                    300
                 Thereafter                                            2,900
                                                                      ------
                                                                      $4,100
                                                                      ======

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

9.       INCOME TAXES:

         Income tax benefit (expense) consisted of the following:

                                                                        YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                  1993          1994             1995
Current:
    Federal                                                       $1,667                        $(2,663)
    State                                                                                          (606)
    Foreign                                                      (1,040)        $(498)           (1,022)
                                                                 -------        ------           -------
         Total current                                               627         (498)           (4,291)
                                                                 -------        ------           -------
Deferred:
    Federal                                                        2,568         2,641             1,289
    State                                                            736           223                61
                                                                   -----         -----             -----
         Total deferred                                            3,304         2,864             1,350
                                                                   -----         -----             -----
Benefit of loss carryforwards                                                                        916
                                                                                                   -----
         Income tax benefit (expense)                             $3,931        $2,366          $(2,025)
                                                                  ======        ======          ========


    The temporary differences and net operating losses that generate deferred tax assets and liabilities included in the combined balance sheets are as follows:

                                                                                            DECEMBER 31
                                                                                     -------------------------
                                                                                        1994            1995
Assets:
    Inventories                                                                      $     506         $   489
    Allowance for doubtful accounts receivable                                              55              55
    Accrued vacation                                                                       284             334
    Warranty provision                                                                     211             381
    Other provisions                                                                       334             305
    Deferred revenue                                                                       319             381
    Equity losses from minority-owned company                                              167             293
    Net operating loss carryforwards                                                       916               0
                                                                                         -----           -----
         Total deferred tax assets                                                       2,792           2,238
                                                                                         -----           -----
Liabilities:
    Accumulated depreciation                                                           (1,628)         (1,495)
    Purchased technology                                                               (1,720)           (428)
                                                                                       -------         -------
         Total deferred tax liabilities                                                (3,348)         (1,953)
                                                                                       -------         -------
         Net deferred tax asset (liability)                                          $   (556)         $   285
                                                                                     =========         =======





Continued

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

9.       INCOME TAXES, Continued:

         The effective tax rate of the income tax benefit (expense) varies from the federal statutory rate. The reasons for the variances are as follows:

                                                 1993       1994       1995
Tax benefit at statutory rate                       34.0%      34.0%       34.0%
State income taxes, net of federal benefit           3.1        1.7       (4.1)
Amortization and write-off of cost in excess
  of net assets acquired (nondeductible items)     (20.4)     (25.0)      (56.0)
Tax exempt Foreign Sales Corporation income                      .8         2.5
Foreign tax in excess of domestic rate                          (.1)       (3.9)
Other                                                (.2)        .5         1.4
                                                    ----       ----       -----
                                                    16.5%      11.9%     (26.1%)
                                                   =====      =====     =======

10.      OTHER EXPENSE, NET:

         Other expense, net consists of the following:

                                                 1993       1994       1995
Interest expense                                    $313       $313        $304
Foreign exchange loss                                128        796         573

Minimum royalties paid under settlement of
  litigation                                                    500
Write-off of investment in CECS                       61        379         330
Other                                                  0         64        (135)
                                                    ----       ----       -----
         Total                                      $502     $2,052      $1,072
                                                    ====     ======      ======

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

11.      COMMITMENTS AND CONTINGENCIES:

         ROYALTY AGREEMENTS: The Company has entered into several royalty agreements to obtain licenses of certain patents. Royalty expense under these agreements was $701, $1,107, and $855 in 1993, 1994 and 1995, respectively. In 1994, the Company entered into an agreement settling patent litigation brought by another manufacturer, which gives the Company future rights to use certain manufacturing technology. The minimum royalty liability was $500, which was paid and included in other expense in 1994. Under the agreement, the Company will pay royalties not to exceed an additional $1 million. Royalties due are first credited against the $500 payment. In 1995, the Company applied approximately $80 in royalty costs against the prepayment.

         PATENT LITIGATION: The Company is currently a defendant in a patent infringement lawsuit filed against it by PSC, Inc. (PSC) alleging that the Company is infringing a PSC patent for an optical scanning device for detecting bar codes. The Company maintains that PSC's patent is invalid, that the Company has not infringed the patent, or both. In addition, the Company is currently involved in other matters of litigation arising from the normal course of business. Management is of the opinion that such litigation will not have a material adverse effect on the Company's combined financial position or results of operations.


12.      BENEFIT PLANS:

         SAVINGS PLUS PLAN: The Company sponsors a Savings Plus Plan (the 401(k) plan) for all U.S. employees meeting certain service requirements. The Company may make contributions to the 401(k) plan each year that match in whole or in part the pre-tax contributions that employees make to the 401(k) plan. The Company's contributions for 1993, 1994 and 1995 were $336, $300 and $328, respectively.

         INCENTIVE COMPENSATION: The Company has two incentive plans. The first plan allows for payment of cash awards to management and key employees based upon achievement of annual financial performance goals or other by the Company. The Company recognized expenses relating to this plan of $49, $112 and $611 in 1993, 1994 and 1995, respectively. The second plan allows for payments of cash awards to substantially all employees based upon improvement in the Company's earnings over a three-year period. The Company recognized expenses related to this plan of approximately $-0-, $178 and $489 in 1993, 1994 and 1995, respectively.

THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

13.      OPERATIONS BY GEOGRAPHIC AREA:

         The Company is engaged in one industry segment, specifically, the design, manufacture and marketing of bar code scanners, wireless radio frequency systems and retail automation systems. Operations are summarized below by geographic area. The Company's operations in Western Europe generally consist of selling and performing field service maintenance on products designed and manufactured primarily in the United States, and the activities of TxCom.

                                       NORTH
                                      AMERICA       EUROPE      OTHER      ELIMINATION       TOTAL
1995
- ----
INCOME STATEMENT
    Net sales                            $43,580     $40,713     $17,334                       $101,627
    Loss from operations                  (3,126)     (1,991)     (1,154)                        (6,271)

BALANCE SHEET
    Identifiable assets                  $33,937     $13,874      $2,441        $(3,627)        $46,625

1994
- ----
INCOME STATEMENT
    Net sales                            $38,924     $32,942     $16,468                        $88,334

    Loss from operations                  (7,222)     (7,806)     (2,812)                       (17,840)

BALANCE SHEET
    Identifiable assets                  $52,589      $6,856      $2,812        $(2,946)        $59,311

1993
- ----
INCOME STATEMENT
    Net sales                            $42,195     $26,710     $10,550                        $79,455
    Loss from operations                 (10,330)     (7,870)     (5,152)                       (23,352)

BALANCE SHEET
    Identifiable assets                  $71,982      $2,225      $4,606        $(2,358)        $76,455


THE DATA CAPTURE GROUP OF SPECTRA-PHYSICS AB
NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
(Amounts in thousands)

14.      FINANCIAL INSTRUMENTS:

         FORWARD EXCHANGE CONTRACTS: The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. Periodically, the Company enters into foreign currency forward exchange contracts to hedge a portion of its anticipated foreign currency sales transactions. The effect of this practice is to minimize the impact of foreign exchange rate movements on the Company's operating results.

         As of December 31, 1995, the Company had no forward exchange contracts outstanding. The forward exchange contracts generally have maturities that do not exceed 12 months and require the Company to exchange foreign currencies for U.S. dollars at maturity, at rates agreed to at inception of the contracts.

         The Company controls the credit risks associated with Foreign currency transactions through approvals and centralized monitoring procedures but does not normally require collateral or other security from the parties to the financial instruments.

         FAIR VALUE OF FINANCIAL INSTRUMENTS: In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107 ("SFAS 107") "Disclosures about Fair Value of Financial Instruments". SFAS 107 requires disclosures of the estimated fair value of all financial instruments other than specified items such as lease contracts, subsidiary and affiliate investments and employers' pension and benefit obligations.

         The following methods and assumptions were used by management to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value. The resulting estimates of fair value require subjective judgments and are approximate. Changes in the following methodologies and assumptions could significantly affect the estimates.

         o CASH AND CASH EQUIVALENTS: The carrying amounts reflected in the combined financial statements are reasonable estimates of fair value.

         o NOTE RECEIVABLE: The fair value of note receivable is estimated by discounting the future cash flows using the current rates at which a similar note receivable would be made to borrowers with similar credit ratings and for the same maturities.

         o LONG-TERM DEBT AND CURRENT PORTION OF LONG-TERM DEBT: The estimated fair values of these financial instruments set forth below were determined by estimating future cash flows on a borrowing-by-borrowing basis and discounting these future cash flows using the Company's incremental borrowing rates for similar types of borrowing arrangements.

                                                      1995
                                               --------------------
                                               CARRYING  ESTIMATED
                                                AMOUNT   FAIR VALUE
Cash and cash equivalents                         $3,922     $3,922
Note receivable                                    1,642      1,642
Long-term debt                                     4,100      3,650

                                Schedule 2.1(h)

                                     TAXES


Tax Allocation Agreement effective the tax year ended December 31, 1991, between Pharos USA, Inc. and Seller, Spectra-Physics Analytical, Inc., Spectra-Physics Laserplane, Inc., Spectra-Physics Lasers, Inc., Spectra-Physics Optics, Inc., Spectra-Physics Laser Diode Systems, Inc., Scanning, Geotronics of North America, Inc., BLH Electronics, Inc., Automatic Power, Inc., Interspiro USA, Inc., Spirotech, Inc., and the AGEMA and Spectrogeon Divisions of Pharos USA, Inc.

Tax Allocation Agreement effective the tax year ended December 31, 1995, between Spectra-Physics Holdings USA, Inc., and AGEMA Infrared Systems, Inc., Automatic Power, Inc., BLH Electronics, Inc., Geotronics of North America, Inc., Opto Power Corporation, Pharos Holdings, Inc., Pharos Protection USA, Inc., Pharos Tech USA, Inc., Spectra-Physics Credit Corp., Seller, Inc., Spectra-Physics USA, Inc., Spectra-Physics Laserplane, Inc., Spectra-Physics Lasers, Inc., Spectra-Physics Optics Corporation, Scanning, SPHM, Inc., and SPSE Inc.

The State of Texas has given Scanning oral notice that it intends to conduct a sales tax audit.

                                Schedule 2.1(i)

            REAL PROPERTY OWNED (TOGETHER WITH ENCUMBRANCES THEREON)
                            OR REAL PROPERTY LEASED

Scanning

         Real Property Owned

         1. 959 Terry Street, Eugene, Oregon, as more fully described in Statutory Warranty Deed dated December 27, 1990, from Seller to Scanning and recorded in Lane County Oregon Records as Instrument No. 9101896.

                 Encumbrances:

                 a. Right of access for care and maintenance of Amazon drainage ditch.

                 b. Sewer easement granted Goodwill Industries of Lane Co., as set forth by instrument recorded July 17, 1978, Reception No. 7848928, Lane County Oregon Records.

                 c. Easement for Amazon Ditch Channel, including the terms and provision thereof, granted to City of Eugene, by instrument recorded July 26, 1979, Reception No. 7943657, Lane County Oregon Records.

                 d. Sewer easement over the East 7 1/2 feet granted to City of Eugene, by instrument recorded July 24, 1979, Reception No. 7943656, Lane County Oregon Records.

                 e. Easement for bicycle path, including the terms and provisions thereof, granted to the City of Eugene by instrument recorded July 26, 1979, Reception No. 7943658, Lane County Oregon Records.

                 f. Declaration of Protective Covenants, recorded July 26, 1979, Reception No. 7944172, and Declaration of Protective Covenants, Conditions and Restrictions, recorded July 26, 1979, Reception No. 7944173, Lane County Oregon Records.

         2. 959 Terry Street, Eugene, Oregon, as more fully described in Statutory Warranty Deed dated December 27, 1990, from Seller to Scanning and recorded in Lane County Oregon Records as Instrument No. 9101895.

                 Encumbrances:

                 a. Right of access for care and maintenance of Amazon drainage ditch.

                 b. Public utility easement, storm and sanitary sewer easement and roadway easement over the North 30 feet granted to the City of Eugene by instrument recorded October 24, 1969, Reception No. 85400, Lane County Oregon Records.

                 c. A 14.0 foot sewer easement granted to the City of Eugene which runs from the Northeast corner of Sweetland Industrial Park, North to the North line of
                          Section 33, as granted to the City of Eugene by instrument recorded October 24, 1969, Reception No. 85401, Lane County Oregon Records. Said sewer easement has been vacated by the City of Eugene by Ordinance No. 18526, recorded October 31, 1979, Reception No. 7965467, Lane County Oregon Records, except for the North 30 feet.

                 d. Power line easement granted to the City of Eugene, as set forth by instrument recorded May 31, 1978, Reception No. 7837414, Lane County Oregon Records.

                 e. A fifteen foot sanitary sewer easement, including the terms and provisions thereof, granted to the City of Eugene, by instrument recorded July 24, 1979, Reception No. 7943656, Lane County Oregon Records.

                 f. Easement, including the terms and provision thereof, granted to City of Eugene, by instrument recorded July 24, 1979, Reception No. 7943657, Lane County Oregon Records.

                 g. Easement for bicycle trail and pedestrian way, as deeded to the City of Eugene by instrument recorded July 24, 1979, Reception No. 7943658, Lane County Oregon Records.

                 h. Declaration of Protective Covenants, Conditions and Restrictions, including the terms and provision thereof, as disclosed by instrument recorded July 26, 1979, Reception No. 7944172, Lane County Oregon Records.

                 i. Declaration of Protective Covenants, Conditions and Restrictions, including the terms and provision thereof, as disclosed by instrument recorded July 26, 1979, Reception No. 7944173, Lane County Oregon Records.

         3. Sweetland Industrial Park parcel, Corner of Terry Street and Arrowsmith Street Eugene, Oregon, as more fully described in Statutory Warranty Deed dated December 27, 1990, from Seller to Scanning and recorded in Lane County Oregon Records as Instrument No. 9101898.

                 Encumbrances:

                 a. Public utility easement over the North 7.0 feet as set forth on plat.

                 b.       Access restriction as set forth on the plat, to-wit:
                          "Lot 1, Block 1 and Lot 1, Block 2, to take their access from Arrowsmith Street, not Terry Street."

                 c. Elevation building restriction as set forth on the Plat to-wit: "No building structure to be constructed within this subdivision that has a finish floor elevation of less than 379.00 feet."

                 d. Easement restriction as set forth on the Plat, to-wit: "No building, structure, tree, shrubs, or other obstructions shall be placed or located on or in any public utility easement."

                 e. Conditions and restrictions as set forth in instrument recorded May 1, 1973, Reception No. 7319096, and as amended by instrument recorded November 15, 1977, Reception No. 7773306, Lane County Oregon Records.

         Real Property Beneficially Owned

         1. 959 Terry Street, Eugene, Oregon, as more fully defined in Assignment of Rights Under Installment Sale Agreement dated December 21, 1990, from Seller to Scanning and recorded in Lane County Oregon Records as Instrument No. 9106739, and re-recorded in Lane County Oregon Records as Instrument No. 9114882.

                 Encumbrances:

                 a. Pursuant to Bargain and Sale, Correction Deed from Net Investment Co. to the State of Oregon, reserving to Grantor the right to require Grantee, or its successors in interest, to dedicate one-half of the right-of-way required along the East boundary of the Property, for access road improvements, not to exceed a dedication from Grantee or its successors in interest of 30 feet, to the extent that Grantor, or its successor, elects to dedicate for such purpose portions of its property lying adjacent to the Property.

                 b. Pursuant to Bargain and Sale, Correction Deed from Net Investment Co. to the State of Oregon, reserving to Grantor and its successors in interest an easement running in a generally North-South direction over, across and under a 30 foot strip (the "Easement Strip") within that portion of the Property lying West of the Amazon Channel and East of Terry Street; upon the certain terms and conditions.

                 c. Right of access for care and maintenance of Amazon drainage ditch.

                 d. A 14.0 foot sewer easement granted to the City of Eugene which runs from the Northeast corner of Sweetland Industrial Park, North to the North line of
                          Section 33, as granted to the City of Eugene by instrument recorded October 24, 1969, Reception No. 85401, Lane County, Oregon Records.

                 e. Sewer Easement granted Goodwill Industries of Lane County, as set forth by instrument recorded July 17, 1978, Reception No. 7848928, Lane County, Oregon Records.

                 f. An easement for the construction, maintenance, operation, inspection and improvement of a channel for flood, drainage and irrigation canal purposes, in which NET Investment Co., a partnership, is Grantor, and the City of Eugene, a municipal corporation of the State of Oregon, is Grantee, dated July 23, 1979, and recorded on July 24, 1979, on Reel 1010, Reception No. 43657, of the official records of Lane County, Oregon.

                 g. An easement for a bicycle trail and pedestrian way, in which NET Investment Co., a partnership, is Grantor, and the City of Eugene, a municipal corporation of Lane County, State of Oregon, is Grantee, dated July 23, 1979, and recorded on July 24, 1979, on Reel 1010, Reception No. 43658, of the official records of Lane County, Oregon.

                 h. An easement for Sanitary/Storm Sewer, in which NET Investment Co. is Grantor, and the city of Eugene, a municipal corporation of Lane County, State of Oregon, is Grantee, dated July 23, 1979, and recorded on July 24, 1979, on Reel 1010, Reception No. 43656 of the official records of Lane County, Oregon.

                 i. Declaration of protective covenants, conditions and restrictions, in which NET Investment Co. is declarant, dated July 25, 1979, and recorded on July 26, 1979, on Reel 1010, Reception No. 7944173 of the official records of Lane County, Oregon.

                 j. Pursuant to Bargain Sale, Correction Deed from Net Investment Co. to the State of Oregon, or reserving to Grantor the right to require Grantee, or its successors in interest, to dedicate one-half of the right-of-way required along the East boundary of the above-described real property for access road improvements, not to exceed a dedication from Grantee or its successors in interest of 30 feet, to the extent that Grantor, or its successor, elects to dedicate for such purpose portions of its property laying adjacent to the above-described property.

         Real Property Leased

                 1.       Building V
                          3472 W. 11th Street
                          Eugene, Oregon

                 2.       1135 Kildaire Farm Road, Suite 200
                          Cary, North Carolina

                 3.       5450 Far Hills Avenue, Suite #218
                          Kettering, Ohio

                 4.       250 South Stemmons, Suite 334
                          Lewisville, Texas

                 5.       W. 316 Boone Avenue
                          Suite 250, Office 7
                          Spokane, Washington

                 6.       2550 N.W. 72nd Avenue
                          Suite 203
                          Miami, Florida

                 7.       Unit #8, Building B
                          1500-20 Trinity Drive
                          Mississauga, Ontario

                 8.       Suite 705
                          Bank of America Tower
                          12 Harcourt Road
                          Central Hong Kong

                 9.       Ground Floor, Block 1
                          Villa Martini
                          8 Stanley Beach Road
                          Stanley, Hong Kong

                 10.      1015 Arrowsmith Street
                          Suite A
                          Eugene, Oregon

                 11.      Rua Manoel da Nobrega
                          572 apto:  111 Sao Paulo
                          Sao Paulo, Brazil 04001-002

         Personal Property Encumbrances

                 1. UCC Financing Statement filed against Spectra Physics on June 11, 1991, with the Oregon Secretary of State as file no. P56110, by Digital Equipment Corporation and assigned to Leasetec Corporation securing a VAXstation 3100 computer system with all peripherals, accessories, other equipment and supplies, if any, as more fully described in a DEClease #91-5504 between "Spectra Physics" and Digital Equipment Corporation.

                 2. UCC Financing Statement filed against Spectra Physics on April 30, 1992, with the Oregon Secretary of State as file no. R04711, by Hewlett Packard Company Finance & Remarketing Division securing certain Hewlett-Packard equipment and the proceeds thereof.

                 3. UCC Financing Statement filed against Spectra Physics Retail Systems on September 17, 1993, with the Oregon Secretary of State as file no. R73056, by AT&T securing new DEFINITY G3vs and associated products value $39,037.00.

                 4. UCC Financing Statement filed against Scanning on November 10, 1994, with the Oregon Secretary of State as file no. S29081, by Canon Financial Services, Inc. securing a Canon CLC350 Copier Serial #NRW00806.

                 5. UCC Financing Statement filed against Scanning on March 28, 1991, with the Oregon Secretary of State as file no. P44837, by Hewlett Packard Company securing certain Hewlett Packard equipment and the proceeds thereof.

                 6. UCC Financing Statement filed January 27, 1995, with the Oregon Secretary of State as file no. S37585, by GE Capital securing copiers, sorters, duplex modules, etc.

Seller Subsidiaries

         Real Property Leased by Spectra-Physics S.A.

                 1.       The Business Centre EEBIC
                          Office 213
                          Avenue Joseph Wybranlaan 40
                          1070 Bruxelles, Belgium

                 2.       Present Spanish Address:
                          Calle Francisco Giralte, No. 2
                          28002 Madrid, Spain

                          Expected Future Spanish Address (lease currently under negotiation):
                          Parque Empresarial San Fernando
                          Avenida de Castilla No. 2
                          Edificio F
                          28831 Madrid, Spain

TxCom

         Real Property Leased

                 La Boursidiere
                 92357 LE PLESSIS ROBINSON, France

                                Schedule 2.1(j)

                                 ENVIRONMENTAL


Scanning

         1. Fill Permit No. 00-08310 from the Department of the Army, Portland District Corps of Engineers, expiring April 30, 1997.

         2. Removal/Fill Permit No. 5158 from Oregon Division of State Lands, expiring April 12, 1997.

         3. Hazardous Materials Permit No. 13144-01-001 from the Hazardous Materials Regulation and Fire Code Enforcement Division of Eugene, Oregon, expiring June 30, 1996.

         4. In 1990, Seller entered into a Consent Order with the United States Environmental Protection Agency ("EPA") which required Seller to develop and implement a wetlands mitigation plan ("Mitigation Plan") to replace wetlands which Seller filled at its Oregon facility in 1979 and 1985. All of the terms of the Consent Order, including implementing the Mitigation Plan, were satisfied and the EPA issued a letter dated February 8, 1995 approving the termination of the Consent Order and confirming that all requirements have been satisfied.

                 Seller and/or Scanning was granted authorizations by the Department of the Army, Corps of Engineers ("COE") and the State of Oregon, Division of State Lands, respectively, to fill additional wetlands at the Oregon facility to accommodate possible future construction at that facility (the "COE Fill Permit," and the "State Fill Permit"). If Scanning desires to fill such additional wetlands, further governmental approvals are required.

                 The COE Fill Permit expires on April 30, 1997 and the State Fill Permit expires on April 12, 1997.

         5. There is a pile of debris which primarily includes concrete rubble and waste tires located on a small area in the southern portion of the Oregon facility. The debris has been there for a substantial period of time (possibly over 15 years) and was evidently placed there by parties unaffiliated with Seller. This area is currently not being used.

         6. The Report of the Environmental Assessment prepared by Dames & Moore for Buyer.

         7. Conditionally Exempt Generator of Hazardous Waste, DEQ/EPA ID ORD098299035


TxCom

         None.

Seller Subsidiaries

         None.

                                Schedule 2.1(k)

                             PATENTS AND TRADEMARK


Patents and Patent Applications Owned

         Seller



  Patent Numbers             Title                                                             Issue Date
 ----------------            -----                                                             ----------
  4000397                    Signal Processor Method and Apparatus                             12/28/76

  4064390                    Method and Apparatus for Reading Coded Labels                     12/20/77

  4601452                    Laser Diode Mounting System                                       7/22/86

  4678288                    Trifocal Lens for Laser                                           7/7/87

  4694182                    Hand Held Bar Code Reader with Modulated Laser Diode              9/15/87

  4699447/B14699447          Optical Beam Scanner with Rotating Mirror (Reexamined)            10/13/87
                                                                                               (7/3/90)

  4709369                    Power Control System for Controlling the Power Output of a        11/24/87
                             Modulated Laser Diode

  4712853                    Rapidly Starting Low Power Scan Mechanism                         12/15/87

  4749879                    Signal Transition Detection Method and System                     7/7/88

  4786798                    Beam Forming and Collection Lens Assembly for Laser Scanner       11/22/88
                             System

  4792666                    Bar Code Reader with Compensation for Signal Variation on         12/20/88
                             Different Scan Lines

  4798943                    Method for Control of Bar Code Scanner Threshold                  1/17/89

  4799164                    Shallow Bar Code Scanner                                          1/17/89

  4845349                    Bar Code Scanner Laser Emission Reduction                         7/4/89

  4861973                    Optical Scan Pattern Generating Arrangement for a Laser           8/29/89
                             Scanner

  4868836                    Laser Diode Power Control and Modulator Circuit                   9/19/89

  4879456                    Method of Decoding a Binary Scan Signal                           11/7/89

  4939356                    Bar Code Scanner with Asterisk Scan Patter                        6/3/90

  4943127                    Multi-Faceted Optical Device for Laser Scanner                    7/24/90

  Patent Numbers             Title                                                             Issue Date
 ----------------            -----                                                             ----------
  4962305                    Mounting Arrangement for Vertically Mounting a Scanner            10/9/90

  4963719                    Bar Code Scanner and Method of Scanning                           10/16/90

  4971176                    Data Gathering System Including Cradle Suspension                 11/20/90

  4971177                    Data Gathering System Housing/Mounting                            11/20/90

  4991692                    Spill Control Mounting for Data Gathering System                  2/12/91

  5001406                    Brushless DC Motor Speed Control via Power Supply Voltage         3/19/91
                             Level Control

  5042821                    Seal for Optical Scanner Window                                   8/27/91

  5086879                    Scale Calibration/Zeroing in Data Gathering System                2/11/92

  5144118                    Bar Code Scanning System with Multiple Decoding                   9/1/92
                             Microprocessors

  5179270                    Scanner System Interface                                          1/12/93

  5198649                    Bar Code Scanner and Method of Scanning Bar Codes Labels With     3/30/93
                             or Without an Add-On Code

  5214270                    Modular Handheld or Fixed Scanner                                 5/25/93

  5232185                    Method and Apparatus for Mounting a Compact Optical Scanner       8/3/93

  5247161                    Bar Code Scanning System with Coverter Means and                  9/21/93
                             Microprocessor Contained in a Single Integrated Circuit

  5256864                    Scanning System for Preferentially Aligning a Package in an       10/26/93
                             Optimal Scanning Plane for Decoding a Bar Code Label

  5327451                    Laser Diode Assembly for Laser Scanner System                     6/5/94

  5329103                    Laser Beam Scanner with Low Cost Ditherer Mechanism               6/12/94

  D 320,011                  Window for an Optical Scanner                                     9/17/91

  D 320,012                  Window for an Optical Scanner                                     9/17/91

  D 323,492                  Window for an Optical Scanner                                     1/28/92

  D 312,631                  Mounting Bracket for a Compact Optical Scanner                    12/4/90

  D 313,590                  Mounting Bracket for a Compact Optical Scanner                    1/8/91


         All foreign equivalents or counterparts of each such patent or patent application.

         Seller Subsidiaries

                 None.

         Scanning

                 Patents:



  Patent Numbers             Title                                                             Issue Date
 ----------------            -----                                                             ----------
  4861972                    Bar Code Scanner and Method of Programming (being Reexamined)     8/29/89

  4866257                    Bar Code Scanner and Method (being Reexamined)                    9/12/89

  4894522                    Interface Apparatus                                               1/16/90

  4939355                    Automatic Package Label Scanner                                   7/3/90

  5146463                    Pointer Beam for Hand-Held Laser Scanner                          9/892

  5202784                    Optical System for Data Reading Applications                      3/13/93

  5235168                    Bar Code Scanner Housing Assembly                                 8/10/93

  5237162                    Handheld Laser Scanner with Contoured Hand Rest                   8/17/93

  5239165                    Bar Code Lottery Ticket Handling System                           8/24/93

  5274219                    Handheld Laser Scanner with Built-In Stand                        12/28/93

  5296689                    Aiming Beam System for Optical Data Reading Device                3/22/94

  5298728                    Signal Processing Apparatus and Method                            3/29/94

  5299590                    Dome-Shaped Handheld Laser Scanner                                7/20/93

  5311000                    Bar Code Scanner and Method of Scanning                           5/10/94

  5330370                    Multiple Interface Selection System for Computer Peripherals      6/19/94

  5347113                    Multiple-Interface Selection System for Computer Peripherals      9/13/94

  5347121                    Variable Focus Optical System for Data Reading                    9/13/94

  5371361                    Optical Processing System                                         12/6/94

  5400110                    Bar Code Scanner and Method of Scanning                           8/8/95

  5410108                    Combined Scanner and Scale                                        4/25/95

  Patent Numbers             Title                                                             Issue Date
 ----------------            -----                                                             ----------
  5438187                    Multiple Focus Optical System for Data Reading Applications       8/1/95

  5446271                    Omnidirectional Scanning Method and Apparatus                     8/29/95

  5463211                    Method and Apparatus for Detecting Transitions in a Time          10/31/95
                             Sampled Input Signal

  5475206                    Scanner Assembly                                                  12/12/95

  5475207                    Multiple Plane Scanning System for Data Reading Applications      12/12/95

  5479011                    Variable Focus Optical System for Data Reading                    12/26/95

  5481098                    Method and Apparatus for Reading Multiple Bar Codes Formats       1/2/96

  5491328                    Checkout Counter Scanner Having Multiple Scanning Surfaces        2/13/96

  5493108                    Method and Apparatus for Recognizing and Assembling Optical       2/20/96
                             Code Information from Partially Scanned Segments

  5504350                    Lens Configuration                                                4/2/96

  D 350,127                  Stand for a Handheld Laser                                        8/30/94

  D 351,149                  Laser Scanner Housing                                             10/4/94

  D 351,150                  Laser Scanner Head                                                10/4/94

  Re. 35,117/5128520         Scanner With Coupon Validation (Reissued)                         7/7/92
                                                                                               (Reissue
                                                                                               12/12/95)


         All foreign equivalents or counterparts of each such patent.

                 Patent Applications:


  Attorney        Title                                   Inventor                   Filing Date
  Docket #
 ----------       -----                                   --------                   -----------
  218/141         Multiple Window Data Reader             Tamburrini, Duncan         1/31/96 (provisional)

  218/128         Integral Illumination                   Svetal, Ring, Alavi        2/6/96 (provisional)
                  Source/Collection Lens Assembly for a
                  Barcode Reader

  Attorney        Title                                   Inventor                   Filing Date
  Docket #
 ----------       -----                                   --------                   -----------
  217/231         Scanner with Coupon Validation          Rando                      12/11/95

  217/181         Method and Apparatus for Reading        Olmstead                   12/20/95
                  Images in Varying Ambient Light
                  Levels Over Large Depth of Field

  216/074         Multiple Plane Weigh Platter for        Svetal, Bobba, Schler,     10/5/95
                  Multiple Plane Scanning Systems         Oldham

  215/274         Omnidirectional Scanning Method and     Cherry, Actis              8/25/95
                  Apparatus

  215/157         Single Chip Bar Code Scanner Using      Olmstead, Colley           8/25/95 (provisional)
                  CMOS Active Pixel Sensor Technology

  215/111         Method and Apparatus for Detecting      Arends, Elliott            10/26/95
                  Transitions in an Input Signal

  214/254         Scanner Assembly                        Reddersen, et al.          8/3/95

  214/253         Object Recognition System Using         Rando, Cherry              6/8/95 (provisional)
                  Multispectral Data

  214/249         Optical Data Capture System for Coded   McQueen, McMahon,          6/8/95 (provisional)
                  and Non-Coded Objects                   Turkal, Cherry

  214/248         Method of Recognizing Items Based       McQueen, Schler            6/8/95 (provisional)
                  Upon Differential Thermal Analysis

  214/247         Spiderless Scale for Use in a Bar       Oldham, Sautter            6/8/95 (provisional)
                  Code Scanner/Scale System

  214/246         Method of Creating Machine Readable     McQueen                    6/8/95 (provisional)
                  Optical Codes on Electrical Displays

  214/236         Consumer Data Device System for         McMahon, McQueen,          6/8/95 (provisional)
                  Consumer Transactions                   Schler

  214/235         Automated Verification System for       Walker                     6/8/95 (provisional)
                  Filling Prescriptions

  214/234         Produce or Grocery Item Recognition     O'Donnell, Schler,         6/8/95 (provisional)
                  System Using Secondary Emission         Cherry
                  Detection

  214/233         Fixed Commercial and Industrial         Williams, Kortt,           6/8/95 (provisional)
                  Scanning System                         Peavey, Tamburrini

  Attorney        Title                                   Inventor                   Filing Date
  Docket #
 ----------       -----                                   --------                   -----------
  214/232         Adaptive Optical Code Reader Using      Actis, Cherry, McMahon,    6/8/95 (provisional)
                  Object Location and Movement            Dieball, Olmstead,
                  Information                             McQueen, Arends

  214/231         Readability Monitoring System for       Cherry, Actis, Bradley,    6/8/95 (provisional)
                  Optical Code                            Dieball

  214/166         Multiple Focus Optical System for       Reddersen, Arends          6/7/95
                  Data Reading Applications

  214/007         Variable Focus Optical System for       Rudeen                     6/7/95
                  Data Reading

  213/219         Checkout Counter Scanner Having         Rando                      6/5/95
                  Multiple Scanning Surfaces

  211/119         Bar Code Scanner and Method             Elliott, Actis             9/22/95 (reexam)

  211/118         Bar Code Scanner and Method of          Elliott, Tabet             9/22/95 (reexam)
                  Processing

  211/81          Multiple Plane Scanner for Data         Bobba, Acosta,             11/6/95
                  Reading                                 Eusterman, Ring

  210/055         Method and Apparatus for Reading        Olmstead                   12/23/94
                  Images Without Need for Self-
                  Generated Illumination Source

  209/257         Ultra-Compact Bar Code Scanner          Ring, et al.               10/10/94

  209/104         Multiple-Interface Selection System     Reddersen, Shepard,        9/13/94
                  for Computer Peripherals                Moch, Williams

  207/240         Improved Scanner Window                 Pellicori, Sullivan,       10/17/94
                                                          Ahten

         All foreign equivalents or counterparts of each such patent application.

         TxCom

                 "Procede et dispositif de transmission a distance d'informations au moyen d'ondes hertziennes" no2 693 862/92 08916 from 07/20/92

Material Licenses

         1. Agreement dated as of October 1, 1985, between Symbol Technologies, Inc. and Seller.

         2. Agreement dated January 1, 1995, between Symbol Technologies, Inc., Seller and Scanning.

         3. License Agreement dated August 1, 1990, between Opticon, Inc. and Seller.

         4. Agreement dated as of May 1, 1992, between International Business Machines Corporation and Scanning.

         5. Settlement Agreement dated December 16, 1994, between AT&T Global Information Solutions Company and Scanning.

         6. Contract dated March 31, 1993, between Symbol Technologies, Inc. and TxCom.

         7. Agreement dated January 1, 1993, between Scanning and Point of Sale Data Products, Inc.

         8.      See License Agreements listed in Schedule 2.1(t).

Trademarks, Trade Names, Service Marks and Copyrights (and Applications Therefor) Owned or Licensed

         Scanning

                 Registered Trademarks and Trade Names

                          Magellan, Registration No. 1861693, Registered November 8, 1994.

                 Licenses

                          Agreement dated December 8, 1995, between Scanning and Optimal Robotics Corporation pursuant to which Optimal licenses to Scanning the right to use the following trademarks: "U-Scan Express", "U-Scan", "8870 System", and "8880 System".

         TxCom

                 TXCOM from 07/19/91 under no299 287
                 RADIO LINK from 07/19/91 under no299286

Claims of Potential Infringement

         See Schedule 2.1(p)

                                Schedule 2.1(l)

                                 BENEFIT PLANS


Scanning Profit/Equity Share Program 1993, 1994 and 1995.

Scanning 401(k) Plan

1996 Management Incentive Compensation Plan

1996 Executive Compensation, Supplemental Benefits and Incentive Plan

1996 Compensation, Supplemental Benefits and Incentive Plan for John O'Brien

Paid Time Off

Sick Leave

Employee Assistance Program

Scanning Educational Assistance Plan

Scanning Medical Coverage

Scanning Dental Coverage

Scanning Disability Coverage

Scanning Survivor Benefits

Employee Handbook

Perfect Attendance Bonus

John O'Brien Excess Liability Insurance Policy

Scanning Severance Practices - In the past, Scanning has provided certain involuntarily terminated employees with severance pay. For example, Scanning provided severance pay to certain employees involved with the reduction in force that occurred in 1993.

                                Schedule 2.1(n)

                                   CONTRACTS


Master Assignment and Instrument of Assumption dated as of December 31, 1990, between Seller and Scanning.

Shareholder and Management Agreement dated August 29, 1995, among
Spectra-Physics AB, Spectra-Physics Holding, Scanning and certain shareholders of TxCom.

Seller's Representations and Warranties dated August 28, 1995, among the Founders (as defined therein), TxCom and Spectra-Physics Holdings.

Share Purchase Agreement dated as of August 28, 1995, among certain investors, the Founders (as defined therein), Spectra-Physics Holdings and Scanning.

Oregon Leases:

         Real Property Commercial Lease of Building V, 3472 W. 11th, Eugene, Oregon, dated April 27, 1990, between Leo J. Nielson, landlord, and "Spectra-Physics, 959 Terry Street, Eugene, Oregon", tenant (as amended by addendum to Real Property Commercial Lease dated June 29, 1994, between Leo J. Nielson, landlord, and Scanning, tenant).

         Indenture of Lease dated March 15, 1996, between RDS Inc., landlord, and Scanning, tenant.

North Carolina Lease:

         Lease Agreement - Executive Suites - The Lawrence Building dated August 3, 1994, between Lawrence Building Associates Limited Partnership, landlord, and Scanning, tenant.

Ohio Lease:

         Rahn Fountain Plaza Sublease dated April 1, 1995, between ASAP Office Services, Inc., landlord, and Scanning, tenant.

Texas Lease:

         Office Center - Lewisville Lease Agreement dated November 1, 1994, between NL Group, Inc., landlord, and Scanning, tenant (as amended by letter dated November 14, 1995, from Norm Lebanoniski, NL Group, Inc., landlord, to Charles E. Missar, Scanning, tenant.

Washington Lease:

         Rock Pointe Executive Suites Lease and Service Agreement dated March, 1993, between Walter B. Worthy d/b/a Rock Pointe Executive Suites, landlord, and Scanning, tenant.

Florida Lease:

         Standard Lease dated March 18, 1996, between W. James Orovitz, landlord, and Scanning, tenant.

Canada Lease:

         Lease dated December 14, 1992, between Fidra Realties Inc., landlord, and Scanning, tenant (as amended by Renewal of Lease dated August 3, 1995, between Fidra Realties Inc., landlord, and Scanning, tenant).

Hong Kong Lease:

         The Executive Center License Agreement dated July 1, 1995, between the Executive Centre Limited, landlord, and Scanning, tenant (as amended as noted in letter dated March 6, 1996, from John Cates, Scanning, to Chuck Missar, Scanning).

Hong Kong (residential) Lease:

         Agreement dated December 15, 1995, between Gale Well Limited, landlord and Scanning, tenant.

France Lease:

         Bail dated Juin 30, 1994, between M. Viatz, Le Bailleur, and TxCom, LePreneur.

Belgium Lease:

         Convention dated Janvier 2, 1995, between L'ERASMUS EUROPEAN BUSINESS AND INNOVATION CENTER, landlord, and SPECTRA PHYSICS ayant son siege avenue de Scandinavie - 2A de Courtaboef - BP 28 a 91941 Les Ulis Cedex., tenant.

Spain Lease:

         Contrat de Services dated Avril 1, 1995, between Fellsa Regalado Diaz en nom et representation d'OFICENTER, S.A., landlord, and SPECTRA-PHYSICS FRANCE, tenant.

         A new Spanish lease for Parque Empresarial San Fernando, Avenida de castilla No 2, Edificio F, 28831 Madrid, is currently under negotiation.

Brazil Lease:

         Contrato de Locacao dated Janoiro 1, 1996, between Robert Edward Grant, landlord, and Gary Ellis Glaser and Carla Castelar Glaser, tenants.

Stockholder Agreement dated September 3, 1993, between Catalina Marketing Corporation ("CMC"), Seller, CECS and Scanning, as amended by that certain Subscription Agreement dated December 28, 1995, among CMC, CECS and Seller.

Subscription Agreement dated September 3, 1993, among CMC, CECS and Seller.

Subscription Agreement dated as of December 28, 1995, among CMC, CECS, CECS and Seller.

Technology License Agreement dated September 3, 1993, between CECS and
Scanning.

Ancillary Agreement dated September 3, 1993, among CMC, Seller, CECS and
Scanning.

Tax Sharing Agreement dated September 3, 1993, between CMC and CECS.

Contract of Employment dated January 9, 1996, between Nick Pitt and Scanning.

Management Severance Agreements dated March 31, 1996, between Scanning and each of Dennis Hopwood, Michael Kalashian, John O'Brien, William Parnell, Brad Reddersen, and Roger Tedford.

Contrat de Travail dated Aout 1995, between TxCom and Alain Bonodot.

Contrat de Travail dated Aout 1995, between TxCom and Daniel Mawas.

Contrat de Travail dated Aout 1995, between TxCom and Bernard Malaise.

Employment Contract dated September, 1992, between Ja Koo and Scanning.

Installment Sale Agreement dated as of January 1, 1981, between State of Oregon, Economic Development Commission and Seller.

Indenture of Trust dated as of July 1, 1979, between State of Oregon, Economic Development Commission and the Oregon Bank.

Various letters and statements of employment, including severance benefits, with employees of Seller Subsidiaries or TxCom of the type customarily entered into with such Seller Subsidiaries or TxCom.

Rights of employees of Seller Subsidiaries which are prescribed by law or under various industry wide collective bargaining arrangements.

Consulting Agreement dated November 14, 1995, between Federal Express Corporation and Scanning.

Agreement dated December 8, 1995, between Optimal Robotics
Corporation and Scanning.

Agreement dated November 16, 1995, between SAP America, Inc. and Scanning

                                Schedule 2.1(o)

               CHANGES SINCE DATE OF AUDITED FINANCIAL STATEMENTS


Purchase of an additional 12% of the shares of TxCom in February 1996.

Formation of SpectraScan (AUST) Pty Ltd.

Formation of SpectraScan Europe Ltd.

Investment of $252,307.50 in CECS made pursuant to that certain Subscription Agreement dated as of December 28, 1995, among CECS, CMC and Seller.

See also Management Severance Agreements listed in Schedule 2.1(n).

See also License Agreements listed in Schedule 2.1(t).

Since December 31, 1995, Scanning has paid certain cash dividends to its shareholder.

                                Schedule 2.1(p)

                PENDING OR THREATENED LITIGATION OR PROCEEDINGS

Scanning

         PSC Inc. v. Spectra-Physics Scanning Systems, Inc., Civil Action No. 92-CV-6278T, pending in the United States District Court for the Western District of New York.

         Alice Rouse v. Stores Automated Systems, Inc., et al., Case No. 4112, pending in the Court of Common Pleas, Philadelphia County.

         Kamla Generett v. NCR Corporation, et al., Case No. CV 95 - 0420 DT
         (JRx), pending in the United States District Court for the Central District of California.

         Bridget Fanning v. Quinnsworth Limited, 1992 No. 8244P pending in the High Court of Ireland.

         Attorneys for International Automated Systems, Inc. sent a letter to Scanning dated April 22, 1996, stating that the U-Scan system infringes on its client's patent, U.S. Patent No. 4,787,476.

         Scotti Natale v. Bizeta Elettronica S.r.l. and Eurelettronica S.p.a. and Spectra-Physics, S.R.L., filed in Milan, Italy in March 1993.

         By letter dated December 30, 1992, General Motors requested indemnification from Scanning under an unspecified purchase agreement with respect to a suit between Jerome Lemelson and General Motors.

         By letter dated August 12, 1993, Motorola stated that it intends to seek reimbursement for costs and liabilities from Scanning with respect to a suit between Jerome Lemelson and Motorola and Ford.

TxCom

         None.

Seller Subsidiaries

         None.

                                Schedule 2.1(s)

                                   INSURANCE

Property damage/boiler and machinery insurance in various amounts insuring all Spectra-Physics entities through Skandia Group, policy no. NS2000001060-1, expiring December 1, 1996.

Foreign comprehensive general liability insurance in the amount of $1,000,000 insuring all Spectra-Physics entities through Republic/Blue Ridge/Winter Thur Group, policy nos. GL003-05-23-95 and HFL004-27-20-95, expiring December 1, 1996.

Umbrella liability insurance in the amount of $50,000,000 insuring all Spectra-Physics entities through American National Fire Insurance Federal Insurance Company, policy nos. TUU9823733 (umbrella) and 7966-83-02 (excess), expiring December 1, 1996.

Crime insurance in the amount of $5,000,000 insuring all Spectra-Physics entities through National Union Fire Insurance Company, policy no. 482-15-81, expiring December 1, 1996.

Global marine program insurance in the amount of $3,000,000 insuring Spectra-Physics USA, Inc. and all of its subsidiaries through American International Marine Agency, policy no. 86066C, expiring December 1, 1996.

Workers' compensation and employers' liability insurance in the amount of $1,000,000 insuring several Spectra-Physics entities including Scanning through American National Fire, policy no. WC2080360-04, expiring June 29, 1996.

Business automobile liability insurance in the amount of $1,000,000 insuring several Spectra-Physics entities including Scanning through American National Fire, policy no. CAP2080361-04, expiring June 29, 1996.

Fiduciary liability insurance in the amount of $5,000,000 insuring several employee benefit plans including Scanning Savings Plus Plan and Spectra-Physics USA & Subsidiaries 401(k) Profit Sharing Plan through National Fire Insurance Company of Pittsburgh, PA, policy no. PTL4453161, expiring June 29, 1996.

Directors & Officers Insurance in the amount of $10,000,000 insuring Spectra-Physics AB and its subsidiaries through AIG, policy no. 109-1804, expiring November 30, 1996.

Workers' Compensation insurance for the employees of Spectra-Physics USA and its subsidiaries through Great American, policy no. 715-34-36, expiring June 29, 1996.

Vision insurance for the employees of Scanning through VSP, policy no. 12-031613 0001, expiring December 31, 1996.

HMO medical insurance for the employees of Scanning through HMO Oregon, policy no. 800876000, expiring December 21, 1996.

Medical insurance for the employees of Spectra-Physics USA and its subsidiaries through Aetna, policy no. 393561, expiring December 31, 1996.

Dental insurance for the employees of Scanning through Oregon Dental Service, policy no. 2358, expiring December 31, 1996.

Dental insurance for the employees of Spectra-Physics USA and its subsidiaries through Aetna, policy no. 393561, expiring December 31, 1996.

Short term disability insurance for the employees of Scanning through Standard, policy no. 613514.01, expiring December 31, 1996.

Accidental death and dismemberment insurance for the employees of Spectra-Physics USA and its subsidiaries through Aetna, policy no. 393561-31-00003, expiring December 31, 1996.

Long term disability insurance for the employees of Spectra-Physics USA and its subsidiaries through UNUM, policy no. 510856-04, expiring December 31, 1996.

Business travel insurance for the employees of Spectra-Physics USA and its subsidiaries through Commercial Life, policy no. GTA 15910, expiring June 29, 1996.

Excess liability insurance for Spectra-Physics USA and its subsidiaries through American National Fire Insurance, policy no. 79668302-excess, expiring June 29, 1996.

Excess travel insurance in the amount of $175,000 insuring John O'Brien through Transamerica Life Companies, policy no. 40407685, expiring May 6, 1996 (the policy is in process of being renewed).

Basic life insurance for the employees of Spectra-Physics USA and its subsidiaries through Aetna, policy no. 393561-31-00003, expiring December 31, 1996.

Excess liability insurance in the amount of $5,000,000 insuring John O'Brien through Chubb, policy no. 10677840-01, expiring January 12, 1997.

Note: Spectra-Physics AB Group insurance will not cover Scanning or TxCom once Scanning is not a subsidiary of Seller.

                                Schedule 2.1(t)

                          TRANSACTIONS WITH AFFILIATES


Supply arrangement for VLD/ASIC Drivers between Spectra-Physics Lasers, Inc. and Scanning

License Agreement dated May ___, 1996, between Scanning, licensor, and Spectra-Physics Holdings USA, Inc., licensee (in the form attached hereto - to be signed prior to Closing).


License Agreement dated May ___, 1996, between Seller, licensor, and Spectra-Physics Holdings USA, Inc., licensee (in the form attached hereto - to be signed prior to Closing).


Agreement dated April 3, 1996 between Scanning and Spectra-Physics Laser Plane, Inc. related to international purchases.

                            PATENT LICENSE AGREEMENT


                 This is a Patent License Agreement (the "Agreement") dated as of ____________ _______, 1996, (the "Effective Date") between Spectra-Physics Scanning Systems, Inc. ("Licensor"), a Delaware corporation and
Spectra-Physics Holdings USA Inc. ("Licensee"), a Delaware corporation.

                                   Background

                 Licensor owns the patents listed in the attached Exhibit A, and any and all divisions, continuations-in-part and reissues thereof (collectively, the "Licensed Patents"). Licensee desires to obtain, and Licensor desires to grant, a license to use the Licensed Patents subject to the terms and conditions herein.

                 NOW, THEREFORE, intending to be legally bound, Licensor and Licensee agree as follows:


                                     Terms

1.   LICENSE.

         1.1 Grant of Rights. Licensor hereby grants to Licensee a non-exclusive, irrevocable (except as provided herein), perpetual (except as provided herein), royalty-free right and license throughout the world to use the Licensed Patents and any foreign equivalents or counterparts thereto in connection with Licensee's and its Affiliates' business as of the Effective Date and any reasonably related businesses hereafter conducted by Licensee or its Affiliates (the "Business"). Notwithstanding the foregoing, Licensee, its Affiliates, and any party granted a sublicense under this Agreement shall never use the Licensed Patents in the business of designing, manufacturing or marketing bar code scanners, or imagers, wireless radio frequency systems and retail automation systems for the automatic identification and data collection industry. Throughout this Agreement, unless noted otherwise, the right to manufacture shall include the right to have manufactured by others for Licensee or its Affiliates.

         1.2 Dispute Resolution. If the parties disagree as to the scope of the license granted pursuant to Section 1.1 and cannot settle such dispute after a minimum of thirty (30) days of informal negotiations between officers of each party, then the parties shall submit to non-binding arbitration. Each party shall bear its own costs and expenses, including attorneys' fees, in the arbitration.

         1.3 Maintenance of Licensed Patents and this License. Licensor will provide reasonable notice to Licensee of its intent not to file necessary documents, pay necessary fees, or take other actions necessary to ensure the continued validity and enforceability of the Licensed Patents. If Licensor chooses not to maintain the validity and enforceability of any of the Licensed Patents, then Licensor shall permit Licensee to maintain some or all of the Licensed Patents at its own expense. Licensor will reasonably cooperate with Licensee in such maintenance. Licensee will pay Licensor's reasonable out-of-pocket expenses of such cooperation.

2.  INFRINGEMENT.

         2.1 Notice of Infringement Claims. If Licensee becomes aware of actual or threatened infringement by a third party of any of the Licensed Patents used in the Business, or of any claim by a third party that the use of the Licensed Patents in the business constitutes infringement, it shall promptly notify Licensor in writing of such infringement, threat or claim.

         2.2 Prosecution of Infringement Claims. After any notice provided pursuant to Section 2.1, the parties will promptly consult in good faith as to the steps to be taken with respect to such infringement, provided; however, that in the absence of any agreement to the contrary, the Licensor will be obliged either: (a) to promptly take such action at its expense as is reasonably necessary to enjoin such infringement; or (b) to promptly notify Licensee that Licensor has good cause for refraining from taking such action.

                 2.2.1 Licensor Prosecution. In the event that Licensor takes action under Section 2.2(a), Licensee shall cooperate fully with Licensor in such action, provided that Licensee is reimbursed for all of its reasonable out-of-pocket expenses incurred in connection with such cooperation. In any action relating to a Licensed Patent used in the Business, Licensor shall keep Licensee informed on all material developments throughout the progress of any such action. The Licensor shall retain all amounts recovered, whether by judgment, award, settlement, license, sublicense or otherwise, in any such action.

                 2.2.2 Licensee's Rights. In no event shall Licensee have any right to prosecute any action to enforce any of the Licensed Patents or participate in any administrative proceeding relating to the Licensed Patents except upon the expressed written consent of Licensor, which consent shall be in Licensor's sole discretion.

3.    DEFAULT AND TERMINATION.

         3.1 Term. This Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Section 3.2, shall terminate upon the latest expiration date of any of the Licensed Patents.

         3.2 Termination. Either party may terminate this Agreement only if the other party materially fails to perform any obligation under this Agreement and such failure continues, substantially uncured, for 60 days following notice thereof by the terminating party. The contents of any notice tendered by the terminating party pursuant to this Section 3.2 shall set forth with reasonable specificity the claimed material failure of the other party.

4.  ASSIGNMENT AND SUBLICENSING.

         4.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Licensee without the prior written consent of Licensor; provided, however, that Licensee may, without such consent, assign such rights and such obligations set forth in this Agreement, in whole or in part, to: (a) to any of Licensee's Affiliates; (b) in connection with a sale of all or substantially all of the assets of Licensee, or its Affiliates, or of the business of Licensee, or its Affiliates, in which the Licensed Patents are principally used; or (c) to the surviving the entity after a merger, reorganization or other corporate restructuring of Licensee, or its Affiliates. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Licensor reserves the right to assign its rights under this agreement at its discretion.

         4.2 Sublicensing. Licensee may grant sublicenses of some or all of the Licensed Patents to the same entities that Licensee could assign its rights hereunder pursuant to Section 4.1. If Licensee grants a sublicense on a royalty basis other than to an Affiliate, then Licensee shall pay Licensor fifty percent of all royalty payments received under such sublicense.

         4.3 Affiliates. For purposes of this Agreement, "Affiliate(s)" shall mean each and every business entity controlling, controlled by or under common control with a business entity. For purposes of this definition, "control" shall mean ownership, directly or indirectly, of at least a majority of the voting stock or shareholders' equity of a corporation or, in the case of a non-corporate entity, a right to receive at least a majority of either the profits or the assets upon dissolution of such entity.

5.  MISCELLANEOUS.

         5.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if delivered personally; (b) on the business day after dispatch by documented overnight delivery service such as Federal Express, if sent in such manner; (c) on the date of transmission by telecopy or telex or other means of electronic transmission, if so transmitted, provided that a confirmation copy of any such electronic transmission is sent no later than the business day following the date of electronic transmission by documented overnight delivery service or first class mail, postage prepaid; or
(d) on the third business day after deposit in the United States mail, postage prepaid. Notices or other communications shall be directed to the following addresses:

                 5.1.1    Notices to Licensee:

                          Spectra-Physics Holdings USA Inc.
                          963 Hawthorn Drive
                          Itasca, Ill 60143

                          Telephone:  (708) 875-8090
                          Fax:        (708) 250-1050

                          Attention:  John Carney, President

                          Copy to:

                          Dechert, Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA  19103

                          Telephone:  (215) 994-2971
                          Fax:        (215) 994-2222

                          Attention:  Carmen J. Romano

                 5.1.2    Notices to Licensor:

                          Spectra-Physics Scanning Systems, Inc.
                          959 Terry Street
                          Eugene, Oregon 97402-9120

                          Telephone:  ______________
                          Fax:        ______________

                          Attention:  ______________

Either party may change the addresses set forth above by providing written notice to the other party.

         5.2 Entire Agreement, Amendment, Waiver. This Agreement, and the exhibits hereto, constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other understandings and negotiations with respect thereto. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be charged with such waiver.
No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

         5.3 Further Assurances. After the execution of this Agreement, each party shall take further actions and execute such further documents as may be necessary or reasonably requested by the other in order to effectuate the intent of this Agreement and to provide such other party with the benefits of this Agreement.

         5.4 Insolvency. All rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code or replacement provision therefor (the "Code"), license to rights to "intellectual property" as defined in the Code. The parties agree that Licensee, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code.

         5.5 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of New York.

         5.6 Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation thereof.

         5.7 Severability. The provisions of this Agreement are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Agreement under applicable law such unenforceability or invalidity shall not render any other of the terms, covenants, conditions or provisions hereof unenforceable or invalid and the parties hereto agree that this Agreement shall be construed as if such unenforceable or invalid provision were never contained herein.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                       LICENSOR

                                                       By:_____________________

                                                       LICENSEE

                                                       By:______________________

                                   Exhibit A

                                LICENSED PATENTS


                 Patent Number                     Description                                                 Issue Date
                 -------------                     -----------                                                 ----------
                 5146463                           Pointer Beam for Hand-Held Laser Scanner                    09/08/92

                                                   Signal Processing Apparatus and Method
                 5298728                                                                                       03/29/94
                                                   Multiple Interface Selection System for Computer
                                                   Peripherals
                 5330370                                                                                       06/19/94
                                                   Multiple Interface Selection System for Computer
                                                   Peripherals

                 5347113                           Variable Focus Optical System for Data Reading              09/13/94

                                                   Optical Processing System

                 5347121                           Combined Scanner and Scale                                  09/13/94

                                                   Multiple Focus Optical System for Data Reading
                 5371361                           Applications                                                12/06/94

                 5410108                           Omnidirectional Scanning Method and Apparatus               04/25/95

                 5438187                           Variable Focus Optical System for Data Reading              08/01/95


                 5446271                                                                                       08/29/95


                 5479011                                                                                       12/26/95

                            PATENT LICENSE AGREEMENT


                 This is a Patent License Agreement (the "Agreement") dated as of ____________ _______, 1996, (the "Effective Date") between Spectra-Physics, Inc. ("Licensor"), a Delaware corporation and Spectra-Physics Holdings USA Inc. ("Licensee"), a Delaware corporation.

                                   Background

                 WHEREAS, Licensor, and PSC Inc. have entered into an Asset and Stock Purchase Agreement dated as of the Effective Date;

                 WHEREAS Licensor owns the patents listed in the attached Exhibit A, and any and all divisions, continuations-in-part and reissues thereof (collectively, the "Licensed Patents"); and

                 WHEREAS Licensee desires to obtain, and Licensor desires to grant, a license to use the Licensed Patents subject to the terms and conditions herein.

                 NOW, THEREFORE, intending to be legally bound, Licensor and Licensee agree as follows:


                                     Terms

1.   LICENSE.

         1.1 Grant of Rights. Licensor hereby grants to Licensee a non-exclusive, irrevocable (except as provided herein), perpetual (except as provided herein), royalty-free right and license throughout the world to use the Licensed Patents and any foreign equivalents or counterparts thereto in connection with Licensee's and its Affiliates' business as of the Effective Date and any reasonably related businesses hereafter conducted by Licensee or its Affiliates (the "Business"). Notwithstanding the foregoing, Licensee, its Affiliates, and any party granted a sublicense under this Agreement shall never use the Licensed Patents in the business of designing, manufacturing or marketing bar code scanners, or imagers, wireless radio frequency systems and retail automation systems for the automatic identification and data collection industry. Throughout this Agreement, unless noted otherwise, the right to manufacture shall include the right to have manufactured by others for Licensee or its Affiliates.

         1.2 Dispute Resolution. If the parties disagree as to the scope of the license granted pursuant to Section 1.1, and cannot settle such dispute after a minimum of thirty (30) days of informal negotiations between officers of each party, then the parties shall submit to non-binding arbitration. Each party shall bear its own costs and expenses, including attorneys' fees, in the arbitration.

         1.3 Maintenance of Licensed Patents and this License. Licensor will provide reasonable notice to Licensee of its intent not to file necessary documents, pay necessary fees, or take other actions necessary to ensure the continued validity and enforceability of the Licensed Patents. If Licensor chooses not to maintain the validity and enforceability of any of the Licensed Patents, then Licensor shall permit Licensee to maintain some or all of the Licensed Patents at its own expense. Licensor will reasonably cooperate with Licensee in such maintenance. Licensee will pay Licensor's reasonable out-of-pocket expenses of such cooperation.

2.  INFRINGEMENT.

         2.1 Notice of Infringement Claims. If Licensee becomes aware of actual or threatened infringement by a third party of any of the Licensed Patents used in the Business, or of any claim by a third party that the use of the Licensed Patents in the business constitutes infringement, it shall promptly notify Licensor in writing of such infringement, threat or claim.

         2.2 Prosecution of Infringement Claims. After any notice provided pursuant to Section 2.1, the parties will promptly consult in good faith as to the steps to be taken with respect to such infringement, provided; however, that in the absence of any agreement to the contrary, the Licensor will be obliged either: (a) to promptly take such action at its expense as is reasonably necessary to enjoin such infringement; or (b) to promptly notify Licensee that Licensor has good cause for refraining from taking such action.

                 2.2.1 Licensor Prosecution. In the event that Licensor takes action under Section 2.2(a), Licensee shall cooperate fully with Licensor in such action, provided that Licensee is reimbursed for all of its reasonable out-of-pocket expenses incurred in connection with such cooperation. In any action relating to a Licensed Patent used in the Business, Licensor shall keep Licensee informed on all material developments throughout the progress of any such action. The Licensor shall retain all amounts recovered, whether by judgment, award, settlement, license, sublicense or otherwise, in any such action.

                 2.2.2 Licensee's Rights. In no event shall Licensee have any right to prosecute any action to enforce any of the Licensed Patents or participate in any administrative proceeding relating to the Licensed Patents except upon the expressed written consent of Licensor, which consent shall be in Licensor's sole discretion.

3.    DEFAULT AND TERMINATION.

         3.1 Term. This Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Section 3.2, shall terminate upon the latest expiration date of any of the Licensed Patents.

         3.2 Termination. Either party may terminate this Agreement only if the other party materially fails to perform any obligation under this Agreement and such failure continues, substantially uncured, for 60 days following notice thereof by the terminating party. The contents of any notice tendered by the terminating party pursuant to this Section 3.2 shall set forth with reasonable specificity the claimed material failure of the other party.

4.  ASSIGNMENT AND SUBLICENSING.

         4.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Licensee without the prior written consent of Licensor; provided, however, that Licensee may, without such consent, assign such rights and such obligations set forth in this Agreement, in whole or in part, to: (a) to any of Licensee's Affiliates; (b) in connection with a sale of all or substantially all of the assets of Licensee, or its Affiliates, or of the business of Licensee, or its Affiliates, in which the Licensed Patents are principally used; or (c) to the surviving the entity after a merger, reorganization or other corporate restructuring of Licensee, or its Affiliates. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Licensor reserves the right to assign its rights under this agreement at its discretion.

         4.2 Sublicensing. Licensee may grant sublicenses of some or all of the Licensed Patents to the same entities that Licensee could assign its rights hereunder pursuant to Section 4.1. If Licensee grants a sublicense on a royalty basis other than to an Affiliate, then Licensee shall pay Licensor fifty percent of all royalty payments received under such sublicense.

         4.3 Affiliates. For purposes of this Agreement, "Affiliate(s)" shall mean each and every business entity controlling, controlled by or under common control with a business entity. For purposes of this definition, "control" shall mean ownership, directly or indirectly, of at least a majority of the voting stock or shareholders' equity of a corporation or, in the case of a non-corporate entity, a right to receive at least a majority of either the profits or the assets upon dissolution of such entity.

5.  MISCELLANEOUS.

         5.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if delivered personally; (b) on the business day after dispatch by documented overnight delivery service such as Federal Express, if sent in such manner; (c) on the date of transmission by telecopy or telex or other means of electronic transmission, if so transmitted, provided that a confirmation copy of any such electronic transmission is sent no later than the business day following the date of electronic transmission by documented overnight delivery service or first class mail, postage prepaid; or
(d) on the third business day after deposit in the United States mail, postage prepaid. Notices or other communications shall be directed to the following addresses:

                 5.1.1    Notices to Licensee:

                          Spectra-Physics Holdings USA Inc.
                          963 Hawthorn Drive
                          Itasca, Ill 60143

                          Telephone:  (708) 875-8090
                          Fax:        (708) 250-1050

                          Attention:  John Carney, President

                          Copy to:

                          Dechert, Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA  19103

                          Telephone:  (215) 994-2971
                          Fax:        (215) 994-2222

                          Attention:  Carmen J. Romano

                 5.1.2    Notices to Licensor:

                          Spectra-Physics, Inc.
                          108 Webster Building
                          3411 Silverside Road
                          Wilmington, DE  19810

                          Telephone:  (302) 478-4600
                          Fax:        (302) 478-8962

                          Attention:  Ms. Barbara Schenberg

Either party may change the addresses set forth above by providing written notice to the other party.

         5.2 Entire Agreement, Amendment, Waiver. This Agreement, and the exhibits hereto, constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other understandings and negotiations with respect thereto. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be charged with such waiver.
No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

         5.3 Further Assurances. After the execution of this Agreement, each party shall take further actions and execute such further documents as may be necessary or reasonably requested by the other in order to effectuate the intent of this Agreement and to provide such other party with the benefits of this Agreement.

         5.4 Insolvency. All rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code or replacement provision therefor (the "Code"), license to rights to "intellectual property" as defined in the Code. The parties agree that Licensee, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code.

         5.5 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of New York.

         5.6 Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation thereof.

         5.7 Severability. The provisions of this Agreement are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Agreement under applicable law such unenforceability or invalidity shall not render any other of the terms, covenants, conditions or provisions hereof unenforceable or invalid and the parties hereto agree that this Agreement shall be construed as if such unenforceable or invalid provision were never contained herein.

              IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        LICENSOR

                                        By:_____________________

                                        LICENSEE

                                        By:______________________

                                   Exhibit A

                                LICENSED PATENTS


                 Patent Number                     Description                                                 Issue Date
                 -------------                     -----------                                                 ----------
                 4000397                           Signal Processor Method and Apparatus                       12/28/76

                                                   Laser Diode Mounting System
                 4601452                                                                                       07/22/86
                                                   Trifocal Lens for Laser
                 4678288                                                                                       07/07/87
                                                   Power Control System for Controlling the Power
                 4709369                           Output of a Modulated Laser Diode                           11/24/87

                                                   Signal Transition Detection Method and System

                 4749879                           Beam Forming and Collection Lens Assembly for               07/07/88
                                                   Laser Scanner System

                 4786798                           Laser Diode Power Control and Modulator Circuit             11/22/88

                                                   Brushless DC Motor Speed Control via Power Supply
                                                   Voltage Level Control
                 4868836                                                                                       09/19/89
                                                   Laser Diode Assembly for Laser Scanner System

                 5001406                           Laser Beam Scanner with Low Cost Ditherer                   03/19/91
                                                   Mechanism


                 5327451                                                                                       06/05/94


                 5329103                                                                                       06/12/94

    Patent Number                Description              Issue Date

                                Schedule 2.1(v)

                                     BANKS

General Accounts:

Corestates Bank of Delaware        Signature:       John O'Brien
Philadelphia, PA                                    Roger Tedford
Account Number 0033-5636                            Chet Galka
                                                    Rosemary Norton
                                   Two signatures over $50,000

Philadelphia National Bank         Signature:       Roger Tedford
Philadelphia, PA                                    Chet Galka
Account Number 0125 1178                            Rosemary Norton
                                   Unlimited amount but another who cannot
                                   approve the wire has to initiate the wire

Bank of America                    Signature:       Roger Tedford
Concord, CA                                         Chet Galka
Account Number 10093004                             Rosemary Norton
(Yen Account)
US Foreign Currency                Unlimited amount but another who cannot
                                   approve the wire has to initiate the wire

Canada Trust                       Signature:       John O'Brien
Mississauga, Ontario                                Roger Tedford
Account Number 00334-800654                         Chet Galka
                                                    Rosemary Norton
                                   Two signatures over $50,000

Payroll Accounts:

US Bank                            ADP Payroll no checks/wire
Eugene, OR                         available
Account Number 015 0206 126

US Bank                            Signature:       John O'Brien
Eugene, OR                                          Roger Tedford
Account Number 015 0206 159                         Chet Galka
                                                    Rosemary Norton
                                   Two signatures over $50,000

Bank of Montreal                   ADP Payroll no checks/wire
Etobiooke Ontario Canada           available
Account Number 1001-342

Lockbox Accounts:

Bank of America                    Incoming Money only
Concord, CA
Account Number 12339 08793

                                Schedule 2.1(w)

                               POWERS OF ATTORNEY


         None

                                Schedule 2.1(x)

                             SIGNIFICANT CUSTOMERS

         None

                                Schedule 2.1(y)

                               SEVERANCE BENEFITS

Foreign Business Employees of Spectra-Physics Ltd., Spectra-Physics GmbH, Spectra-Physics Pty Ltd. and Spectra-Physics K.K. may in certain circumstances be entitled to relocation assistance if they are required to relocate.

Foreign Business Employees of Spectra-Physics Pty Ltd. may be entitled to severance benefits equal to one month's salary.

Pursuant to the Spectra-Physics K.K. Retirement (Severance) Plan, Foreign Business Employees of Spectra-Physics K.K. will be entitled to a payout by Nippon Danti Life Insurance Company, Ltd. (the current pension plan trustee) of certain benefits upon consummation of the transaction contemplated hereby. Future retirement benefit obligations to those employees will be reduced by the amount of benefits paid out.

See also severance agreements and employment arrangements listed in Schedule 2.1(n).

                                Schedule 3.1(e)

                            BUYER NON-CONTRAVENTION


None

                                Schedule 3.1(f)

                    BUYER GOVERNMENT CONSENTS AND APPROVALS

None

                                Schedule 3.1(j)

                        CHANGES SINCE DECEMBER 31, 1995

None

                                Schedule 3.1(k)
                           LITIGATION OR PROCEEDINGS

(1) On or about April 1, 1996, PSC filed suit in the United States District Court for the Western District of New York located in Rochester, New York, against Symbol Technologies, Inc. ("Symbol") for violation of the antitrust laws, unfair trade practices and for declaration of noninfringement and/or invalidity of about 32 Symbol patents. On or about the same effective date, Symbol sued PSC for patent infringement in the United States District Court for the Southern District of New York in Manhattan, alleging infringement of about 19 patents, as well as suing PSC's customer, Data General. Symbol has also alleged breaches of the Symbol-PSC License Agreements of 1991 and 1995 and violation of a 1991 Consent Judgment. Symbol has also moved for a preliminary injunction in that proceeding on four patents. Presently before the Southern District Court is a motion by PSC to transfer the Southern District Action to Rochester. There is no date set for a pre-motion conference as required under the Court's rules, as to Symbol's request to perfect filing of its preliminary injunction motion.

(2) On July 1, 1992, PSC filed two patent infringement lawsuits: one against Spectra-Physics relating to the manufacture and sale of its SP300 and SP400 models and one against Metrologic relating to the manufacture and sale of its 900 Series, in each case in the United States District Court for the Western District of New York located in Rochester, New York. PSC alleges that each of Spectra-Physics and Metrologic has infringed PSC's patent for an optical scanning device for detecting bar codes, United States Letters Patent 4,652,750 (the "750 Patent"), and seeks injunctions enjoining Spectra-Physics and Metrologic from further infringement and damages to compensate it for such acts of infringement. Spectra-Physics and Metrologic have each filed answers alleging invalidity, non-infringement, and unenforceability of the 750 patent. These actions are stayed pending disposition of the appeal described below in item (3).

(3) On September 21, 1994, PSC filed a patent infringement lawsuit in the United States District Court for the Western District of New York, alleging that certain products of Accu-Sort infringe the 750 Patent. The suit seeks an injunction to prevent further infringement and also seeks damages to compensate for past infringement. Accu-Sort has answered the complaint, asserting defenses of non-infringement and invalidity and filed a counterclaim seeking a declaratory judgment that the 750 Patent is inter alia and not infringed. PSC moved for summary judgment of infringement. Accu-Sort has not alleged that PSC is infringing any Accu-Sort patent.

         On October 13, 1995 the Court granted Accu-Sort's motion for summary judgment of non-infringement, denied PSC's motion for summary judgment of infringement, and dismissed that action. PSC has appealed all rulings adverse to PSC in an appeal filed with the Court of Appeals for the Federal Circuit. The Appeal is still pending.

(4) In May 1996, PSC received a Notice of Charge of Discrimination for age relating to the termination of an employee whose position was eliminated in November, 1995.

                                  Schedule 4.1


Scanning has made an additional investment of $252,307.50 in CECS. Scanning may make other additional investments in CECS and purchases of shares of capital stock of TxCom.

Scanning may undertake to perform the excavation and/or filling authorized pursuant to Permit Nos. 00-8310 and 5158 listed in Schedule 2.1(j).

Scanning will dividend to Seller any notes receivable from Spectra-Physics AB or its affiliates.

                                 Schedule 10.7


Seller

         Ulf J. Johansson, President and Chief Executive Officer of Spectra-Physics AB.

         Lennart F. Rappe, Vice President and Chief Financial Officer of Spectra-Physics AB.

         John O'Brien, President of Scanning.

         Roger Tedford, Vice President - Finance of Scanning.

Buyer

         L. Michael Hone, President, Chief Executive Officer, and Chairman of the Board

         William J. Woodard, Vice President-Finance and Treasurer

         Jay M. Eastman, Sr., Senior Vice President - Strategic Planning

                                                                       Exhibit A
                                                                       Australia





                  AGREEMENT ON THE SALE AND PURCHASE OF A BUSINESS OPERATION


THIS Agreement on the Sale and Purchase of a Business Operation dated May [ ], 1996 (the "Agreement")

                                    BETWEEN

Spectra Physics Pty. Ltd., a company incorporated under the laws of the State
of Victoria, Australia with its registered office located at [       ]
(hereinafter referred to as "the Seller"),

                                      AND

[               ] (hereinafter referred to as "the Buyer").

WHEREAS, Seller is engaged in the business of marketing, selling and servicing bar code scanners and scanner systems (the "Business") and

WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell, convey, assign, transfer and deliver to Buyer substantially all the assets and liabilities previously related to the Business and Buyer desires to purchase and acquire from Seller such assets and liabilities,

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                                     TERMS

                 In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 1.       Sale and Purchase of Purchased Assets.   As of the
date hereof, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, the Purchased Assets, subject to the Assumed Liabilities (each as defined below).

                 2.       Certain Definitions.

                          (a)     The term "Purchased Assets" shall mean all
assets, properties and rights (contractual or otherwise) of every kind, nature and description (including, without limitation, (i) furniture, machinery, parts, tools and equipment, if any, (ii) inventory, (iii) accounts receivable,
(iv) license, distribution, dealer, sales representative, supplier, service, and other commercial agreements, if any, (v) sales orders, purchase orders, quotations, and bids, (vi) prepaid items, if any, (vii) licenses, permits, authorizations and approvals, if any, (viii) customer lists, (ix) books and records, (x) technical manuals and product and sales literature, (xi) all rights under express or implied warranties, (xii) goodwill and (xiii) all claims or defenses relating to any of the foregoing or to the Assumed Liabilities) of Seller existing on the date hereof that are used primarily in the Business, except for the Excluded Assets (as defined below). A list of the Purchased Assets, by category, is attached as Exhibit A hereto.

                          (b)     The term "Excluded Assets" shall mean cash
and cash equivalents, accounts receivable represented by discounted notes, any assets or rights not used primarily in, or primarily benefitting, the Business and any rights under insurance policies except for claims related to the Business that are covered under such insurance policies but that have not yet been submitted. Excluded Assets shall specifically include leasehold rights and improvements, central management information systems and related office equipment (but not including any readily-movable local area network and wide area communication network used primarily in the Business), telephone systems, other office equipment (such as photocopier and audio visual equipment) not used exclusively in the Business, security deposits, any claims for refunds of taxes paid by the Seller, and except as otherwise agreed in writing by or on behalf of Buyer, any rights in or to the name "Spectra-Physics" or the Spectra-Physics stylized "S" logo.

                          (c)     The term "Assumed Liabilities" shall mean all
liabilities and obligations (contractual or otherwise) of every kind, nature and description, known or unknown, of Seller that primarily relate to the Business, the conduct of the Business or the Purchased Assets, excepting only the Excluded Liabilities (as hereinafter defined).

                          (d)     The term "Excluded Liabilities" shall mean
the following liabilities of the Seller: (i) liabilities for taxes, except as otherwise agreed upon in writing by or on behalf of Buyer, (ii) liabilities or obligations for facility costs, such as obligations under real estate leases,
(iii) trade
payables for goods and services relating to the overall operations of Seller, such as for office supplies, facility maintenance services and telephone service, and (iv) recourse liabilities in respect of accounts receivable represented by discounted notes.

                          (e)     The term "Business Employees" shall mean (i)
those employees of Seller who shall, as of the date hereof, become employees of Buyer as agreed upon in writing by or on behalf of Buyer and (ii) any other
employees of Seller hired after May [    ], 1996 and employed by Seller on the
date hereof whose work relates to the business and operations of the Business, such as employees who sell and service the products sold by the Business, employees who process orders and collect receivables primarily with respect to products sold by the Business, support staff whose primary function is to support such salesmen, servicemen, order processors and accounts receivable clerks and managerial employees whose function is to manage such salesmen, servicemen, order processors, accounts receivable clerks and staff.

                 3. Purchase Price. The purchase price ("Purchase Price") of the Purchased Assets shall correspond to an amount equal to 105% of the aggregate net book value of the Purchased Assets and the Assumed Liabilities (i.e., book value of such assets minus liabilities), as reflected on a closing balance sheet to be prepared after the date hereof. Seller hereby acknowledges receipt on the date hereof of payment of an estimate of the Purchase Price. Such payment will be adjusted, as necessary, to reflect the actual Purchase Price as determined pursuant to the closing balance sheet referred to above.

                 4. Assumption of Liabilities. As of the date hereof, Buyer hereby (i) assumes and agrees to pay, perform, satisfy or otherwise discharge when due the Assumed Liabilities and (ii) agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any loss, liability, claim, obligation, damage or expense (including reasonable legal fees and expenses) that Seller may incur or suffer arising out of or resulting from the Assumed Liabilities.

                  5. Personnel. Seller and Buyer acknowledge that, as of the date hereof, the contracts of employment of the Business Employees are hereby transferred by operation of law to Buyer.

                  6. Debts and Debtors. Seller shall be under no obligation whatsoever to collect any of debts included among the Purchased Assets but, insofar as in the normal course of trading

Seller collects any of such debts, Seller shall forthwith account for the same in full to Buyer.

                 7. Further Assurances. At and after the date hereof, Seller will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Purchased Assets.

                 8. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of Australia.

                 9. Amendments. Only those amendments and additions to this contact that are made in writing and signed by the parties are valid.

                 10. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 12. Severability. If any provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable the validity of the remaining provisions will be unaffected. With regard to such invalid or unenforceable provisions the parties shall agree upon any necessary and reasonable adjustment of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement.

                            _____________________

         This contract has been executed in two copies of which the parties have taken one each.

Spectra Physics Pty. Ltd.                          [Buyer]


By: ____________________                           By: _____________________
    Title: _____________                               Title:_______________

                                   EXHIBIT A
                                     ASSETS

                                                                       Exhibit A
                                                                          France

                           TRANSFER OF GOING BUSINESS

BETWEEN THE UNDERSIGNED :


         SPECTRA-PHYSICS S.A., a French corporation ("societe anomyne") with a share capital of FF 9,500,000, with its registered office at Avenue de Scandinava, ZA de Courtaboeuf, BP 28, 91941 Les Ulis Cedex, France represented by the managing director Mr. Nicholas de Moustier, duly authorized for the purposes thereof, hereinafter referred to as "the Seller,"

                                                        PARTY OF THE FIRST PART,

AND

         [     ], a [      ] corporation ("societe anomyne") with a share
capital of FF [ ], with its registered office at [    ] represented by the
managing director [  ], duly authorized for the purposes thereof,

                                  hereinafter referred to as "the Buyer,"

                                                       PARTY OF THE SECOND PART,



WHEREAS

         A. Seller is engaged in the business of marketing, selling and servicing bar code scanners and scanner systems (the "Business").

         B. Upon the terms and subject to the conditions of this Agreement, Seller desires to sell, convey, assign, transfer and deliver to Buyer all the assets and liabilities previously related to the Business and Buyer desires to purchase and acquire from Seller such assets and liabilities.

                 In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                    PURPOSE

                 As of the date hereof, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, the Purchased Assets, subject to the Assumed Liabilities.

                                   ARTICLE II

            DESCRIPTIONS OF THE ITEMS TRANSFERRED AND ITEMS EXCLUDED

                 2.1      ITEMS TRANSFERRED

                          2.1.1   Purchased Assets.  The sale includes all
intangible and tangible elements of the Seller existing on the date hereof that are used primarily in the Business, except for the Excluded Assets (as defined below the "Purchased Assets"). Said elements of the going Business include:

                          A.       Intangible elements

                                        -       the goodwill;

                                        -       license, distribution, dealer,
                                                sales representative,
                                                suppliers, service, and other
                                                commercial agreements, if
                                                any;

                                        -       sales orders, purchase orders,
                                                quotations and bids;

                                        -       prepaid items, if any;

                                        -       licenses, permits,
                                                authorizations and approvals,
                                                if any;

                                        -       customer lists;

                                        -       books and records;

                                        -       technical manuals and product
                                                and sales literature;

                                        -       all rights under express or
                                                implied warranties; and

                                        -       all claims or defenses relating
                                                to any of the foregoing or
                                                the Assumed Liabilities.

                           B.       Tangible elements

                                        -       machinery parts, tools,
                                                equipment and furniture;

                                        -       inventory;

                                        -       accounts receivable;

                          2.1.2   Assumed Liabilities

                          The term "Assumed Liabilities" shall mean all
liabilities and obligations (contractual or otherwise) of every kind, nature and description, known or unknown, of the Seller that relate primarily to the Business, the conduct of the Business or the Purchased Assets, excepting only the Excluded Liabilities (as hereinafter defined). For avoidance of doubt, Assumed International Liabilities shall include all obligations related to the Business's offices located in Belgium and Spain (the "Purchased International Offices")(such locations being further specified in Exhibit 1 hereto).

                 2.2      ITEMS EXCLUDED

                          2.2.1   Excluded Assets

         The term "Excluded Assets" shall mean cash and cash equivalents, accounts receivable represented by discounted notes, any assets or rights not used primarily in, or primarily benefitting, the Business and any rights under insurance policies except for claims related to the Business that are covered under such insurance policies but that have not yet been submitted. Excluded Assets shall specifically include leasehold rights and improvements (other than with respect to the Purchaed International Offices as hereinafter defined), central management information systems and related office equipment (but not including any readily-movable local area network and wide area communication network used primarily in the Business), telephone systems, other office equipment (such as photocopier and audio visual equipment) not used exclusively in the Business), security deposits, any claims for refunds of taxes paid by the Seller, and except as otherwise agreed in writing by or on behalf of Buyer, any rights in or to the name "Spectra-Physics" or the Spectra-Physics stylized "S" logo.

                          2.2.2   Excluded Liabilities

         The term "Excluded Liabilities" shall mean the following liabilities of the Seller: (i) liabilities for taxes, except as otherwise agreed upon in writing by or on behalf of Buyer, (ii) liabilities or obligations for facility costs, such as obligations under real estate leases (except with respect to the Purchased International Offices), (iii) trade payables for goods and services relating to the overall operations of Seller, such as for office supplies, facility maintenance services and telephone service (except with respect to the Purchased International Offices), and (iv) recourse liabilities in respect of accounts receivable represented by discounted notes.

                                  ARTICLE III

                                  DECLARATIONS

                 3.1      DECLARATIONS OF SELLER.

                          (a)     On the Title of the Property.  Seller
certifies that it is the owner of the Business described above, having created it in October 1987.

                          (b)     On the Mortgage Registrations.  Seller
declares that the going business transferred is not encumbered by any mortgage registration, lien or any other type of security interest whatsoever.

                          (c)     On the Turnover and Commercial Results.
Buyer acknowledges that the business transferred is only part of Seller's total business and therefore accepts that the following financial data relating to the business transferred are the only estimates:

                                  (1)      for the fiscal year 1995:

                                  Turnover............      56,240 FRF
                                  Income (Loss).......       1,175 FRF

                                  (2)      for the fiscal year 1994:

                                  Turnover............      63,767 FRF
                                  Income (Loss).......       7,466 FRF

                                  (3)      for the fiscal year 1993:

                                  Turnover............      48,703 FRF
                                  Income (Loss).......       3,500 FRF

                                  (4)      for the period January 1, 1996 to
                                           March 31, 1996:

                                  Turnover............      23,006 FRF
                                  Income (Loss).......       1,475 FRF

                 (d) Business Employees. The term "Business Employees" shall mean (i) those employees of Seller who shall, as the date hereof, become employees of Buyer as agreed upon in writing by or on behalf of Buyer and (ii) any other employees of Seller on the date hereof whose work relates to the business and operations of the Business, such as employees who sell and service the products sold by the Business, employees who process orders and collect receivables primarily with respect to products sold by the Business, support staff whose primary function is to support such salesmen, servicemen, order processors and accounts receivable clerks and managerial employees whose function is to manage such salesmen, servicemen, order processors, accounts receivable clerks and staff.

                 As of the date hereof, Seller and Buyer acknowledge that the contracts of employment of the Business Employees are hereby transferred by operation of law to Buyer. In this respect the provisions under article L 122-12 of French Labour Code have been acknowledged by Seller and Buyer.

                 3.2 DECLARATION BY THE BUYER. Buyer hereby (i) assumes and agrees to pay, perform, satisfy or otherwise discharge when due the Assumed Liabilities and (ii) agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any loss, liability, claim, obligation, damage or expense (including reasonable legal fees and expenses) that Seller may incur or suffer arising out of or resulting from the Assumed Liabilities.

                                   ARTICLE IV

                                     PRICE

                 This transfer is accepted in consideration for a price of the
equivalent in FF of USD [    ] for the Purchased Assets(1), as described under
articles 2.1.1, excluding duties and taxes.

                 This price can be broken down as follows, the itemization set forth below being provided only for the purposes of complying with the provisions of article 1 of the law of March


- -------------
         (1) Amount shall equal U.S. dollar equivalent of 100% of the book value of the tangible elements,inventory and accounts receivable, plus 105% of the book value of the intangible elements.

17, 1909, but shall entail no consequences or claims regarding the valuation of the individual assets:

- -        Intangible elements               equivalent in FF of USD    [     ]

- -        Tangible elements                 equivalent in FF of USD    [     ]

- -        Inventory                         equivalent in FF of USD    [     ]

- -        Accounts receivable               equivalent in FF of USD    [     ]

                                                                      --------

         TOTAL                             equivalent in FF of USD    [     ]

                 The above prices shall be increased by the VAT in force for each category of assets transferred as are subject to VAT. An invoice shall be issued for the transfer of such assets subject to VAT.

                 In accordance, however, with the provisions of the administrative directive of February 22, 1990, published in the Official Tax Bulletin 3A-6-90 in respect of articles 261-3 1 a and 210 Section 3 of Annex II of the General Tax Code, the Buyer shall undertake, in exchange for exemption for the investment assets transferred, the obligation to submit any later transfer of these investment assets to VAT, and, if the case should arise, to carry out the regularizations as required by articles 210 and 215 of Annex II of the General Tax Code.

                 The Seller shall provide the Buyer with the standard tax form in order to allow the latter to fulfill its obligations under Decree n 91-1146 dated November 7, 1991.

                 The price and the above allocation thereof shall be adjusted upwards or downward to the extent that the amount which equals 105% of the aggregate net book value of the Purchased Assets and the Assumed Liabilities (i.e., book value of such assets minus liabilities), as reflected on a closing balance sheet to be prepared after the date hereof, is greater or lesser than
USD [           ].(2)





- ------------------
          (2) Amount shall equal U.S. dollar equivalent of 105% of aggregate net book value of the Purchase Assets and the Assumed Liabilities.

                                   ARTICLE V

                                    PAYMENT

                 The price specified in Article IV is being paid by the Buyer
by check or wire transfer in the amount of USD [         ] in cash and the
balance (USD [       ]) by assumption of the Assumed Liabilities.

                 Any adjustment to the price required by Article IV will be settled between the parties after the date hereof.


                                   ARTICLE VI

                             FORMALITIES, PUBLICITY

                 The Buyer shall fulfill the publicity formalities required by the Law of March 17, 1909, and any objections shall be received at the office of the Seller indicated here above.

                 In addition, the Buyer shall be in charge of notifying this Agreement wherever required, and in particular, to the Social Security and Tax Administrations.


                                  ARTICLE VII

                     DECLARATION TO THE TAX ADMINISTRATION

                 Each of the undersigned parties has affirmed, subject to the penalties provided by Article 8 of the Law of April 18, 1918, (Article 1837 of the French Tax Code) that this agreement states the total agreed price.

                 They acknowledge that they are aware of the penalties incurred in the event of the inaccuracy of this affirmation.

                                  ARTICLE VIII

                                 MISCELLANEOUS


                 8.1 Further Assurances. At and after the date hereof, Seller will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Purchased Assets.

                 8.2 Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of France.

                 8.3 Amendments. Only those amendments and additions to this contact that are made in writing and signed by the parties are valid.

                 8.4 Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 8.6 Severability. If any provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable the validity of the remaining provisions will be unaffected. With regard to such invalid or unenforceable provisions, the parties shall agree upon any necessary and reasonable adjustment of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement.

                 8.7 Authorizations. The bearer of an original hereof has full authorization for the purpose of effecting all registration and publicity formalities required by law.


                             _____________________

This contract has been duplicated in the French and the English language, both texts being equally authentic, and executed in two copies in each language of which the parties have taken one copy each. In case of any divergence of interpretation the English text shall prevail.


Spectra Physics SA                                 [Buyer]


By: _____________________                  By: ______________________
    Title: ______________                      Title: _______________

                                   Exhibit 1
                                 Assumed Leases

[Madrid Sales Office Lease]

[Brussels Sales Office Lease]

                                                                       Exhibit A
                                                                         Germany



                  AGREEMENT ON THE SALE AND PURCHASE OF A BUSINESS OPERATION


THIS Agreement on the Sale and Purchase of a Business Operation dated May [ ], 1996 (the "Agreement")

                                    BETWEEN

Spectra Physics GmbH (Registered at Amtsgericht Darmstadt, number HR B 1356), a company incorporated under the laws of Germany with its registered office located at Siemennastrasse 20, D-64213 Darmstadt, Germany (hereinafter referred to as "the Seller"),


                                      AND

[               ] (hereinafter referred to as "the Buyer").

WHEREAS, Seller is engaged in the business of marketing, selling and servicing bar code scanners and scanner systems (the "Business") and

WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell, convey, assign, transfer and deliver to Buyer substantially all the assets and liabilities previously related to the Business and Buyer desires to purchase and acquire from Seller such assets and liabilities,

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                                     TERMS

                 In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 1.       Sale and Purchase of Purchased Assets.   As of the
date hereof, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, the Purchased Assets, subject to the Assumed Liabilities (each as defined below).

                 2.       Certain Definitions.

                          (a)     The term "Purchased Assets" shall mean all
assets, properties and rights (contractual or otherwise) of every kind, nature and description (including, without limitation, (i) furniture, machinery, parts, tools and equipment, if any, (ii) inventory, (iii) accounts receivable,
(iv) license, distribution, dealer, sales representative, supplier, service, and other commercial agreements, if any, (v) sales orders, purchase orders, quotations, and bids, (vi) prepaid items, if any, (vii) licenses, permits, authorizations and approvals, if any, (viii) customer lists, (ix) books and records, (x) technical manuals and product and sales literature, (xi) all rights under express or implied warranties, (xii) goodwill and (xiii) all claims or defenses relating to any of the foregoing or to the Assumed Liabilities) of Seller existing on the date hereof that are used primarily in the Business, except for the Excluded Assets (as defined below). The Purchased Assets are listed on Schedule A hereto.

                          (b)     The term "Excluded Assets" shall mean cash
and cash equivalents, accounts receivable represented by discounted notes, any assets or rights not used primarily in, or primarily benefitting, the Business and any rights under insurance policies except for claims related to the Business that are covered under such insurance policies but that have not yet been submitted. Excluded Assets shall specifically include leasehold rights and improvements, central management information systems and related office equipment (but not including any readily-movable local area network and wide area communication network used primarily in the Business), telephone systems, other office equipment (such as photocopier and audio visual equipment) not used exclusively in the Business, security deposits, any claims for refunds of taxes paid by the Seller, and except as otherwise agreed in writing by or on behalf of Buyer, any rights in or to the name "Spectra-Physics" or the Spectra-Physics stylized "S" logo.

                          (c)     The term "Assumed Liabilities" shall mean all
liabilities and obligations (contractual or otherwise) of every kind, nature and description, known or unknown, of Seller that primarily relate to the Business, the conduct of the Business or the Purchased Assets, excepting only the Excluded Liabilities (as hereinafter defined). The Assumed Liabilities are listed on Schedule B hereto.

                          (d)     The term "Excluded Liabilities" shall mean
the following liabilities of the Seller: (i) liabilities for taxes, except as otherwise agreed upon in writing by or on behalf of Buyer, (ii) liabilities or obligations for facility costs, such as obligations under real estate leases,
(iii) trade
payables for goods and services relating to the overall operations of Seller, such as for office supplies, facility maintenance services and telephone service, and (iv) recourse liabilities in respect of accounts receivable represented by discounted notes.

                          (e)     The term "Business Employees" shall mean (i)
those employees of Seller who shall, as of the date hereof, become employees of Buyer as agreed upon in writing by or on behalf of Buyer and (ii) any other
employees of Seller hired after May [   ], 1996 and employed by Seller on the
date hereof whose work relates to the business and operations of the Business, such as employees who sell and service the products sold by the Business, employees who process orders and collect receivables primarily with respect to products sold by the Business, support staff whose primary function is to support such salesmen, servicemen, order processors and accounts receivable clerks and managerial employees whose function is to manage such salesmen, servicemen, order processors, accounts receivable clerks and staff.

                 3. Purchase Price. The purchase price ("Purchase Price") of the Purchased Assets shall correspond to an amount equal to 150% of the aggregate net book value of the Purchased Assets and the Assumed Liabilities (i.e., book value of such assets minus liabilities), as reflected on a closing balance sheet to be prepared after the date hereof. Seller hereby acknowledges receipt on the date hereof of payment of an estimate of the Purchase Price. Such payment will be adjusted, as necessary, to reflect the actual Purchase Price as determined pursuant to the closing balance sheet referred to above.

                 4. Assumption of Liabilities. As of the date hereof, Buyer hereby (i) assumes and agrees to pay, perform, satisfy or otherwise discharge when due the Assumed Liabilities and (ii) agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any loss, liability, claim, obligation, damage or expense (including reasonable legal fees and expenses) that Seller may incur or suffer arising out of or resulting from the Assumed Liabilities.

                  5. Personnel. Seller and Buyer acknowledge that, as of the date hereof, the contracts of employment of the Business Employees are hereby transferred by operation of law to Buyer, subject to the satisfaction of any legal requirements regarding the transfer of employment of such employees. In this respect the provisions under Section 613(a) BGB have been acknowledged by Seller and Buyer.

                 6. Debts and Debtors. Seller shall be under no obligation whatsoever to collect any of debts included among the Purchased Assets but, insofar as in the normal course of trading Seller collects any of such debts, Seller shall forthwith account for the same in full to Buyer.

                 7. Value Added Tax. The purchase price is exclusive of value-add tax ("VAT"), if any. The parties hereto intend that Section 1a Umsatzsteuergesetz (German VAT code) and no. 5 of the "Richtlinien Zu Section 1 Umsatzsteuergesetz" (directives to Section 1 German VAT Code) shall apply to the transfer of the Business and Purchased Assets and Assumed Liabilities so that the sale is treated a neither a supply of goods nor a supply of services.

                 If any VAT is chargeable on any supply by Seller under this Agreement, Buyer shall pay to Seller the amount of that VAT and Seller shall issue to Buyer a proper tax invoice in respect of that VAT.

                 8. Further Assurances. At and after the date hereof, Seller will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Purchased Assets.

                 9. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of Germany.

                 10. Amendments. Only those amendments and additions to this contact that are made in writing and signed by the parties are valid.

                 11. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 13. Severability. If any provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable, the validity of the remaining provisions will be unaffected. With regard to such invalid or unenforceable provisions, the parties shall agree upon any necessary and reasonable adjustment of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement.

                            _____________________


         This contract has been executed in two copies of which the parties have taken one each. Should this agreement be issued in different languages, the English text shall prevail.

Spectra Physics GmbH                       [Buyer]


By: _____________________                  By: ______________________
    Title: ______________                      Title: _______________

                                   Schedule A

                                Purchased Assets

                                   Schedule B

                             Assumed Liabililities

                                                                       Exhibit A
                                                                           Italy



                  AGREEMENT ON THE SALE AND PURCHASE OF A BUSINESS OPERATION


THIS Agreement on the Sale and Purchase of a Business Operation dated May [ ], 1996 (the "Agreement")

                                    BETWEEN

Spectra Physics S.r.l. (Registered no. P.IVA e C.F. 07501230150), a company incorporated under the laws of Italy with its registered office located at Centro Direzionale Lombardo, Plazzo E/1 - Via Roma, 108, 20060 Cassina de Pecchi (MI), Italy (hereinafter referred to as "the Seller"), represented by Mr. Nicholas Bisconti, Financial Affaires Manager of Seller, duly empowered for the purposes of this Agreement,

                                      AND

[               ]  (hereinafter referred to as "the Buyer")

represented by [                ], duly empowered for the purposes of this
Agreement.

WHEREAS, Seller is engaged in the business of marketing, selling and servicing bar code scanners and scanner systems (the "Business") and

WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell, convey, assign, transfer and deliver to Buyer substantially all the assets and liabilities previously related to the Business and Buyer desires to purchase and acquire from Seller such assets and liabilities,

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                                     TERMS

                 In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 1.       Sale and Purchase of Purchased Assets.   As of the
date hereof, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, the Purchased Assets, subject to the Assumed Liabilities (each as defined below).

                 2.       Certain Definitions.

                          (a)     The term "Purchased Assets" shall mean all
assets, properties and rights (contractual or otherwise) of every kind, nature and description (including, without limitation, (i) furniture, machinery, parts, tools and equipment, if any, (ii) inventory, (iii) accounts receivable,
(iv) license, distribution, dealer, sales representative, supplier, service, and other commercial agreements, if any, (v) sales orders, purchase orders, quotations, and bids, (vi) prepaid items, if any, (vii) licenses, permits, authorizations and approvals, if any, (viii) customer lists, (ix) books and records, (x) technical manuals and product and sales literature, (xi) all rights under express or implied warranties, (xii) goodwill and (xiii) all claims or defenses relating to any of the foregoing or to the Assumed Liabilities) of Seller existing on the date hereof that are used primarily in the Business, except for the Excluded Assets (as defined below). A list of the Purchased Assets, by category, is attached as Exhibit A hereto.

                          (b)     The term "Excluded Assets" shall mean cash
and cash equivalents, accounts receivable represented by discounted notes, any assets or rights not used primarily in, or primarily benefitting, the Business and any rights under insurance policies except for claims related to the Business that are covered under such insurance policies but that have not yet been submitted. Excluded Assets shall specifically include leasehold rights and improvements, central management information systems and related office equipment (but not including any readily-movable local area network and wide area communication network used primarily in the Business), telephone systems, other office equipment (such as photocopier and audio visual equipment) not used exclusively in the Business, security deposits, any claims for refunds of taxes paid by the Seller, and except as otherwise agreed in writing by or on behalf of Buyer, any rights in or to the name "Spectra-Physics" or the Spectra-Physics stylized "S" logo.

                          (c)     The term "Assumed Liabilities" shall mean all
liabilities and obligations (contractual or otherwise) of every kind, nature and description, known or unknown, of Seller that primarily relate to the Business, the conduct of the Business or the Purchased Assets, excepting only the Excluded Liabilities (as hereinafter defined).

                          (d)     The term "Excluded Liabilities" shall mean
the following liabilities of the Seller: (i) liabilities for taxes, except as otherwise agreed upon in writing by or on behalf of Buyer, (ii) liabilities or obligations for facility costs, such as obligations under real estate leases,
(iii) trade payables for goods and services relating to the overall operations of Seller, such as for office supplies, facility maintenance services and telephone service, and (iv) recourse liabilities in respect of accounts receivable represented by discounted notes.

                          (e)     The term "Business Employees" shall mean (i)
those employees of Seller who shall, as of the date hereof, become employees of Buyer as agreed upon in writing by or on behalf of Buyer and (ii) any other
employees of Seller hired after May [   ], 1996 and employed by Seller on the
date hereof whose work relates to the business and operations of the Business, such as employees who sell and service the products sold by the Business, employees who process orders and collect receivables primarily with respect to products sold by the Business, support staff whose primary function is to support such salesmen, servicemen, order processors and accounts receivable clerks and managerial employees whose function is to manage such salesmen, servicemen, order processors, accounts receivable clerks and staff.

                 3. Purchase Price. The purchase price ("Purchase Price") of the Purchased Asset shall correspond to an amount equal to the aggregate net book value of the Purchased Assets and the Assumed Liabilities (i.e., book value of such assets minus liabilities), as reflected on a closing balance sheet to be prepared after the date hereof, plus US $300,000. Seller hereby acknowledges receipt on the date hereof of payment of an estimate of the Purchase Price. Such payment will be adjusted, as necessary, to reflect the actual Purchase Price as determined pursuant to the closing balance sheet referred to above.

                 4. Assumption of Liabilities. As of the date hereof, Buyer hereby (i) assumes and agrees to pay, perform, satisfy or otherwise discharge when due the Assumed Liabilities and (ii) agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any loss, liability, claim, obligation, damage or expense (including reasonable legal fees and expenses) that Seller may incur or suffer arising out of or resulting from the Assumed Liabilities.

                  5. Personnel. As of the date hereof, Buyer agrees to employ the Business Employees on the terms and conditions as they are currently employed. All costs relating to the Business Employees shall be assumed by Buyer.

                 Buyer acknowledges that Seller is not required to give notice pursuant to Article 47 of Law 428/90.

                 6. Further Assurances. At and after the date hereof, Seller will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Purchased Assets.

                 7. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of Italy.

                 8. Amendments. Only those amendments and additions to this contact that are made in writing and signed by the parties are valid.

                 9. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 11. Severability. If any provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable the validity of the remaining provisions will be unaffected with regard to such invalid or unenforceable provisions, the parties shall agree upon any necessary and reasonable adjustment of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement.

                            _____________________


         This contract has been executed in two copies of which the parties have taken one each. Should the contract be issued in different languages, the English text shall prevail.

Spectra Physics S.R.L.                     [Buyer]


By: _____________________                  By: ____________________
    Title: ______________                      Title: _____________

                                   EXHIBIT A

                                     ASSETS

                                                                       Exhibit A
                                                                           Japan

                  AGREEMENT ON THE SALE AND PURCHASE OF A BUSINESS OPERATION


THIS Agreement on the Sale and Purchase of a Business Operation dated May [ ], 1996 (the "Agreement")

                                    BETWEEN

Spectra Physics K.K., a company incorporated under the laws of Japan with its registered office located at Daiwa Nakameguro Building, 4-6-1, Nakameguro, Megouro-ku, Tokyo 153, Japan (hereinafter referred to as "the Seller"),

                                      AND

[               ]  (hereinafter referred to as "the Buyer").

WHEREAS, Seller is engaged in the business of marketing, selling and servicing bar code scanners and scanner systems (the "Business") and

WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell, convey, assign, transfer and deliver to Buyer substantially all the assets and liabilities previously related to the Business and Buyer desires to purchase and acquire from Seller such assets and liabilities,

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                                     TERMS

                 In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 1.       Sale and Purchase of Purchased Assets.   As of the
date hereof, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, the Purchased Assets, subject to the Assumed Liabilities (each as defined below).

                 2.       Certain Definitions.

                          (a)     The term "Purchased Assets" shall mean all
assets, properties and rights (contractual or otherwise) of every kind, nature and description (including, without limitation, (i) furniture, machinery, parts, tools and equipment, if any, (ii) inventory, (iii) accounts receivable, (iv) license, distribution, dealer, sales representative, supplier, service, and other commercial agreements, if any, (v) sales orders, purchase orders, quotations, and bids, (vi) prepaid items, if any, (vii) licenses, permits, authorizations and approvals, if any, (viii) customer lists, (ix) books and records, (x) technical manuals and product and sales literature, (xi) all rights under express or implied warranties, (xii) goodwill and (xiii) all claims or defenses relating to any of the foregoing or to the Assumed Liabilities) of Seller existing on the date hereof that are used primarily in the Business, except for the Excluded Assets (as defined below). A list of the Purchased Assets, by category, is attached as Exhibit A hereto.

                          (b)     The term "Excluded Assets" shall mean cash
and cash equivalents, accounts receivable represented by discounted notes, any assets or rights not used primarily in, or primarily benefitting, the Business and any rights under insurance policies except for claims related to the Business that are covered under such insurance policies but that have not yet been submitted. Excluded Assets shall specifically include leasehold rights and improvements, central management information systems and related office equipment (but not including any readily-movable local area network and wide area communication network used primarily in the Business), telephone systems, other office equipment (such as photocopier and audio visual equipment) not used exclusively in the Business, security deposits, any claims for refunds of taxes paid by the Seller, and except as otherwise agreed in writing by or on behalf of Buyer, any rights in or to the name "Spectra-Physics" or the Spectra-Physics stylized "S" logo.

                          (c)     The term "Assumed Liabilities" shall mean all
liabilities and obligations (contractual or otherwise) of every kind, nature and description, known or unknown, of Seller that primarily relate to the Business, the conduct of the Business or the Purchased Assets, excepting only the Excluded Liabilities (as hereinafter defined).

                          (d)     The term "Excluded Liabilities" shall mean
the following liabilities of the Seller: (i) liabilities for taxes, except as otherwise agreed upon in writing by or on behalf of Buyer, (ii) liabilities or obligations for facility costs, such as obligations under real estate leases,
(iii) trade payables for goods and services relating to the overall operations of Seller, such as for office supplies, facility maintenance services and telephone service, and (iv) recourse liabilities in respect of accounts receivable represented by discounted notes.

                          (e)     The term "Business Employees" shall mean (i)
those employees of Seller who shall, as of the date hereof, become employees of Buyer as agreed upon in writing by or on behalf of Buyer and (ii) any other
employees of Seller hired after May [   ], 1996 and employed by Seller on the
date hereof whose work relates to the business and operations of the Business, such as employees who sell and service the products sold by the Business, employees who process orders and collect receivables primarily with respect to products sold by the Business, support staff whose primary function is to support such salesmen, servicemen, order processors and accounts receivable clerks and managerial employees whose function is to manage such salesmen, servicemen, order processors, accounts receivable clerks and staff.

                 3. Purchase Price. The purchase price ("Purchase Price") of the Purchased Assets shall correspond to an amount equal to 105% of the aggregate net book value of the Purchased Assets and the Assumed Liabilities (i.e., book value of such assets minus liabilities), as reflected on a closing balance sheet to be prepared after the date hereof. Seller hereby acknowledges receipt on the date hereof of payment of an estimate of the Purchase Price. Such payment will be adjusted, as necessary, to reflect the actual Purchase Price as determined pursuant to the closing balance sheet referred to above.

                 4. Assumption of Liabilities. As of the date hereof, Buyer hereby (i) assumes and agrees to pay, perform, satisfy or otherwise discharge when due the Assumed Liabilities and (ii) agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any loss, liability, claim, obligation, damage or expense (including reasonable legal fees and expenses) that Seller may incur or suffer arising out of or resulting from the Assumed Liabilities.

                  5. Personnel. Seller and Buyer acknowledge that, as of the date hereof, the contracts of employment of the Business Employees are hereby transferred to Buyer, subject to the satisfaction of any legal requirements regarding the transfer of employment of such employees.

                 6. Debts and Debtors. Seller shall be under no obligation whatsoever to collect any of debts included among the Purchased Assets but, insofar as in the normal course of trading

Seller collects any of such debts, Seller shall forthwith account for the same in full to Buyer.

                 7. Further Assurances. At and after the date hereof, Seller will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Purchased Assets.

                 8. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of Japan.

                 9. Amendments. Only those amendments and additions to this contact that are made in writing and signed by the parties are valid.

                 10. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 12. Severability. If any provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable the validity of the remaining provisions will be unaffected with regard to such invalid or unenforcable provisions, the parties shall agree upon any necessary and reasonable adjustment of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement.

                            _____________________


         This contract has been executed in two copies of which the parties have taken one each. Should this agreement be issued in different languages, the English text shall prevail.

Spectra Physics K.K.                               [Buyer]


By:  _____________________                         By:  ___________________
     Title: ______________                              Title: ____________

                                   EXHIBIT A
                                     ASSETS

                                                                       Exhibit A
                                                                  United Kingdom


                  AGREEMENT ON THE SALE AND PURCHASE OF A BUSINESS OPERATION


THIS Agreement on the Sale and Purchase of a Business Operation dated May [ ], 1996 (the "Agreement")

                                    BETWEEN

Spectra Physics Ltd. (no. 909156), a company incorporated under the laws of England with its registered office located at Boundary Way, Hemel Hempstead, Hertfordshire, HP2 7SH, England (hereinafter referred to as "the Seller"),

                                      AND

[               ] (hereinafter referred to as "the Buyer").

WHEREAS, Seller is engaged in the business of marketing, selling and servicing bar code scanners and scanner systems (the "Business") and

WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell, convey, assign, transfer and deliver to Buyer on a going concern basis substantially all the assets and liabilities previously related to the Business and Buyer desires to purchase and acquire from Seller such assets and liabilities,

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                                     TERMS

                 In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 1. Sale and Purchase of Purchased Assets. As of the date hereof, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, the Purchased Assets on a going concern basis, subject to the Assumed Liabilities (each as defined below).

                 2.       Certain Definitions.

                          (a)     The term "Purchased Assets" shall mean all
assets, properties and rights (contractual or otherwise) of every kind, nature and description (including, without limitation, (i) furniture, machinery, parts, tools and equipment, if any, (ii) inventory, (iii) accounts receivable,
(iv) license, distribution, dealer, sales representative, supplier, service, and other commercial agreements, if any, (v) sales orders, purchase orders, quotations, and bids, (vi) prepaid items, if any, (vii) licenses, permits, authorizations and approvals, if any, (viii) customer lists, (ix) books and records, (x) technical manuals and product and sales literature, (xi) all rights under express or implied warranties, (xii) goodwill and (xiii) all claims or defenses relating to any of the foregoing or to the Assumed Liabilities) of Seller existing on the date hereof that are used primarily in the Business, except for the Excluded Assets (as defined below).

                          (b)     The term "Excluded Assets" shall mean cash
and cash equivalents, accounts receivable represented by discounted notes, any assets or rights not used primarily in, or primarily benefitting, the Business and any rights under insurance policies except for claims related to the Business that are covered under such insurance policies but that have not yet been submitted. Excluded Assets shall specifically include leasehold rights and improvements, central management information systems and related office equipment (but not including any readily-movable local area network and wide area communication network used primarily in the Business), telephone systems, other office equipment (such as photocopier and audio visual equipment) not used exclusively in the Business, security deposits, any claims for refunds of taxes paid by the Seller, and except as otherwise agreed in writing by or on behalf of Buyer, any rights in or to the name "Spectra-Physics" or the Spectra-Physics stylized "S" logo.

                          (c)     The term "Assumed Liabilities" shall mean all
liabilities and obligations (contractual or otherwise) of every kind, nature and description, known or unknown, of Seller that primarily relate to the Business, the conduct of the Business or the Purchased Assets, excepting only the Excluded Liabilities (as hereinafter defined).

                          (d)     The term "Excluded Liabilities" shall mean
the following liabilities of the Seller: (i) liabilities for taxes, except as otherwise agreed upon in writing by or on behalf of Buyer, (ii) liabilities or obligations for facility costs, such as obligations under real estate leases, (iii) trade payables for goods and services relating to the overall operations of Seller, such as for office supplies, facility maintenance services and telephone service, and (iv) recourse liabilities in respect of accounts receivable represented by discounted notes.

                          (e)     The term "Business Employees" shall mean (i)
those employees of Seller who shall, as of the date hereof, become employees of Buyer as agreed upon in writing by or on behalf of Buyer and (ii) any other
employees of Seller hired after May [   ], 1996 and employed by Seller on the
date hereof whose work relates to the business and operations of the Business, such as employees who sell and service the products sold by the Business, employees who process orders and collect receivables primarily with respect to products sold by the Business, support staff whose primary function is to support such salesmen, servicemen, order processors and accounts receivable clerks and managerial employees whose function is to manage such salesmen, servicemen, order processors, accounts receivable clerks and staff.

                 3. Purchase Price. The purchase price ("Purchase Price") of the Purchased Asset shall correspond to an amount equal to (i) 105% of the aggregate net book value of the Purchased Assets and the Assumed Liabilities (i.e., book value of such assets minus liabilities), as reflected on a closing balance sheet to be prepared after the date hereof, plus (ii) the further sum of L.2 for the benefit of the assignment of any contracts and the purchase of goodwill. Seller hereby acknowledges receipt on the date hereof of payment of an estimate of the Purchase Price. Such payment will be adjusted, as necessary, to reflect the actual Purchase Price as determined pursuant to the closing balance sheet referred to above.

                 4. Assumption of Liabilities. As of the date hereof, Buyer hereby (i) assumes and agrees to pay, perform, satisfy or otherwise discharge when due the Assumed Liabilities and (ii) agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any loss, liability, claim, obligation, damage or expense (including reasonable legal fees and expenses) that Seller may incur or suffer arising out of or resulting from the Assumed Liabilities.

                  5. Personnel. Seller and Buyer acknowledge that, as of the date hereof, the contracts of employment of the Business Employees are hereby transferred by operation of law to Buyer.

                 6. Debts and Debtors. Seller shall be under no obligation whatsoever to collect any of debts included among the Purchased Assets but, insofar as in the normal course of trading Seller collects any of such debts, Seller shall forthwith account for the same in full to Buyer.

                 7. Value Added Tax. The purchase price is exclusive of VAT, if any. The parties hereto intend that Article 5 of the VAT (Special Provisions) Order 1992 shall apply to the transfer of the Business and Purchased Assets and Assumed Liabilities so that the sale is treated a neither a supply of goods nor a supply of services.

                 If any VAT is chargeable on any supply by Seller under this Agreement, Buyer shall pay to Seller the amount of that VAT and Seller shall issue to Buyer a proper tax invoice in respect of that VAT.

                 8. Further Assurances. At and after the date hereof, Seller will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Purchased Assets.

                 9. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of England.

                 10. Amendments. Only those amendments and additions to this contact that are made in writing and signed by the parties are valid.

                 11. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 13. Severability. If any provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable the validity of the remaining provisions will be unaffected. With regard to such invalid or unenforceable provisions, the parties shall agree upon any necessary and reasonable adjustment of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement.

                            _____________________

         This contract has been executed in two copies of which the parties have taken one each.

Spectra Physics Ltd.                       [Buyer]


By: _____________________                  By: _____________________
    Title: ______________                      Title: ______________

NUMERO                        DESIGNATION DE LA SOCIETE                CODE(1)



                                    T.X.C.O.M.

                               ORDRE DE MOUVEMENT
                  DE VALEURS MOBILIERES NON ADMISES EN SICOVAM
               (Loi de finances pour 1982 - Decret du 2 mai 1983)

NATURE DE TITRES(2)                                                JOUISSANCE:

                        Shares having a par value of F 100


NATURE DU MOUVEMENT (3)               Transfer of Ownership

              en lettres
                                                                  en chiffres
QUANTITE      Seven Thousand Two Hundred Thirty-Five
                                                                      7235


                                   TITULAIRE

 N  de compte d'Actionnaire:   Shareholder's Stock Register Account Number

 NOM et PRENOM:                Spectra-Physics Holding, S.A.
 (ou Raison sociale)
 Adresse:                      Z.A. de Courtaboeurf

                               Avenue de Scandainavie; 91941 Les Ulis

 Administrateur des Titres:
 (s'il y a lieu)               Demande la realisation du Mouvement ci-dessus designee


                                  BENEFICIAIRE

 N  de compte d'Actionnaire:    New Shareholders' Stock Register Account Number

 NOM et PRENOM:                 Corporate Name (PSC Inc./PSC Subsidiary)
 (ou Raison sociale)
 Adresse:                       Address



 Administrateur des Titres:
 (s'il y a lieu)                En cas de nouvel Actionnaire, voir renseignements au verso.

                    VISA DE L'EMETTEUR                                                      ORDRE EMIS LE:
 Le                                           a    Place of Signature            le   Date
  N/A                                         Good for Transfer of Ownership of 7235 shares -- Signature of SP
                                              Holding, S.A.

                                       Signature Habilitee                        Signature du Titulaire, Heritier ou Mandataire (4)
           INSCRIPTION AU COMPTE DU BENEFICIAIRE                   Certifie I _____ signature ____ ci-dessus de M.
 Le




                                                                   Qualite du Signataire      Signature ou Sceau


                     TO BE COMPLETED AND EXECUTED IN FRENCH

                                                                       Exhibit C



                   TXCOM ASSIGNMENT AND ASSUMPTION AGREEMENT

                 This is a TXCOM ASSIGNMENT AND ASSUMPTION AGREEMENT (the "TxCom Agreement") dated ______________, 1996 between Spectra-Physics Holding S.A., a French corporation ("Seller"), Spectra-Physics AB, a Swedish
corporation ("SPAB") and ______________________, a [       ] corporation
("Buyer").

                 In consideration of the covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 Seller and SPAB hereby assign, transfer and convey to Buyer the (i) Share Purchase Agreement by and between Compagnie Auxiliaire de Telecommunication, Ali Ben Ameur, GH Conseil, Christian Hart de Keating, Philippe Malaise, Joseph Boissy, Vincent Baumier, Daniel Mawas, Bernard Malaise, Alain Bonodot, Seller and Spectra-Physics Scanning Systems, Inc. ("Scanning"), (ii) Shareholders and Management Agreement by and between SPAB, Scanning, Seller, Vincent Baumier, Bernard Malaise, Daniel Mawas and Alain Bonodot, and (iii) Representation and Warranty Agreement by and between TxCom, Seller, Vincent Baumier, Bernard Malaise, Daniel Mawas and Alain Bonodot, all dated as of August 28, 1995 (collectively, the "TxCom Contracts"). Buyer hereby accepts such assignment and assumes and agrees to pay, perform, satisfy and otherwise discharge when due all of the liabilities and obligations of Seller and SPAB under the TxCom Contracts.

         This agreement has been executed in seven originals, one of which has been taken by each party hereto and four of which are for service of process.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


SELLER:                                            [BUYER]:
SPECTRA-PHYSICS HOLDING S.A.:


By:_________________________               By:_______________________
   Title:                                     Title:

SPECTRA-PHYSICS AB


By:_________________________
   Title:

                                                                       EXHIBIT D

                                 TERMS OF NOTE





ISSUER:          PSC Inc.  If necessary to achieve installment sale treatment for the Note, the Note will be issued by the purchaser of the shares and be guaranteed by
                 PSC Inc.


AMOUNT:          U.S. $5,000,000

OPTIONAL         Prepayable in whole or in part at any time without
PREPAYMENT:      premium or penalty

MATURITY:        5 years after Closing Date

AMORTIZATION:    Principal payable in 16 equal consecutive quarterly installments of $312,500 each commencing 15 months after Closing

INTEREST:        Interest payable quarterly at 100 basis points in excess of the rate of interest announced from time to time by CoreStates Bank as its base or prime rate

OTHER:           The Note will have the same covenants, events of default, subordination and other provisions as are set forth in the subordinated loan agreement and related note contemplated by the Subordinated Debt Commitment Letters referred to in Section 3.1(q) of the Agreement (the "Subordinated Loan
                 Agreement"); provided that the Note will be subordinated to the indebtedness under the Subordinated Loan Agreement to the same extent that such indebtedness is subordinated to the senior secured bank financing contemplated by the commitment letter between Fleet National Bank and PSC
                 Inc. referred to in Section 3.1(q) of the Agreement.

                                                                       EXHIBIT E
                                ESCROW AGREEMENT


                 THIS ESCROW AGREEMENT is dated as of May ___, 1996 (the "Agreement"), by and among PSC Inc., a New York corporation ("PSC"), Spectra-Physics, Inc., a Delaware corporation ("SPI") and Chase Manhattan Bank, N.A., as escrow agent (the "Escrow Agent").

                                   Background

                 A. PSC, SPI and Spectra-Physics Holding S.A., a French corporation ("SP Holding"), have entered into a certain Asset and Stock Purchase Agreement dated May __, 1996 (the "Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                 B. Pursuant to Section 1.5(d) of the Purchase Agreement, PSC has agreed to deposit the Escrowed Shares into escrow with the Escrow Agent as security for certain indemnification obligations of SPI and SP Holding under the Purchase Agreement.

                 C. A copy of the Purchase Agreement has been delivered to the Escrow Agent and the Escrow Agent is willing to act as escrow agent hereunder.

                                     Terms

                 In consideration of the mutual covenants and promises contained in this Agreement and the Purchase Agreement and intending to be legally bound, the parties hereto do hereby agree as follows:

                 1. ESTABLISHMENT OF ESCROW FUND. Concurrently with the execution hereof, PSC has, in accordance with the Purchase Agreement, delivered to the Escrow Agent certificates representing the Escrowed Shares, and SPI has delivered to the Escrow Agent stock powers for such Escrowed Shares duly executed in blank. The Escrow Agent hereby acknowledges receipt of the Escrowed Shares. The Escrowed Shares, together with any other shares of PSC or other securities or cash which may be held from time to time by the Escrow Agent pursuant to the terms hereof, are herein referred to as the "Escrow Fund". The Escrow Fund shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth. The Escrow Agent is hereby empowered to accept any securities into which the Escrowed Shares may be converted by virtue of any merger or other reorganization during the term of the escrow and any such securities are herein also referred to as the "Escrowed Shares".

                 2. REPLACEMENT OF THE ESCROWED SHARES. At any time and from time to time during the term of the escrow, SPI may direct the Escrow Agent to, and upon receipt of such direction the Escrow Agent shall, transfer any or all of the Escrowed Shares to SPI or as SPI may otherwise direct, provided that at the time of such transfer SPI delivers to the Escrow Agent, in substitution therefor, cash in an amount equal to the number of Escrowed Shares to be so transferred multiplied by ____________ dollars ($_____) per share [insert price used to calculate number of shares of Buyer Stock to be placed in escrow pursuant to Section 1.5(d) of the Purchase Agreement] (appropriately adjusted to reflect any stock splits or stock dividends by PSC) (the "Agreed Value").

                 3.       INVESTMENTS.

                          3.1     The Escrow Agent shall invest any cash in the
Escrow Fund at the written direction of SPI in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, having the first or second highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper having, at the time of acquisition, a rating of A-1 or P-1 or better from either S&P or Moody's;
(iv) certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000, provided that if such commercial bank is not organized under the laws of the United States of America, it must be a member of the Federal Deposit Insurance Corporation, (v) money market mutual funds registered under the Investment Company Act of 1940 that invest primarily in investments described in clauses (i), (ii) and (iii) above or (vi) repurchase agreements secured by such investments.

                          3.2     Any interest or dividends earned on the
Escrow Fund shall not be part of the Escrow Fund and shall be paid to SPI by the Escrow Agent promptly after receipt thereof by the Escrow Agent.

                          3.3     SPI shall furnish the Escrow Agent with such
tax information or documents as the Escrow Agent may reasonably require to comply with its obligations under any tax law or regulation.

                 4. RIGHTS AS TO ESCROWED SHARES. SPI shall, during all times any Escrowed Shares are in the Escrow Fund, have the right:

                          4.1     to vote and otherwise exercise all other
shareholder rights with respect to the Escrowed Shares;

                          4.2     to receive and to exercise any right to
acquire further PSC stock or other securities distributed with respect to the Escrowed Shares; and

                          4.3     to receive any dividends or other
distributions declared and paid on the Escrowed Shares.

                5.       CLAIMS OF PSC AGAINST THE ESCROW FUND.

                          5.1     In the event PSC shall assert a claim for
indemnification pursuant to Article VIII of the Purchase Agreement (an "Indemnification Claim"), PSC shall send written notice of the Indemnification Claim to the Escrow Agent and to SPI in accordance with Section 10 hereof. Such notice shall state the basis for the Indemnification Claim and the total amount claimed and show in reasonable detail how such amount was computed. If SPI shall object to the Indemnification Claim made by PSC hereunder, it shall give written notice of such objection to the Escrow Agent and to PSC within thirty (30) days after PSC's mailing of its notice. If no such objection to the Indemnification Claim shall have been so sent to the Escrow Agent and to PSC within such thirty (30)-day period, then SPI shall be deemed to have acknowledged the correctness and validity of the Indemnification Claim for the full amount thereof, and the Escrow Agent shall, in satisfaction of such Indemnification Claim (to the extent the Escrow Fund is not exhausted), transfer to PSC out of the Escrow Fund (a) such number of Escrowed Shares having a value equal to the amount of the Indemnification Claim (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the Indemnification Claim exceeds the value of the Escrowed Shares, cash or other property included in the Escrow Fund having a value equal to such excess.

                          5.2     In the event that SPI shall have made timely
objection to PSC's Indemnification Claim, and SPI and PSC shall have failed to resolve or compromise the Indemnification Claim within thirty (30) days from the date on which SPI shall have mailed notice of such objection, then the validity of the Indemnification Claim shall be settled by a court of competent jurisdiction or in such other manner as PSC and SPI shall agree in writing. In the event that a court of competent jurisdiction or other party designated by PSC and SPI finally determines (all appeals from any such decision having been exhausted) that PSC is entitled to any recovery by reason of its Indemnification Claim, the Escrow Agent shall, in satisfaction of such Indemnification Claim (to the extent the Escrow Fund is not exhausted), thereupon transfer to PSC out of the Escrow Fund (a) such number of Escrowed Shares having a value equal to the amount of the such recovery (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the recovery exceeds the value of the Escrowed Shares, cash or other property included in the Escrow Fund having a value equal to such excess.

                          5.3  Nothing in this Escrow Agreement shall limit
PSC's right to indemnification for any Damages not paid in full out of the Escrow Fund.

                 6.       FIRST RELEASE OF THE ESCROW FUND.

                          6.1     On the First Release Date (as defined below),
the Escrow Agent shall transfer to SPI the entire balance of the Escrow Fund except (a) such number of Escrowed Shares having a value equal to the Retention Value (as defined below) (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the Retention Value exceeds the value of the Escrowed Shares, cash or other property included in the Escrow Fund having a value equal to such excess.

                          6.2  As used herein, the term "First Release Date"
shall mean the earlier of the following dates: (i) the date six (6) months after the Closing Date, or (ii) the first date on which PSC consummates a public offering of its equity securities following the Closing Date.

                          6.3  As used herein, the term "Retention Value" shall
mean (a) five hundred thousand dollars ($500,000), plus (b) the amount of any Indemnification Claims which remain outstanding on the First Release Date (as certified in good faith by PSC in writing to the Escrow Agent and SPI, as an amount reasonably calculated by PSC to be sufficient to satisfy such outstanding Indemnification Claims (the "Certified Value")).

                          6.4  On the date any Indemnification Claim
outstanding on the First Release Date is paid or decided or is otherwise resolved in accordance with Section 5 hereof, the Escrow Agent shall transfer to SPI, out of the Escrow Fund, Escrowed Shares, cash or other property having a value equal to the amount, if any, by which the Certified Value for such Indemnification Claim exceeds the amount, if any, paid to PSC in accordance with Section 5 hereof in satisfaction of such Indemnification Claim

                   7.       FINAL RELEASE OF THE ESCROW FUND.

                          7.1  On the date twelve (12) months after the Closing
Date (the "Final Release Date"), the Escrow Agent shall transfer to SPI the entire balance of the Escrow Fund except (a) such number of Escrowed Shares having a value equal to the Certified Value of any Indemnification Claims which remain outstanding on the Final Release Date (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the Certified Value of such outstanding Indemnification Claims exceeds the value of the Escrowed Shares (being valued at the Agreed Value), cash or other property included in the Escrow Fund having a value equal to such excess.

                          7.2  On the date any Indemnification Claim
outstanding on the Final Release Date is paid or decided or otherwise resolved in accordance with Section 5 hereof, the Escrow Agent shall transfer to SPI, out of the Escrow Fund, Escrowed Shares, cash or other property having a value equal to the amount, if any, by which the Certified Value for such Indemnification Claim exceeds the amount, if any, paid to PSC in accordance with Section 5 hereof in satisfaction of such Indemnification Claim.

                 8. TERMINATION OF ESCROW. The escrow provided for hereunder shall terminate upon the earlier of the following dates: (i) the date on which the Escrow Fund is exhausted, (ii) the first date after the Final Release Date on which no Indemnification Claim remains outstanding, or (iii) the date on which both PSC and SPI have notified the Escrow Agent that PSC and SPI have mutually agreed to terminate the escrow. Upon termination of the escrow, the Escrow Agent shall transfer to SPI any Escrowed Shares and cash or other property remaining in the Escrow Fund, unless PSC and SPI otherwise direct the Escrow Agent in writing.

                 9.       ESCROW AGENT.

                          9.1  The Escrow Agent shall be entitled to receive
the aggregate sum of _____________ dollars ($________) as compensation for its services as Escrow Agent hereunder. Such compensation shall be paid by PSC.

                          9.2  In taking any action hereunder, the Escrow Agent
shall be entitled to rely upon any written notice or other document believed by it to be genuine and signed or presented by the proper person, or upon any evidence deemed by it to be sufficient, and in no event shall be liable for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or wilful misconduct; and it shall be under no obligation to institute or to defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve it in expense unless first indemnified to its satisfaction. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected by any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel.

                          9.3  The Escrow Agent hereby accepts its appointment
and agrees to act as Escrow Agent under the terms and conditions of this Agreement.

                          9.4  The Escrow Agent (or any successor) may at any
time during the term hereof resign its position hereunder by giving written notice of its intention to resign to PSC and SPI. Such resignation shall be effective upon the appointment of a successor who shall have agreed to serve in accordance with the terms hereof. Upon receipt of such a notice of resignation, PSC and SPI shall use their best efforts to assure the prompt appointment of a successor.

                 10. NOTICES. All notices, requests, demands, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, three business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as Federal Express, one business day after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                 If to SPI to:

                          Spectra-Physics, Inc.
                          108 Webster Building
                          3411 Silverside Road
                          Wilmington, DE 19810
                          Telephone:  (302) 478-4600
                          Fax:  (302) 478-8962
                          Attn:  Ms. Barbara Schoenberg

                 With required copies to:

                          Spectra-Physics AB
                          Box 5226
                          Sturegatan 32
                          Fourth Floor
                          2-102 45 Stockholm, Sweden
                          Telephone:  011-468-783-0725
                          Fax:  011-468-660-9226

                          Attn:  Mr. Ulf Johansson

                 and

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA 19103
                          Telephone:  (215) 994-2971
                          Fax:  (215) 994-2222
                          Attn:  Carmen J. Romano, Esq.

                 If to PSC to:

                          PSC Inc.
                          675 Basket Road
                          Webster, New York 14580
                          Telephone: (716) 265-1600
                          Fax:  (716) 265-6402
                          Attn:  William J. Woodard, Vice President - Finance

                 With required copies to:

                          Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP 2400 Chase Square
                          Rochester, NY 14604
                          Telephone: (716) 232-5300
                          Fax: (716) 232-3528
                          Attn:  Martin S. Weingarten, Esq.

                 If to the Escrow Agent:

                          Chase Manhattan Bank, N.A.
                          [Address to be supplied]


                 11. BINDING EFFECT; THIRD PARTIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement is not intended to confer any rights or remedies hereunder on any other person other than the parties hereto.

                 12. AMENDMENTS. This Agreement may be amended or modified at any time or from time to time in a writing executed by SPI, PSC and the Escrow Agent. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                 13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        SPECTRA-PHYSICS, INC.


                                        By:  _________________________
                                             Title:  _________________


                                        PSC INC.


                                        By:  _________________________
                                             Title:  _________________


                                        CHASE MANHATTAN BANK, N.A.


                                        By:  _________________________
                                             Title:  _________________

                                   EXHIBIT F

                           Purchase Price Allocation


                 The Purchase Price shall be allocated as follows:

                          (i) First, to the Non-Compete Agreement in the amount of US $5,000,000.

                          (ii) Next, to the U.S. Assets in the amount of US $5,000,000.

                          (iii) Next, to the International Assets of each Seller Subsidiary in an amount equal to the Assumed International Liabilities of such Seller Subsidiary plus 105% (150% in the case of Spectra-Physics GmbH) of the aggregate net book value of the International Assets and Assumed International Liabilities of such Seller Subsidiary (i.e., book value of such assets minus liabilities) at the Closing Date, in each case as reflected in the Closing Date Balance Sheet; provided, however, that the premium over book value in the case of Spectra-Physics S.r.l. shall equal US $300,000.

                          (iv) Next, to the TxCom Shares and the TxCom Rights, in an amount equal to US $14,050,000.

                          (v)     Lastly, to the Shares.

                 Within 30 days after the determination of the Closing Date Balance Sheet, Scanning shall prepare and submit to Seller and Buyer a statement allocating the Purchase Price, which statement shall be prepared in accordance with the allocation set forth above.

                                                                       Exhibit G


                          Opinion of Seller's Counsel


                                 May [  ], 1996


PSC Inc.
675 Basket Road
Webster, NY 14580



                 Re: Sale of Spectra-Physics Scanning Systems, Inc., T.X.C.O.M., S.A. and certain related assets and liabilities to PSC Inc.

Gentlemen:

                 We have acted as counsel to Spectra-Physics, Inc., a Delaware corporation ("Seller"), in connection with the Asset and Stock Purchase Agreement (the "Agreement"), dated May [ ], 1996, by and among you, Seller and Spectra-Physics Holdings, S.A., a French corporation. This opinion is being delivered to you pursuant to Section 6.1(c) of the Agreement. Capitalized terms not otherwise defined herein are used as defined in the Agreement.

                 We have participated in the negotiation and preparation of the Agreement and have examined (i) corporate proceedings relating to Seller's authorization, execution and delivery of the Agreement and the other documents to be executed by Seller in connection therewith and (ii) such governmental and corporate certificates and records, matters of law and other documents as we have deemed appropriate to enable us to render this opinion.

                 In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to questions of fact material to our opinions, we have relied upon representations of the Seller in the Agreement and on certificates of officers of the Seller and of public officials.

                 Based upon the foregoing and subject to the assumptions and qualifications set forth above and below, we are of the opinion that:

                 1. Each of Seller and Scanning is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                 2. The authorized capital stock of Scanning consists of 100 shares of common stock, $.01 par value per share, all of which are issued and presently outstanding and none of which are held in its treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. To our knowledge, based upon our review of Scanning's minutes of meetings of the company's Board of Directors and stockholders, there are no options, warrants, convertible instruments, or other rights, agreements or commitments obligating Scanning to issue or sell shares of its capital stock. Based upon our review of Scanning's stock records, Seller is the record owner of the Shares.


                 3. Seller has the corporate power and corporate authority to execute, deliver and perform the Agreement and to consummate the transactions contemplated hereby. The Agreement has been duly and validly authorized by all necessary corporate, and, if necessary, shareholder, action on the part of Seller. The Agreement has been duly and validly executed and delivered by Seller and, assuming due execution and delivery by Buyer, constitutes the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 4. Except for a filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, no consent, approval or authorization of, or registration or filing with any federal or state governmental authority or other regulatory agency of the United States, is required for the valid execution and delivery by the Seller of the Agreement or the consummation by Seller of the transactions contemplated thereby.

                 The opinions expressed herein are limited to the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion concerning the laws of any other jurisdiction.

                 Our opinions expressed herein are solely for your benefit and, without our express written consent, neither our opinion nor this opinion letter may be assigned, quoted, circulated or be furnished to or relied upon by any other person.

                                                   Very truly yours,

                                                                       Exhibit H




                             NON-COMPETE AGREEMENT

         Agreement made this ____ day of May, 1996 by and between Spectra-Physics AB, a Swedish corporation ("Spectra-Physics"), and PSC Inc., a New York corporation ("Buyer").

         Spectra-Physics, Inc., a Delaware corporation, Buyer, and Spectra-Physics Holdings, S.A., a French corporation, have entered into an Asset and Stock Purchase Agreement, dated May [ ], 1996 (the "Agreement.") Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Agreement.

                                     Terms

         In consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. Compensation. In consideration of Spectra-Physics' obligations under this Agreement, Buyer shall pay Spectra-Physics the total sum of Five Million Dollars ($US5,000,000) on the date hereof.

         SECTION 2. Restrictive Covenant. In consideration of the payment referred to in Section 1, Spectra-Physics agrees that for a period of three (3) years from the Closing, it shall not, directly or indirectly through any subsidiary or affiliate, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business which at any relevant time during such period competes with the Business as conducted as of the Closing Date in any part of the world.

         Notwithstanding anything to the contrary contained in this Section 2, Buyer hereby agrees that the foregoing covenant shall not be deemed breached as a result of (A) the ownership by Spectra-Physics or any subsidiary of Spectra-Physics of, in the aggregate, 10% or less of the outstanding capital stock of any corporation whose securities are registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, or (B) the acquisition by Spectra-Physics of any interest in any entity of which any line of business competes with the Business as conducted as of the Closing Date, directly or indirectly, in any part of the world, if within 180 days thereafter, Spectra-Physics disposes of or enters into a definitive agreement with an unaffiliated third party to dispose of such interest.

         SECTION 3. Remedies. Spectra-Physics agrees that Buyer's remedies at law for any breach by Spectra-Physics of the provisions of Section 2 hereof will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Section 2 hereof and to enforce specifically such terms and provision.

         SECTION 4. Waiver of Breach. The waiver by Buyer of a breach of any provision of this Agreement by Spectra-Physics shall not operate or be construed as a waiver of any other or subsequent breach by Spectra-Physics of such or any other provision.

         SECTION 5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, three business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as Federal Express, one business day after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

                 If to Spectra-Physics, to:

                          Spectra-Physics AB
                          Box 5226
                          Sturegatan 32
                          Fourth Floor
                          S-102 45 Stockholm, Sweden
                          Telephone:  011-468-663-1602
                          Fax:    011-468-660-9226
                          Attn: Mr. Ulf Johansson

                 With required copies to:

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA 19103
                          Telephone:  (215) 994-2971
                          Fax:    (215) 994-2222

                          Attention:  Carmen J. Romano, Esquire

                 If to Buyer, to:

                          PSC Inc.
                          675 Basket Road
                          Webster, NY 14580
                          Telephone:  (716) 265-1600
                          Fax: (716) 265-6402
                          Attention: William W. Woodard, Vice-President -
                            Finance


                 With required copies to:

                          Boylan, Brown, Code, Fowler, Vigdor
                            & Wilson, LLP
                          2400 Chase Square
                          Rochester, NY 14604
                          Telephone:  (716) 232-5300
                          Fax: (716) 232-3528
                          Attention: Martin S. Weingarten, Esq.

         SECTION 6. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

         SECTION 7.  Consent to Jurisdiction.   Spectra-Physics and Buyer each
irrevocably submits to the jurisdiction of (a) the courts of the State of New York, situated in the county of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of or related to this Agreement. Spectra-Physics and Buyer each hereby irrevocably consent to the service of summons, complaint and any and all other process in any such action or proceeding brought in such jurisdictions within the State of New York by delivery of copies of such process to it, at its address specified in Section 5 of this

Agreement or by certified mail to such address. Spectra-Physics and Buyer each hereby waives any objection that it may have based upon lack of personal jurisdiction, including, without limitation, any objection to the laying of venue or based on grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

         SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the other party hereto.

         SECTION 10. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         SECTION 11. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the party against which it is to be enforced.

         SECTION 12. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        SPECTRA-PHYSICS AB



                                        By:_________________________
                                              Title:




                                        By:_________________________
                                              Title:


                                        PSC Inc.



                                        By:_________________________
                                              Title:

                                                                       EXHIBIT I


                    FORM OF TRANSITION SERVICES AGREEMENT(1)


                 TRANSITION SERVICES AGREEMENT, dated May [   ], 1996, by and
between [                ], a [        ] corporation ("Seller Subsidiary") and
[                    ], a [          ] corporation ("Buyer Subsidiary") (the
"Transition Services Agreement").

                 Spectra-Physics, Inc., a Delaware corporation ("Seller"), PSC Inc., a New York corporation ("Buyer"), and Spectra-Physics Holding, S.A., a French corporation, have entered into an Asset and Stock Purchase Agreement, dated May [ ], 1996, (the "Agreement"). Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Agreement. Pursuant to the Agreement, Buyer is acquiring, inter alia, certain of the assets of the Seller Subsidiaries and, in connection therewith, Seller Subsidiary and Buyer Subsidiary have agreed to the following transition arrangements:

                 1.       Transition Services.

         (a) During the Transition Period (as defined below), Seller Subsidiary shall provide to Buyer Subsidiary the services indicated on Annex A
hereto.   Such services will be provided at a cost equal to [105% of (for SP
K.K. only)] the fully-burdened costs of Seller Subsidiary as determined in accordance with Annex B hereto.

         [(b)    During the Transition Period, Seller Subsidiary agrees to
cause Agema Infrared Systems AB ("Agema") to continue (i) to provide to Buyer Subsidiary the services currently provided to Spectra-Physics Ltd. pursuant to the Consultancy Agreement between Agema and Spectra-Physics Ltd., dated October 25, 1994 (the "Consultancy Agreement") on the terms contained in the Consultancy Agreement and (ii) to employ at Buyer Subsidiary's expense Lars Anderson (or his designated successor) to provide such services to Buyer Subsidiary. Buyer Subsidiary shall be responsible for all costs, expenses or other obligations associated with the employment by Agema of Lars Anderson (or his designated successor), including costs, expenses or other obligations incurred in connection with the termination of such person's employment with Agema at the end of the Transition Period. Buyer Subsidiary releases Agema from and agrees to indemnify Agema against all obligations or liability

- --------------------------
1. Each Seller Subsidiary shall enter into a Transition Services Agreement, including an Agreement for Leased Properties, with the appropriate Buyer Subsidiary substantially in the form hereof. Bracketed language referring to the Agema sales representative arrangement shall be included only in the agreement signed by the Buyer Subsidiary located in the United Kingdom.

related to or arising from the provision of services under this Transition Services Agreement or the Consultancy Agreement (other than pursuant to Section 7 thereof).]

                 2. Office Space. Seller Subsidiary shall lease to Buyer Subsidiary for the Transition Period the office space described on Annex A hereto pursuant to a lease agreement substantially in the form of Annex C, modified, as appropriate, to conform to local law and customary practice.

                 3. Billing and Payment. Buyer Subsidiary agrees to pay within 15 calendar days after receipt any bills and invoices that it receives from Seller Subsidiary [or Agema] for services provided pursuant to this Transition Services Agreement, subject to prior receipt, if requested, of any appropriate support documentation for such bills and invoices, and provided that the amounts shown as due on such bills or invoices are calculated in accordance with paragraph 1 above. Such charges shall be billed at the end of each calendar month of the Transition Period.

                 4. Term and Termination. The term of this Transition Services Agreement will commence on the date hereof and will continue until one
(1) year from the date hereof, such period being the "Transition Period."
Buyer Subsidiary may discontinue upon thirty (30) days prior written notice to Seller Subsidiary, the receipt of any or all services provided under paragraph 1 above (such notice specifying the services and the location in which such services shall be discontinued).

                 5. Governing Law. This Transition Services Agreement shall be governed by and construed in accordance with the laws of the [country in which services are to be provided].

                 6. Counterparts. This Transition Services Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 IN WITNESS WHEREOF, the parties have signed this Transition Services Agreement on the date first set forth above.

                                           [Seller Subsidiary]


                                           By:___________________________
                                              Title:


                                           [Buyer Subsidiary]


                                           By:___________________________
                                              Title:

                                    ANNEX A


      SUMMARY OF TRANSITION SERVICES TO BE PROVIDED TO BUYER SUBSIDIARY
                               May [   ], 1996

         Seller Subsidiary will perform the services indicated for Buyer Subsidiary in the following jurisdiction: _____________________*


                                                  U.K.       ITALY      FRANCE       GERMANY        JAPAN     AUSTRALIA
  WAREHOUSE

      RECEIVING GOODS                               Yes         No         Yes           Yes          Yes           Yes

      CHECKING GOODS                                Yes        Yes         Yes           Yes          Yes           Yes

      PICKING & PACKING                             Yes        Yes         Yes           Yes          Yes           Yes

      SHIPPING                                      Yes        Yes         Yes           Yes          Yes           Yes

      ORDERING SPARES                                No         No         Yes            No          Yes           Yes

      ORDERING PACKAGING                            Yes        Yes         Yes           Yes          Yes           Yes

      MIN/MAX REVIEW (WHERE APPLICABLE)              No         No          No            No           No           No

      CARRIER INTERFACE AS NECESSARY                Yes         No         Yes           Yes          Yes           Yes

      RETURNS TO USA                                Yes        Yes          No           Yes          Yes           Yes

      STOCK CHECKS                                  Yes        Yes         Yes           Yes           No           Yes

      BONDED WAREHOUSE                              N/A        N/A         Yes            No          N/A           Yes

  ACCOUNTING

      MANAGEMENT REPORTING                          Yes        Yes         Yes           Yes          Yes           Yes

      MONTHLY CLOSING SUPPORT                       Yes        Yes         Yes           Yes          Yes           Yes

      ACCOUNT RECONCILIATION SUPPORT                Yes        Yes         Yes           Yes          Yes           Yes

      GENERAL LEDGER SUPPORT                        Yes        Yes         Yes           Yes          Yes           Yes

      BANK RECONCILIATION & SUPPORT                 Yes        Yes         Yes           Yes          Yes           Yes

      DUTY DEFERMENT                                Yes        Yes         Yes           Yes          N/A           Yes


  PAYROLL SERVICES                                  Yes        Yes         Yes           Yes          Yes           Yes


  MISC OFFICE SUPPLIES                              Yes        Yes         Yes           Yes          Yes           Yes

  ACCOUNTS RECEIVABLE MANAGEMENT

      CREDIT CONTROL                                Yes        Yes         Yes           Yes          Yes           Yes

      COLLECTION SUPPORT                             No        Yes         Yes           Yes          Yes           Yes

      POSTING CASH                                   No        Yes         Yes           Yes          Yes           Yes

      TRANSFER OF CASH TO SUBSIDIARY                Yes        Yes         Yes           Yes          Yes           Yes

                                                  U.K.       ITALY      FRANCE       GERMANY        JAPAN     AUSTRALIA
  PURCHASING

      LOCAL PURCHASES                               Yes         No         Yes           Yes          Yes           Yes

      PROCESSING OF SUPPLIER INVOICES               Yes        Yes         Yes           Yes          Yes           Yes

      ORDERING                                       No         No          No            No           No           Yes


  COMPUTER SYSTEMS

      GENERAL LEDGER                                Yes        Yes         Yes           Yes          Yes           Yes

      ORDER PROCESSING                               No         No          No            No          Yes           Yes

      INVENTORY MANAGEMENT                           No         No         Yes            No           No           Yes


  MAIL ROOM SUPPORT                                 Yes        Yes         Yes           Yes          Yes           Yes

  RECEPTION WHERE APPLICABLE                         No        Yes         Yes           Yes          N/A           Yes


  CAFETERIA SERVICES                                N/A        N/A         N/A           Yes           No           No

  CREATION OF SUBSIDIARY GENERAL LEDGER (IF
  NEEDED)                                           Yes        Yes         Yes           Yes          Yes           Yes

  AUDIT SUPPORT                                     Yes        Yes         Yes           Yes          Yes           Yes

  TAX SUPPORT                                       Yes        Yes         Yes           Yes          Yes           Yes

  OTHER LEGAL COMPLIANCE SUPPORT                    Yes        Yes         Yes           Yes          Yes           Yes

  PAYROLL TRANSFER                                  Yes        Yes         Yes           Yes          Yes           Yes

  EMPLOYEE BENEFIT TRANSFER                         Yes        Yes         Yes           Yes          Yes           Yes


  FACILITIES

      HOUSEKEEPING                                  Yes        Yes         Yes           Yes          Yes           Yes

      SPACE UTILIZATION                             Yes        Yes         Yes           Yes          Yes           Yes

      UTILITIES                                     Yes        Yes         Yes           Yes          Yes           Yes

      TELEPHONE                                     Yes        Yes         Yes           Yes          Yes           Yes

      MAINTENANCE                                   Yes        Yes         Yes           Yes          Yes           Yes

      COPIERS                                       Yes        Yes         Yes           Yes          Yes           Yes

      OTHER FACILITIES RELATED SUPPORT              Yes        Yes         Yes           Yes          Yes           Yes

  SPACE ALLOCATED (sq. meters)                      564        220         520           553          218           335

   *The following arrangements apply to Seller Subsidiary unless otherwise noted:

(1) All inventory or other purchases made on behalf of Buyer Subsidiary will be funded directly from Buyer Subsidiary's bank account(s) pursuant to arrangements established by Buyer Subsidiary.

(2) Although applicable Seller Subsidiary will provide payroll processing services, the payroll (including the payroll expense of the Agema sales representative) will be funded from Buyer Subsidiary's bank account(s) pursuant to arrangements established by Buyer Subsidiary, and Buyer Subsidiary shall be responsible for all insurance and employee benefits attributable to the Foreign Business Employees.

(3) All ongoing responsibilities such as credit cards, Compuserve registrations, vehicle leases, telephone leases, etc. will be transferred to Buyer Subsidiary. To the extent that they cannot be transferred, they will be cancelled and reinstated under Buyer Subsidiary. If costs are incurred between the Closing and the transfer or cancellation, the costs will be invoiced to Buyer Subsidiary.

(4) Buyer Subsidiary will be responsible for the printing of new invoicing documents and any other required documents.

(5) All tax, employee, banking, and statutory filing requirements will be the responsibility of Buyer Subsidiary.

(6) No access is available to the Spectra-Physics bonded warehouse (applicable to Spectra-Physics GmbH only).

                                    ANNEX B


                 Fully-burdened costs consist of any direct costs of providing the service plus an allocated portion of certain overhead functions, including the following:

         FUNCTION

- -        Finance and Admin. Manager
- -        Accounting personnel
- -        Payroll
- -        Stock keeping
- -        MIS
- -        Other services
- -        Office supplies
- -        Travel expenses
- -        Other expenses

         Salaries and wages include all payroll related expenses.

         The costs of these functions will be allocated to the Business in a manner consistent with the budgeted allocation included in the Data Capture Group 1996 Administrative Allocation Budget reproduced below.

                         1996 Administrative Allocation
                       (figures in dollars, in thousands)

                                                  Italy      UK        France     GmbH       Japan1           Australia
Budget

FAM-related Costs
         Salaries                                   137      65          231       101         145                62
         Purchased Services                          18      23           52        42          10                 9
         Supplies                                     7       7           20         7          13                10
         Travel                                       9       8           13         0          20                13
         Telephone                                    0       0            7         0          16                 0
         Training/other                              -2       2           25         0          32                 5

                 Total FAM                          169     105          348       150         237                99





- ------------------

2.  Figures do not reflect 5% premium that will be charged in Japan.

                                    ANNEX C

                         AGREEMENT FOR LEASE PROPERTIES


Lease Agreement between:

         [Seller Subsidiary]
         ("Landlord")
and

         [Buyer Subsidiary]
         ("Tenant")

dated    May [   ], 1996.

It is mutually agreed pursuant to this lease agreement (the "Lease Agreement") by and between the Landlord and Tenant as follows:

1. PROPERTY. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the conditions and covenants hereinafter set forth, the property indicated on Schedule A (each such space being the "Leased Space") which includes [For Spectra-Physics S.r.l only - and Landlord grants] access to and use of common spaces (such as hallways, walkways, warehouse canteen facilities and conference facilities)(the "Common Space") consistent with normal use of such common spaces related to or associated with such property.

2. TERM. The term of the Lease for each property shall be for one year, commencing on the date hereof and ending one year from the date hereof.

3. RENT. The monthly rental charge shall be the amount indicated on Schedule A hereto.

         Landlord shall invoice Tenant at the end of each calendar month for rental charge of the leased space and Tenant shall pay such amounts within 15 calendar days of receipt of such bill or invoice.

4.       USE.

         a. The leased properties shall only be used by the Tenant for general business offices, depot service, and such other use as is normally incident to its business.

         b. Tenant agrees not to use or permit the use of the leased properties for any purpose prohibited by law.

         c. Tenant agrees not to make any structural alterations or additions to the leased properties without the prior written consent of the Landlord.

5. NOTICES. In addition to any other parties to whom notices must be sent as elsewhere agreed upon in writing by the parties, both parties must send any notice concurrently to the Financial Accounting Manager of each impacted facility.

6. ASSIGNMENT AND SUBLETTING. No assignment or subletting of the leased properties or any part thereof shall be made by Tenant without Landlord's prior written consent, which shall not be unreasonably withheld.

7. SERVICES PROVIDED. Landlord shall be responsible for all gas, electric, heating, air conditioning, water, and sewer utilities, janitorial services and trash removal, landscape maintenance, parking lot maintenance and snow removal for the leased properties. [For Spectra-Physics S.r.l. only - Tenant shall be responsible for all gas, electric, heating, air conditioning, water, sewer utilities, and janitorial services for the leased properties and Landlord shall be responsible for all trash removal, landscape maintenance, parking lot maintenance and snow removal for the leased properties.] Where parking is currently provided, at least the same number of parking spaces will be provided during the term of this lease.

8. SEVERABILITY. Should any provision of this Lease be determined to be void or unenforceable, the remaining provisions of this Lease shall remain in full force and effect.

9. INSURANCE. The Landlord and the Tenant each certify that they have the necessary insurance coverage to indemnify each other in the event of an enforceable claim.

10. MAINTENANCE BY LANDLORD. The Landlord shall maintain the structure of the properties, including but not limited to the foundation, walls, columns, beams, and roof, as well as the utilities delivery and removal services and heating, ventilating, and air conditioning (where installed) facilities of each leased property.

11. SPACE ALLOCATION. The area of space rented and the distribution of space within the facility may be varied within the term of this Agreement with the mutual written consent of the Landlord and Tenant.

12. SURRENDER OF THE PREMISES. At the expiration or termination of this Lease, the Tenant shall surrender the leased properties to the Landlord in the same condition as they were at the commencement of the Lease, normal wear and tear excepted.

13. QUIET ENJOYMENT. The Tenant shall not commit or suffer to be committed any waste upon the leased properties or any nuisance or other thing which may disturb the quiet enjoyment of any other tenant of the properties.

14. RIGHT OF ENTRY. The Landlord and its agents have the right to enter the leased properties during reasonable business hours and with the prior written consent of the Tenant to examine the same and to make such repairs, improvements or additions as the Landlord considers necessary or desirable.

15. SIGNS. The Tenant shall have the right, at its sole cost, to erect such signs on the exterior or interior of the leased properties as it may require to identify the business, subject to the approval of the Landlord, which shall not be unreasonably withheld. All signs shall be in conformity with the applicable laws and regulations of any governmental or private authority with jurisdiction.

16. TERMINATION. Tenant may terminate this Lease upon six (6) months prior written notice to Landlord. Upon such termination, Tenant shall have no further obligations under this Lease, except for obligations accruing prior to such termination.

17. REGULATORY COMPLIANCE. The Tenant shall comply with all applicable laws and regulations imposed by governmental authorities with jurisdiction.

                 IN WITNESS WHEREOF, the parties have signed this Lease Agreement on the date first set forth above.

                                           [Seller Subsidiary]



                                           By:___________________________
                                              Title:



                                           [Buyer Subsidiary]


                                           By:___________________________
                                              Title:

                                   SCHEDULE A


Leased                                        Leased Space           Monthly Rental Charges
Property         Location                     (in sq. meters)(3)     (in local currency)(4)
- --------         --------                     ---------------        -------------------
_____________    Spectra-Physics Ltd.               564                      5,405.00 BP
_____________    Spectra-Physics GmbH               553                     11,428.67 DM
_____________    Spectra-Physics S.r.l.             220                  4,895,000.00 IL
_____________    Spectra-Physics S.A.               520                     44,583.33 FF
_____________    Spectra-Physics K.K.               218                  1,651,037.50 JY
_____________    Spectra-Physics Pty. Ltd           335                      3,333.33 AD





- ---------------

3. Amounts include both exclusive space and a pro-rata allocation of common space; provided, however, that the Spectra-Physics S.r.l. figure reflects exclusive space only.

4. Monthly rental charges for Spectra-Physics Ltd., Spectra-Physics GmbH, Spectra-Physics S.A., Spectra-Physics Pty Ltd. and Spectra-Physics K.K. include all building-related charges (such as utilities, maintenance and taxes but excluding telephone). Buyer shall also pay Seller an additional amount equal to the cost of Buyer's actual telephone usage; provided that Buyer shall pay Spectra-Physics K.K. a fixed monthly fee of 140,350 JY for its telephone usage. Monthly rental charges for Spectra-Physics S.r.l. do not include amounts for utilities, maintenance or telephone. Buyer shall independently arrange and pay for such services.

                                                                       Exhibit J


                           Opinion of Buyer's Counsel


                                 May [  ], 1996


Spectra-Physics, Inc.             Spectra-Physics Holding, S.A.
108 Webster Building              Z.A. de Courtaboeurf
3411 Silverside Road              Avenue de Scandanavie
Wilmington, DE 19810              91941 Les Ulis



                 Re: Sale of Spectra-Physics Scanning Systems, Inc., T.X.C.O.M., S.A. and certain related assets and liabilities to PSC Inc.

Gentlemen:

                 We have acted as counsel to PSC Inc., a New York corporation ("Buyer"), in connection with the Asset and Stock Purchase Agreement (the "Agreement"), dated May [ ], 1996, by and among each of you and Buyer. This opinion is being delivered to you pursuant to Section 6.2(c) of the Agreement. Capitalized terms not otherwise defined herein are used as defined in the Agreement.

                 We have participated in the negotiation and preparation of the Agreement and have examined (i) corporate proceedings relating to Buyer's authorization, execution and delivery of the Agreement and the other documents to be executed by Buyer in connection therewith and (ii) such governmental and corporate certificates and records, matters of law and other documents as we have deemed appropriate to enable us to render this opinion.

                 In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to questions of fact material to our opinions, we have relied upon representations of the Buyer in the Agreement and on certificates of officers of the Buyer and of public officials.

                 Based upon the foregoing and subject to the assumptions and qualifications set forth above and below, we are of the opinion that:

                 1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York.

                 2. The authorized capital stock of Buyer consists of 40,000,000 shares of common stock, $.01 par value per share, of which 9,969,185 shares of common stock are issued and presently outstanding, 38,500 shares of common stock are held in treasury and 4,016,149 shares of common stock are reserved for issuance, and 10,000,000 shares of preferred stock, $.01 par value per share, of which none are currently issued and outstanding. No shares of preferred stock are held in Buyer's treasury. All such outstanding shares of common stock have been duly authorized and validly issued and are fully paid and non-assessable. Options to purchase 2,440,203 shares of common stock are currently issued and outstanding. To our knowledge, based upon our review of Buyer's minutes of meetings of the Company's Board of Directors and stockholders, there are no other options, warrants, convertible instruments, or other rights, agreements or commitments obligating Buyer to issue or sell shares of its capital stock except for warrants to purchase 975,000 shares of common stock of Buyer [issued pursuant to the Subordinated Debt Commitment Letters referred to in Section 3.1(q) of the Agreement].

                 3. Buyer has the corporate power and corporate authority to execute, deliver and perform the Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreement has been duly and validly authorized by all necessary corporate, and, if necessary, shareholder, action on the part of Buyer. The Agreement has been duly and validly executed and delivered by Buyer and, assuming due execution and delivery by Seller, constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Note constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 4. The issuance by Buyer of 977,135 shares of Buyer's common stock, $.01 par value per share, to Seller pursuant to the Agreement has been validly authorized and such shares are validly issued and are fully paid and non-assessable. Such shares have been authorized for inclusion on the NASDAQ National Market upon official notice of issuance.

                 5. Except for a filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, no consent, approval or authorization of, or registration or filing with any federal or state governmental authority or other regulatory agency of the United States, is required for the valid execution and delivery by the Buyer of the Agreement or the consummation by Buyer of the transactions contemplated thereby.

                 The opinions expressed herein are limited to the laws of the United States of America and the State of New York, and we express no opinion concerning the laws of any other jurisdiction.

                 Our opinions expressed herein are solely for your benefit and, without our express written consent, neither our opinion nor this opinion letter may be assigned, quoted, circulated or be furnished to or relied upon by any other person.

                                                   Very truly yours,

                                                                     EXHIBIT K


                   REGISTRATION RIGHTS and HOLDBACK AGREEMENT


                 This is a REGISTRATION RIGHTS AND HOLDBACK AGREEMENT, (the "Agreement") dated as of May [ ], 1996, by and between SPECTRA-PHYSICS, INC., a Delaware corporation ("SPI") and PSC, Inc., a New York corporation ("PSC").

                 WHEREAS, SPI, PSC and Spectra-Physics Holdings, S.A., a French corporation, have entered into an Asset and Stock Purchase Agreement (the "Purchase Agreement"), dated May [ ], 1996 pursuant to which SPI will receive
[       ] shares of Buyer's common stock, par value $.01 per share; and

                 WHEREAS, PSC wishes to grant to SPI registration rights for the shares of common stock of PSC that SPI acquired pursuant to the Purchase Agreement, and SPI is willing to agree to certain restrictions on the sale of such shares;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:


1.       Definitions.

                 As used herein, the following terms have the following respective meanings:

                 "Common Stock" means the common stock, par value $.01 per share, of PSC.

                 "Covered Shares" means the Registrable Securities of SPI included in a registration statement pursuant to the terms hereof.

                 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                 "Indemnified Party" has the meaning given to that term in
Section 6 hereof.

                 "Indemnifying Party" has the meaning given to that term in
Section 6 hereof.

                 "Lock-up Period" means the period beginning on the date hereof and ending on the date that is the earlier of (i) one year from the date hereof or (ii) 180 days from the date of the consummation of the first public offering of equity securities by PSC after the date hereof.

                 "Piggyback Registration" has the meaning given to that term in
Section 3 hereof.

                 "Piggyback Registration Statement" means a registration statement of PSC filed with the SEC on a form for which PSC then qualifies and which includes the Registrable Securities to be registered for sale thereunder pursuant to Section 3 hereof, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Registrable Securities" means (i) the shares of Common Stock received by SPI pursuant to the Purchase Agreement and (ii) any Common Stock issued or issuable with respect to the Registrable Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 are met, or (iii) it has been otherwise transferred, PSC has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend citing the absence of registration thereof and it may be resold without subsequent registration under the Securities Act.

                 "Registration Expenses" has the meaning given to that term in
Section 12 hereof.

                 "Registration Statement" means any Piggyback Registration Statement or any shelf Registration Statement.

                 "SEC" means the U.S Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Shelf Registration" means a registration effected pursuant to
Section 2 hereof.

                 "Shelf Registration Statement" means a "shelf" registration statement of PSC filed pursuant to the provisions of Section 2 hereof with the SEC which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 All capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.


2.       Shelf Registration.

                 (a) On or before 90 days after the date hereof, PSC shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by SPI from time to time in accordance with the methods of distribution elected by SPI and set forth in such Shelf Registration Statement and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable after the date of filing of such Registration Statement.

                 (b) PSC shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be useable by SPI for a period of three years from the date the Shelf Registration Statement is declared effective or such shorter period that will terminate when all covered Shares have been sold pursuant to a Registration Statement or otherwise cease to be Registrable Securities; provided that PSC's obligation to keep the Shelf Registration Statement effective shall cease three months after such time as SPI owns less than 10% of the Registrable Securities it owns on the date hereof unless the reason SPI's ownership of Registrable Securities fell below the 10% level was due to the "cut-back" provision contained in the last sentence of Section 3(b) hereof.
PSC shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if PSC voluntarily takes any action that would result in SPI not being legally permitted to offer and sell any Registrable Securities during that period unless (i) such action is required by applicable law, (ii) upon the occurrence of any event that requires a supplement or amendment to the Shelf Registration Statement as described in Section 5(f) and such action is taken by PSC in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration Statement would require PSC to disclose a material financing, acquisition or other corporate transaction and the Board of Directors of PSC shall have determined in good faith that such disclosure is not in the best interests of PSC and its stockholders, and, in the case of clause (i) or (ii) above, PSC thereafter promptly complies with the requirement of paragraph 5(f) below.

3.       Piggy-Back Registration.

                 (a) Subject to the provisions of this Section 3, if PSC at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act, whether or not for sale for its own account (other than pursuant to Section 2 hereof), and the registration form to be used may be used for the registration of Registrable Securities, PSC each such time will give written notice of such proposed filing to SPI as soon as practicable (but in no event less than twenty days before the anticipated filing date), and such notice shall offer SPI the opportunity to include such number of Registrable Securities in the registration as SPI may request (the "Piggyback Registration"); provided that SPI notify PSC of the amount of Registrable Securities to be registered not less than ten days before the anticipated filing date.

                 (b) PSC shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering on the same terms and conditions as any similar securities of PSC included therein. Notwithstanding the foregoing, if the managing underwriter of such registration advises PSC in writing (with a copy to SPI) that, in its opinion, inclusion of the number of Registrable Securities requested to be included in the registration would adversely affect the marketing of the securities to be sold by PSC in such offering, then PSC will include in such registration only the number of Registrable Securities recommended by the managing underwriter that may be included without adversely affecting the marketing of the securities to be sold by PSC in such offering.

4.       Lock-up and Holdback Agreements.

                 (a)      SPI Lock-up.     (i) During the Lock-up Period,
without PSC's written consent, SPI agrees not to effect any public sale or distribution of any of the Registrable Securities except pursuant to an available Piggyback Registration.

                 (ii) If PSC enters into an underwriting agreement in connection with a firm underwritten offering of shares of its Common Stock, SPI will not, if requested by the managing underwriter for such offering and PSC, effect any public sale or distribution of Common Stock during the 1 days prior to, and during the 90-day period beginning on, the effective date of such registration statement.

                 (b) PSC Holdback. If SPI enters into an underwriting agreement in connection with a firm underwritten offering of shares of Registerable Securities (other than in connection with a Piggyback Registration), PSC will not, if requested by the managing underwriter for such offering and SPI, effect any public sale or distribution of any Common Stock or securities convertible into or exchangeable or exercisable for such Common Stock (other than pursuant to a registration statement on Form S-8 or any successor form), during the 10 days before, and during the 90-day period beginning on, the effective date of such registration statement.

5.       Registration Procedures.

                 Whenever SPI has requested that any Registrable Securities be registered pursuant to Sections 2 or 3 hereof, PSC will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such registration, PSC will as expeditiously as possible (provided that nothing contained herein prohibits PSC from abandoning a registration in which SPI has requested to participate pursuant to Section 3 hereof):

                 (a) with regard to a Piggyback Registration and, subject to the provisions of Section 2, with regard to the Shelf Registration, prepare and file with the SEC a registration statement and use its best efforts to cause such filed registration statement to become effective; provided that (i) before filing a Registration Statement or prospectus or any amendments or supplements thereto, PSC will furnish to one counsel selected by SPI copies of all such documents proposed to be filed sufficiently in advance of filing to provides such counsel with a reasonable opportunity to review such documents and coment thereon and (ii), after the filing of the Registration Statement, PSC will promptly notify SPI of any stop order issued or, to the knowledge of PSC, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                 (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to (i) keep the Registration Statement effective for a period which will terminate when all Covered Shares have been sold and
(ii) comply with the provisions of the Securities Act with respect to the disposition of all Covered Shares during such period in accordance with the intended methods of disposition by SPI thereof set forth in the registration statement, including without limitation, such amendments and supplements to the Shelf Registration Statement and related prospectus as may be necessary to permit Covered Shares to be sold pursuant thereto in an underwritten offering;

                 (c) furnish to SPI, before filing the registration statement, if requested, copies of the Registration Statement as proposed to be filed, and thereafter furnish to SPI such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other document as SPI may reasonably request in order to facilitate the disposition of the Covered Shares owned by SPI;

                 (d) use its best efforts to register or qualify the Covered Shares under such other securities or blue sky laws of such jurisdictions in the United States as SPI reasonably (in light of SPI's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable SPI to consummate the disposition in such jurisdictions of its Covered Shares; provided that PSC will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                 (e) use its best efforts to cause the Covered Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of PSC to enable SPI to consummate the disposition of the Covered Shares;

                 (f) notify SPI of the occurrence of an event requiring the preparation of a supplement or amendment to a Registration Statement or a prospectus contained therein so that, as thereafter delivered to the purchasers of such Covered Shares, a Registration Statement or such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to SPI any such supplement or amendment;

                 (g) enter into customary agreements (including an underwriting agreement in customary form if the distribution of the Covered Shares is otherwise to be made in an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Covered Shares;

                 (h) make available for inspection by SPI, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by SPI or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of PSC (collectively, the "Records") as are reasonably necessary to enable them to exercise due diligence, and cause PSC's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement;

                 (i) in the event an offering of Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from PSC's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

                 (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering a period of twelve months, beginning within three months after the effective date of the registration statement;

                 (k) use its best efforts to cause all Covered Shares to be listed on the NASDAQ National Market or listed on each national securities exchange on which the Common Stock is then listed; and

                 (l) provide a transfer agent and registrar for all of the Covered Shares not later than the effective date of such Registration Statement.

6.       Indemnification.

                 (a) Indemnification by PSC. PSC agrees to indemnify and hold harmless SPI, its officers, directors, employees and agents, and each Person, if any, who controls SPI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Covered Shares, in any amendment or supplement thereto, in any preliminary prospectus, or arising out of or based upon any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to PSC by SPI or on SPI's behalf expressly for use therein.

                 (b) Indemnification by SPI. SPI agrees to indemnify and hold harmless PSC, its directors and officers and each party, if any, who controls PSC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from PSC to SPI, but only with respect to information furnished in writing by SPI or on SPI's behalf expressly for use in any Registration Statement or prospectus relating to the Covered Shares, or any amendment or supplement thereto, or any preliminary prospectus.

                 (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) is brought or asserted against any party entitled to indemnification under clauses (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party will assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of all expenses. Such Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party has been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). The Indemnifying Party will not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

7.       Contribution.

                 If for any reason the indemnification provided for in the preceding Sections 6(a) and 6(b) is unavailable to an Indemnified Party as contemplated by those sections, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that SPI will not be required to contribute in an amount greater than the difference between the net proceeds received by SPI with respect to the sale of any Registrable Securities and all amounts already contributed by SPI with respect to such claims.

8.       Participation in Underwritten Registrations.

                 With regard to a Piggyback Registration, SPI may not participate in any underwritten registration hereunder unless SPI (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the parties entitled to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. Notwithstanding the previous sentence, SPI shall not be required to make any representations or warranties to, or make any agreements with, PSC or any underwriter other than representations, warranties or agreements customary for a non-controlling selling shareholder selling shares under similar circumstances. In the event that the Covered Shares included in a Shelf Registrations Statement are to be sold pursuant to an underwritten offering the managing underwriter for such offering shall be a nationally recognized investment banking firm selected by SPI and be reasonably acceptable to PSC.

9.       Rule 144.

                 PSC covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable SPI to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of SPI, PSC will deliver to SPI a written statement as to whether it has complied with such requirements.

10.      Information.

                 PSC may require SPI to promptly furnish in writing to PSC such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

11.      Amended or Supplemented Prospectus.

                 SPI agrees that, upon receipt of any notice from PSC of the happening of any event of the kind described in Section 5(f) hereof, SPI will forthwith discontinue disposition of any Covered Shares pursuant to the registration statement covering such Covered Shares until SPI's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by PSC, SPI will deliver to PSC all copies, other than permanent file copies then in SPI's possession, all prospectuses covering such Covered Shares at the time of receipt of such notice, and shall not effect any transaction with respect to any Covered Shares except pursuant to the supplemented or amended prospectus. In the event PSC gives such notice, PSC will extend the period during which such Registration Statement will be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(f) hereof to the date when

PSC makes available to SPI a prospectus supplemented or amended to conform with the requirements of Section 5(f) hereof.

12.      Registration Expenses.

                 In connection with any registration statement filed pursuant to Section 2 or Section 3 hereof, PSC will pay all registration expenses (the "Registration Expenses"), including but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, subject to the provisions of Section 5(d), (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Covered Shares), (iii) printing expenses, (iv) internal expenses of PSC (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Covered Shares, (vi) fees and disbursements of counsel for PSC and customary fees and expenses for independent certified public accountants retained by PSC (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(i) hereof), (vii) the fees and expenses of any special experts retained by PSC in connection with such registration, and
(viii) reasonable fees and expenses of one law firm (designated by SPI and reasonably acceptable to PSC) acting as counsel for SPI in connection with the registration hereunder; provided, however, PSC will not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Covered Shares (which will be the obligation of SPI) or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of SPI (or any agents who manage its accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

13.      Registration Rights.

                 PSC agrees that it will not enter into any agreement or arrangements which would grant any party a right to participate in any registration that is superior to or in contravention of the rights to participate set forth in this Agreement.

14.  Parties in Interest.

                 All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not, including subsequent holders of Registrable Securities.

15.  Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

                 (a)      if to PSC, at

                          PSC, Inc.
                          675 Basket Road
                          Webster, NY 14580
                          Telephone:  (716) 265-1600
                          Fax: (716) 265-6402
                          Attention: William W. Woodard,
                          Vice-President-Finance

                          with a copy to:

                          Baylor, Brown, Code, Fowler, Vigdor
                            & Wilson, L.L.P.
                          2480 Chase Square
                          Rochester, NY 14604
                          Telephone:  (716) 232-5300
                          Fax: (716) 232-3528
                          Attention: Martin S. Weingarten, Esq.

                 (b)      if to SPI:

                          Spectra-Physics, Inc.
                          108 Webster Building
                          3411 Silverside Road
                          Wilmington, DE 19810
                          Telephone:  (302) 478-4600
                          Fax: (302) 478-8962
                          Attn:  Ms. Barbara Schoenberg

                          with copies to:

                          Spectra-Physics AB
                          Box 5226
                          Sturegatan 32
                          Fourth Floor
                          S-102 45 Stockholm, Sweden
                          Telephone:  011-468-783-0725
                          Fax:    011-468-660-9226
                          Attn:  Mr. Ulf Johansson

                          and

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA 19103
                          Attention:  Carmen J. Romano, Esquire;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

16. Law Governing.

         This agreement shall be governed by and construed in accordance with the laws of the state of New York.

17.  Entire Agreement.

         This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

18.  Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                           SPECTRA-PHYSICS, INC.



                                           ____________________________
                                           By:
                                           Title:


                                           PSC, INC.



                                           ____________________________
                                           By:
                                           Title:

                                  Amendment to
                               Purchase Agreement


SPECTRA-PHYSICS, INC.                          SPECTRA-PHYSICS HOLDING, S.A.
108 Webster Building                                  Avenue de Scandanavie
3411 Silverside Road                                      ZA de Courtaboeuf
Wilmington, DE 19810                                         91940 Les Ulis


                                  July 12, 1996



PSC Inc.
675 Basket Road
Webster, NY 14580

Gentlemen:

                 Reference is made to that certain Asset and Stock Purchase Agreement dated May 20, 1996, by and among PSC Inc., Spectra-Physics, Inc., and Spectra-Physics Holding, S.A. (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

                 This is to confirm our agreement to amend the Purchase Agreement as follows:

                 1) Exhibit D, Terms of Note, to the Purchase Agreement is amended so as to read in its entirety as is set forth on Attachment A hereto.

                 2) Exhibit F, Purchase Price Allocation, to the Purchase Agreement is amended so as to read in its entirety as is set forth on Attachment B hereto.

                 3) In addition to all amounts due under the Purchase Agreements, PSC Inc. shall pay to Seller on the date hereof, as compensation for the delay in the Closing, the amount of $365,173. Such amount shall be treated as an increase in the Purchase Price and shall be wired to the account specified in paragraph 2 of that certain letter regarding the Closing Cash Payment dated the date hereof.

                 4) The number of Escrowed Shares shall be 315,789.

         On behalf of PSC Inc., please confirm that the foregoing correctly sets forth our agreement by signing below.


                                  Sincerely,

                                  SPECTRA-PHYSICS, INC.


                                  By:   /s/ Lennart Rappe
                                       ------------------------------
                                  Name:   Lennart Rappe
                                         ----------------------------
                                  Title:  Auth. Rep.
                                         ----------------------------


                                  SPECTRA-PHYSICS HOLDING, S.A.


                                  By:   /s/ Lennart Rappe
                                       ------------------------------
                                  Name:   Lennart Rappe
                                         ----------------------------
                                  Title:  Auth. Rep.
                                         ----------------------------


The undersigned hereby agrees with the foregoing:


PSC INC.


By:  /s/ William J. Woodard
   ----------------------------
Name:  William J. Woodard
Title: Vice President - Finance

                                  Attachment A

                                                                    EXHIBIT D

                                 TERMS OF NOTE


ISSUER: The Note will be issued by the purchaser of the U.S. Assets and be guaranteed by PSC Inc.


AMOUNT:          U.S. $5,000,000

OPTIONAL         Prepayable in whole or in part at any time without
PREPAYMENT:      premium or penalty

MATURITY:        5 years after Closing Date

AMORTIZATION:    Principal payable in 16 equal consecutive quarterly
                 installments of $312,500 each commencing 15 months after Closing

INTEREST:        Interest payable quarterly at 100 basis points in excess of the rate of interest announced from time to time by CoreStates
                 Bank as its base or prime rate

OTHER: The Note will have the same covenants, events of default, subordination and other provisions as are set forth in the subordinated loan agreement and related note contemplated by the Subordinated Debt Commitment Letters referred to in
                 Section 3.1(q) of the Agreement (the "Subordinated Loan Agreement"); provided that the Note will be subordinated to the indebtedness under the Subordinated Loan Agreement to the same extent that such indebtedness is subordinated to the senior secured bank financing contemplated by the commitment letter between Fleet National Bank and PSC Inc. referred to in
                 Section 3.1(q) of the Agreement.

                                  Attachment B


                                   EXHIBIT F

                           Purchase Price Allocation


                 The Purchase Price shall be allocated as follows:

                          (a)     The Note shall be allocated to the U.S.
                                  Assets.

                          (b) The Buyer Stock shall be allocated to the Shares.

                          (c) The balance of the Purchase Price shall be allocated:

                                  (i)      First, to the Non-Compete Agreement
                                           in the amount of US $5,000,000.

                                  (ii) Next, to the International Assets of each Seller Subsidiary in an amount equal to the Assumed International Liabilities of such Seller
                                           Subsidiary plus 105% (150% in the
                                           case of Spectra-Physics GmbH) of the
                                           aggregate net book value of the
                                           International Assets and Assumed
                                           International Liabilities of such
                                           Seller Subsidiary (i.e., book value
                                           of such assets minus liabilities) at
                                           the Closing Date, in each case as
                                           reflected in the Closing Date
                                           Balance Sheet; provided, however,
                                           that the premium over book value in
                                           the case of Spectra-Physics S.r.l.
                                           shall equal US $300,000.

                              (iii) Next, to the TxCom Shares and the TxCom Rights, in an amount equal to US $14,050,000.

                              (iv)         Lastly, to the Shares.

                 Within 30 days after the determination of the Closing Date Balance Sheet, Scanning shall prepare and submit to Seller and Buyer a statement allocating the Purchase Price, which statement shall be prepared in accordance with the allocation set forth above.